UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Rule 14a-101)
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
  Preliminary Proxy Statement
☐
  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒
  Definitive Proxy Statement
☐
  Definitive Additional Materials
☐
  Soliciting Material Pursuant to §240.14a-12
PEPCO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
  No fee required.
☒
  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)
  Title of each class of securities to which transaction applies:
  Common Stock, $0.01 par value

(2)
  Aggregate number of securities to which transaction applies:
  253,666,978 shares of Pepco Holdings, Inc. common stock (including 90,275 shares of restricted stock, 2,077,251 shares of common stock issuable pursuant to outstanding time-based and performance-based restricted stock units (at target) and 84,861 common stock equivalents under various Pepco Holdings, Inc. deferred compensation plans and arrangements)

(3)
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  Solely for the purpose of calculating the filing fee, the per unit price is $27.25, which is equal to the per share cash consideration to be paid in the merger described herein.

(4)
  Proposed maximum aggregate value of transaction:
  $6,912,425,147

(5)
  Total fee paid:
  $890,320.36. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying 0.0001288 by the proposed maximum aggregate value of the transaction of $6,912,425,147.

☒
  Fee paid previously with preliminary materials.
☐
  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)
  Amount Previously Paid:

(2)
  Form, Schedule or Registration Statement No.:

(3)
  Filing Party:

(4)
  Date Filed:

PROPOSED MERGER TRANSACTION WITH EXELON CORPORATION—YOUR VOTE IS VERY IMPORTANT
August 12, 2014
Dear Fellow Stockholder:
Pepco Holdings, Inc. has entered into an Agreement and Plan of Merger, dated as of April 29, 2014, as amended and restated on July 18, 2014, referred to as the Merger Agreement, with Exelon Corporation and Purple Acquisition Corp. Under the Merger Agreement, Exelon will acquire Pepco Holdings through a merger in which you will be entitled to receive $27.25 in cash, without interest, for each outstanding share of Pepco Holdings common stock that you own. This transaction is referred to as the Merger.
You are cordially invited to attend a special meeting of our common stockholders, to be held at the Delmarva Power Conference Center, located at 4100 South Wakefield Drive, Newark, Delaware 19702, on Tuesday, September 23, 2014, at 10:00 a.m., Eastern time. Please note that the doors will open to the public at 9:15 a.m., Eastern time. At the special meeting, the common stockholders will be asked to consider and vote upon the following proposals:
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  Adoption of the Merger Agreement;
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  Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the named executive officers of Pepco Holdings in connection with the completion of the Merger; and
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  Approval of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the adjournment to adopt the Merger Agreement.
The Board of Directors of Pepco Holdings has unanimously determined that the Merger and the other transactions contemplated thereby are fair to, and in the best interests of, Pepco Holdings and its stockholders, and has approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors of Pepco Holdings unanimously recommends that the common stockholders of Pepco Holdings vote “FOR” each of the foregoing proposals. Approval of the proposal to adopt the Merger Agreement is necessary to complete the Merger. The proposal to adopt the Merger Agreement requires the approval of the holders of a majority of the shares of Pepco Holdings’ common stock that are outstanding and entitled to vote thereon.
Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card or voting instruction form in the accompanying prepaid reply envelope, or submit your proxy or voting instructions by telephone or the Internet. The failure to vote will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement.
A copy of the Merger Agreement is attached as Annex A to the proxy statement. I encourage you to read carefully the proxy statement, including its annexes, in its entirety.
If you have any questions or need assistance voting your shares of Pepco Holdings common stock, please contact AST Phoenix Advisors, our proxy solicitor, by calling toll-free at (877) 732-3621. Intermediaries may call collect at (212) 493-3910.
Sincerely,

Joseph M. Rigby
Chairman, President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosure of this document. Any representation to the contrary is a criminal offense.

Notice of Special Meeting of Common Stockholders
September 23, 2014
10:00 a.m.
To the Common Stockholders of Pepco Holdings, Inc.:
A special meeting of the common stockholders of Pepco Holdings, Inc., a Delaware corporation (“PHI”), will be held at 10:00 a.m., Eastern time, on Tuesday, September 23, 2014 (the doors will open to the public at 9:15 a.m., Eastern time), at the Delmarva Power Conference Center, located at 4100 South Wakefield Drive, Newark, Delaware 19702, for the following purposes:
1.
  To adopt the Agreement and Plan of Merger, dated as of April 29, 2014, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014 (the “Merger Agreement”), among PHI, Exelon Corporation, a Pennsylvania corporation (“Exelon”), and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Exelon (“Merger Sub”), whereby Merger Sub will be merged with and into PHI, with PHI being the surviving corporation (the “Merger”).
2.
  To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of PHI in connection with the completion of the Merger.
3.
  To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at that time to approve the proposal to adopt the Merger Agreement.
Your vote is very important. We cannot consummate the Merger unless the proposal to adopt the Merger Agreement receives the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote thereon.
Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card or voting instruction form in the accompanying prepaid reply envelope or submit your proxy or voting instructions by telephone or the Internet prior to the special meeting to ensure that your shares of common stock of PHI will be represented and voted at the special meeting if you are unable to attend. Failure to return your proxy card or voting instruction form, or failure to submit your proxy or voting instructions by phone or the Internet, will result in your shares of common stock of PHI not being counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. For more information concerning the special meeting, the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement, please review the accompanying proxy statement and the copy of the Merger Agreement attached as Annex A thereto.
All common stockholders at the close of business on Monday, August 11, 2014, the record date with respect to the special meeting, are entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting.
If you plan to attend the meeting in person, you must obtain an admission ticket in advance. For more details on our admission procedures, please refer to pages 22 to 23 of the accompanying proxy statement.
The Board of Directors of PHI has unanimously approved the Merger Agreement and has submitted it to the common stockholders of PHI for consideration and adoption at the special meeting. The Board of Directors unanimously recommends that you vote “FOR” each of the foregoing proposals.
Any stockholder of PHI who does not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of such stockholder’s shares of common stock of PHI if such stockholder delivers a demand for appraisal before the vote is taken on the Merger Agreement and complies with all the other requirements of Delaware law, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex F to the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY OR VOTING INSTRUCTIONS PREVIOUSLY SUBMITTED.
By order of the Board of Directors,

Jane K. Storero
Vice President and Secretary
August 12, 2014
Washington, D.C.
This proxy statement is first being sent or given to our common stockholders on or about August 15, 2014.

ANNEXES

Annex A	Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014
Annex B	Opinion of Lazard Frères & Co. LLC, dated as of April 29, 2014
Annex C	Opinion of Morgan Stanley & Co. LLC, dated as of April 29, 2014
Annex D	Subscription Agreement, dated as of April 29, 2014
Annex E	Certificate of Designation of Series A Non-Voting Non-Convertible Preferred Stock of Pepco Holdings, Inc., as filed with the Secretary of State of Delaware on April 30, 2014
Annex F	Section 262 of the General Corporation Law of the State of Delaware

ii

SUMMARY TERM SHEET
This summary highlights selected information that is contained elsewhere in this proxy statement. It does not contain all of the information that may be important to you with regard to the proposed Merger and your voting rights in connection with the proposed Merger. Accordingly, you should read carefully this proxy statement in its entirety, including its annexes, as well as the other documents referred to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement (excluding exhibits) without charge by following the instructions under “Where You Can Find More Information” on page 90. Parenthetical page references have been included to direct you to a more complete description of the topics presented in this summary.
This proxy statement and a proxy card are first being sent or given on or about August 15, 2014 to stockholders as of the close of business on August 11, 2014. Unless the context requires otherwise, the term “stockholder” or “stockholders” throughout this proxy statement refers to a holder of our common stock, and the term “Pepco Holdings,” “PHI,” “we,” “us” or “our” refers to Pepco Holdings, Inc., a Delaware corporation.
Parties to the Merger (pages 17-18)

PHI
We are a holding company that, through our regulated public utility subsidiaries, is engaged primarily in the transmission, distribution and default supply of electricity, and, to a lesser extent, the distribution and supply of natural gas. We distribute electricity to approximately 1.9 million customers in the District of Columbia, Maryland, Delaware, and southern New Jersey, and natural gas to approximately 127,000 customers in northern Delaware. We had approximately $4.7 billion in revenues for the fiscal year ended December 31, 2013 and $2.4 billion in revenues for the six months ended June 30, 2014.
Our principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000. Shares of our common stock trade on the New York Stock Exchange, or NYSE, under the ticker symbol “POM.”
Exelon
Exelon is a utility services holding company engaged through its principal subsidiaries in the energy generation and energy delivery businesses. Through its regulated utility subsidiaries, Exelon distributes electricity to approximately 6.6 million customers in northern Illinois, southeastern Pennsylvania, and central Maryland, and natural gas to approximately 1.2 million customers in southeastern Pennsylvania and central Maryland. Exelon had approximately $24.9 billion in revenues for the fiscal year ended December 31, 2013 and $13.3 billion in revenues for the six months ended June 30, 2014.
Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is (312) 394-7398. Shares of Exelon common stock trade on the NYSE under the ticker symbol “EXC.”
Merger Sub
Merger Sub was incorporated in Delaware in April 2014. Merger Sub is an indirect, wholly-owned subsidiary of Exelon that was formed for the sole purpose of effecting the Merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Merger. Upon completion of the Merger, Merger Sub will cease to exist as a separate entity.
Merger Sub’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is (312) 394-7398.
The Merger (pages 25-58)

The Merger Agreement provides that, upon satisfaction or waiver of the conditions to the Merger, Merger Sub will merge with and into PHI, and PHI will become an indirect, wholly-owned subsidiary of Exelon. PHI will be the surviving corporation in the Merger, which we refer to as the Surviving Corporation. As a result of the Merger, PHI will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. Following completion of the Merger, all capital stock of the Surviving Corporation will be indirectly held by Exelon.
•
  Merger Consideration.   In the Merger, each outstanding share of our common stock (other than certain excluded shares)

will be converted into the right to receive an amount in cash equal to $27.25 per share, which we refer to as the Per Share Merger Consideration, without interest and less any applicable withholding taxes. See “The Merger—Merger Consideration” beginning on page 25, for further details regarding the Per Share Merger Consideration.
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  Non-Voting Preferred Stock Redemption Mechanism.   In connection with the Merger, we entered into a subscription agreement with Exelon, pursuant to which we issued to Exelon on April 30, 2014, 9,000 shares of Series A non-voting, non-convertible and non-transferable preferred stock, par value $0.01 per share, which we refer to as Series A preferred stock, for a purchase price of $90 million, which is $10,000 per share of Series A preferred stock. Pursuant to the subscription agreement, Exelon also committed to purchase 1,800 shares of Series A preferred stock for a purchase price of $18 million, at the end of each 90-day period following the date of the subscription agreement, up to a maximum aggregate of 18,000 shares and for a maximum aggregate consideration of $180 million, subject to certain conditions. The Series A preferred stock is entitled to receive a cumulative, non-participating cash dividend of 0.1% per year, payable quarterly when, as and if declared by our Board of Directors, referred to as our Board or the Board.
We and Exelon have agreed that the transactions contemplated by the subscription agreement were and are being entered into for purposes of effecting the payment of the termination fee described in the next paragraph to us or, as applicable, the return of such fee to Exelon. See “The Merger Agreement—Subscription Agreement and Preferred Stock” beginning on page 60, for further details regarding the subscription agreement and the preferred stock.
In the circumstances described in the section entitled “The Merger Agreement—Termination Fee Payable by Exelon,” we have a right to redeem all outstanding Series A preferred stock on the date of the applicable Merger Agreement termination for $0.01 per share. If the Merger Agreement is terminated for any other reason, we will be required to redeem all of our outstanding Series A preferred stock held by Exelon for $10,000 per share, plus any accrued and unpaid dividends on such Series A preferred stock. See “The Merger Agreement—Termination Fee Payable by Exelon” beginning on page 76, for further details regarding this redemption mechanism.
•
  Consequences If the Merger Is Not Completed.   If the Merger is not completed, whether because the Merger Agreement is not adopted by our stockholders or for any other reason, we will remain an independent public company, and our common stock will continue to be listed and traded on the NYSE. Under specified circumstances, we may be required to pay to Exelon, or be entitled to receive from Exelon, a fee with respect to the termination of the Merger Agreement. Under specified circumstances, we also may be obligated to reimburse Exelon and its affiliates for their reasonable and documented out-of-pocket fees and expenses, or be entitled to receive reimbursement from Exelon for our reasonable and documented out-of-pocket fees and expenses, which in each case are incurred in connection with the Merger and as described under “The Merger Agreement—Termination Fee Payable by PHI” and “The Merger Agreement—Termination Fee Payable by Exelon” beginning on page 75.
The Special Meeting (pages 19-24)

The special meeting of our stockholders will be held at the Delmarva Power Conference Center, located at 4100 South Wakefield Drive, Newark, Delaware 19702, on Tuesday, September 23, 2014 at 10:00 a.m., Eastern time. The doors will open to the public at 9:15 a.m., Eastern time. At the special meeting, our stockholders will be asked to take the following actions:
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  approve a proposal to adopt the Merger Agreement, which we refer to as the Merger Proposal;
•
  approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the completion of the Merger, which we refer to as the Merger Compensation Proposal; and
•
  approve an adjournment of the special meeting, if submitted for a vote, to solicit additional proxies if there are not sufficient votes at the time of the adjournment to adopt the Merger Agreement, which we refer to as the Adjournment Proposal.
See “The Special Meeting,” beginning on page 19, for additional information.
Recommendation of Our Board (page 32-34)

Our Board, after considering the factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of Our Board” beginning on page 32, and after consulting with its legal and financial advisors, has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. Our Board has determined that the Merger is fair to, and in the best interests of, PHI and our stockholders, and therefore unanimously recommends that you vote:
•
  “FOR” the Merger Proposal,
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  “FOR” the Merger Compensation Proposal, and
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  “FOR” the Adjournment Proposal.
In certain circumstances and subject to certain conditions set forth in the Merger Agreement, our Board may change its recommendation with respect to the Merger Proposal. For a more complete discussion of the recommendations of our Board and its reasons for approving the Merger Agreement and the circumstances under which our Board may change its recommendation with respect to the Merger Proposal, see the section entitled “The Merger—Reasons for the Merger; Recommendation of Our Board” beginning on page 32.
Opinions of Financial Advisors (pages 34-46)

Opinion of Lazard Frères & Co. LLC (see page 34 and Annex B)
Lazard Frères & Co. LLC, which we refer to as Lazard, was retained by PHI to act as its financial advisor in connection with the proposed Merger. On April 29, 2014, Lazard rendered its written opinion, consistent with its oral opinion rendered on the same date, to our Board that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Lazard as set forth in its written opinion, the Per Share Merger Consideration to be paid to our stockholders (other than to holders of certain excluded shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders.
The full text of Lazard’s written opinion to our Board, dated April 29, 2014, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex B. The foregoing summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Lazard’s opinion, this section and the summary of Lazard’s opinion below carefully and in their entirety. Lazard’s engagement and its opinion were for the benefit of our Board (in its capacity as such), and Lazard’s opinion was rendered to our Board in connection with its evaluation of the Merger and addressed only the fairness as of the date of the opinion, from a financial point of view, to holders of PHI common stock (other than the excluded holders) of the consideration to be paid to such holders in the Merger. Lazard’s opinion was not intended to, and does not, constitute advice or a recommendation as to how any stockholder should vote at the special meeting or take any other action with respect to the Merger.
Opinion of Morgan Stanley & Co. LLC (see page 42 and Annex C)
Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, was retained by our Board to act as its financial advisor in connection with the proposed Merger. On April 29, 2014, Morgan Stanley rendered its written opinion, consistent with its oral opinion rendered on the same date, to our Board that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the Per Share Merger Consideration to be received by our stockholders (other than to holders of certain excluded shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders.
The full text of Morgan Stanley’s written opinion to our Board, dated April 29, 2014, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex C. The foregoing summary of Morgan Stanley’s opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion, this section and the summary of Morgan Stanley’s opinion below carefully and in their entirety. Morgan Stanley’s engagement and its opinion were for the benefit of our Board, in its capacity as such, and addressed only the fairness from a financial point of view of the Per Share Merger Consideration to be received by our stockholders (other than holders of certain excluded shares) pursuant to the Merger Agreement as of the date of the opinion and did not address any other aspects or implications of the Merger. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how such stockholder should vote at any stockholders’ meeting to be held in connection with the Merger or take any other action with respect to the Merger.
Treatment of Common Stock, Preferred Stock and Equity-Based Awards (pages 61-62)

Common Stock
At the time that a certificate of merger with respect to the Merger is filed with the Secretary of State of the State of Delaware or at such other time as we and Exelon agree and as specified in the certificate of merger, which is referred to as the Effective Time, each share of our common stock issued and outstanding immediately prior thereto (other than certain excluded shares) will be converted into the right to receive the Per Share Merger Consideration, without interest.
Preferred Stock
At the Effective Time, each share of Series A preferred stock issued and outstanding at the Effective Time will remain outstanding following the Effective Time.
Equity-Based Awards
The Merger Agreement provides for the following treatment as of the Effective Time of the restricted stock units, or RSUs, and other equity-based awards made under our stock incentive and other employee benefit plans:
RSUs Vesting Based Solely on Continued Service
At the Effective Time, each outstanding RSU that vests based solely on the continued service of the holder, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash. For RSUs granted on or prior to April 29, 2014, the date the Merger Agreement was originally executed by all parties thereto, the amount of cash will be equal to the product of the number of RSUs multiplied by the Per Share Merger Consideration. For RSUs granted after April 29, 2014 and outstanding as of the Effective Time, the amount as so determined will be prorated based on the number of days elapsed from the grant date (or, in the case of grants made in 2015, January 1, 2015) through the closing date of the
Merger relative to 1,095 days (or, with respect to director awards having a one-year retention period (which were paid as part of our directors’ annual retainer), 365 days).
RSUs Vesting Based on Achievement of Performance Objectives
At the Effective Time, each outstanding RSU that vests in whole or in part based on the achievement of performance objectives, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash. For RSUs granted on or prior to April 29, 2014 (including RSUs required to be granted pursuant to an agreement in place as of that date), the amount of cash will be equal to the product of the total number of shares of common stock subject to the RSU immediately prior to the Effective Time determined based on achievement of applicable performance objectives at the greater of (i) actual performance as reasonably determined by the Compensation/Human Resources Committee of our Board prior to the Effective Time or (ii) the target level of 100%, multiplied by the Per Share Merger Consideration. For RSUs granted after April 29, 2014 (other than RSUs required to be granted pursuant to an agreement in place as of that date) and outstanding as of the Effective Time, the amount as so determined will be prorated based on the number of days elapsed from the grant date (or, in the case of grants made in 2015, January 1, 2015) through the closing date relative to 1,095 days (or, with respect to awards having a one-year performance period, 365 days).
Other Equity-Based Awards
At the Effective Time, each right of any kind, whether vested or unvested, to receive shares of our common stock or benefits measured by the value of such shares, and each award of any kind consisting of such shares that may be held, awarded, outstanding, payable, or reserved for issuance under our stock or benefit plans, other than the RSUs described above, will be cancelled and converted into the right of the holder to receive an amount in cash equal to the product of the number of our shares subject to the award immediately prior to the Effective Time determined, without proration, and, if performance-based, based on achievement of applicable performance objectives at the greater of (i) actual performance as reasonably determined by the Compensation/Human Resources Committee of our Board prior to the Effective Time or (ii) the target level of 100%, multiplied by the Per Share Merger Consideration (or if the award provides for payments to the extent the value of such shares exceeds a specified reference or exercise price, the amount, if any, by which the Per Share Merger Consideration exceeds the reference or exercise price). See “The Merger—Interests of Our Directors and Executive Officers in the Merger” for additional information.
Material U.S. Federal Income Tax Consequences of the Merger (pages 55-57)

The exchange of shares of our common stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55) for U.S. federal income tax purposes. Stockholders who are U.S. holders and who exchange their shares of our common stock in the Merger for cash will generally recognize a capital gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and their adjusted tax basis in their shares of our common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the Merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.
Interests of Our Directors and Executive Officers in the Merger (pages 48-52)

In considering the recommendation of our Board with respect to the proposed Merger, you should be aware that our executive officers and directors may have certain interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by our stockholders. These interests include, but are not limited to, the following:
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  accelerated vesting and cash-out of stock-based awards (including all of our RSUs, whether based solely on continued service or achievement of performance objectives) based on the Per Share Merger Consideration; and
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  pursuant to our Amended and Restated Change-in-Control / Severance Plan for Certain Executive Employees, or the CIC Severance Plan, and our 2014 Management Employee Severance Plan, or the Management Severance Plan, the payment of severance obligations upon certain terminations of employment that may occur in connection with or following the Merger.
For further information with respect to the arrangements between us and our directors and executive officers, see the information included under “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 48 and “Merger Compensation Advisory Vote” beginning on page 78.
No Solicitation (pages 66-68)

The Merger Agreement provides that from April 29, 2014 until the Effective Time, we are not permitted to, directly or indirectly, initiate, solicit or encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal from any person, or engage in discussions or negotiations regarding, or to provide any non-public information to any person relating to, or that could reasonably be expected to lead to, any acquisition proposal. Notwithstanding these restrictions, under certain circumstances, we may, prior to the time the Merger Agreement is adopted by our stockholders, respond to a written acquisition proposal or engage in discussions or negotiations with the person making such an acquisition proposal. At any time before the Merger Agreement is adopted by our stockholders, we may terminate the Merger Agreement to enter into an alternative acquisition agreement (defined as any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal, other than certain confidentiality agreements) with respect to a superior proposal, so long as we comply with certain terms of the Merger Agreement, including negotiating revisions to the terms of the Merger Agreement with Exelon (to the extent Exelon desires to negotiate) for a period of three business days prior to taking action and paying a termination fee to Exelon. See “The Merger Agreement—No Solicitation” beginning on page 66 and “The Merger Agreement—Termination Fee Payable by PHI” beginning on page 75.
Conditions to the Merger (pages 72-73)

The respective obligations of PHI, Exelon and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the following:
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  adoption of the Merger Agreement by our stockholders;
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  receipt of certain regulatory approvals;
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  the absence of any legal prohibitions or a burdensome regulatory condition;
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  the accuracy of the representations and warranties of the parties; and
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  compliance by the parties with their respective obligations under the Merger Agreement.
See “The Merger Agreement—Conditions to the Merger” beginning on page 72.
Termination of the Merger Agreement (pages 73-74)

General
The Merger Agreement may be terminated and the Merger abandoned under the following circumstances:
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  by mutual written consent by us and Exelon at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by our stockholders;
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  by either Exelon or us, at any time prior to the Effective Time, as follows:
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  the Merger has not been consummated by July 29, 2015 (subject to extension until October 29, 2015 if all required regulatory approvals have not been obtained by that date), whether such date is before or after the adoption of the Merger Agreement by our stockholders; provided that this termination right will not be available to us if we or our Board has effected a change of recommendation or has given a change of recommendation notice to Exelon, or our Board has authorized us to enter into an alternative acquisition agreement with respect to a superior proposal;
•
  our stockholders have not adopted the Merger Agreement at the special meeting;
•
  an order permanently enjoining or otherwise prohibiting the consummation of the Merger has become final and non-appealable; or
•
  the other party breaches a representation, warranty, covenant or agreement made by it (or, in the case of Exelon, by it or Merger Sub) in the Merger Agreement or any such representation and warranty becomes untrue after April 29, 2014, such that the condition to the closing of the Merger relating to the accuracy of the representations, warranties or covenants would fail to be true, and the breach or failure to be true cannot be cured, or if curable, is not cured prior to the earlier of (i) 30 calendar days after written notice is given by the non-breaching party and (ii) two business days prior to the termination date.
•
  by us at any time prior to the adoption of the Merger Agreement by our stockholders if (i) our Board authorizes us, subject to compliance with the Merger Agreement, to enter into an alternative acquisition agreement with respect to a superior proposal and we have notified Exelon, (ii) concurrently with the termination of the Merger Agreement, we enter into an alternative acquisition agreement with respect to that superior proposal and (iii) prior to or concurrently with such termination, we pay Exelon the termination fee discussed under “The Merger Agreement—Termination Fee Payable by PHI” beginning on page 75.
•
  by Exelon at any time prior to the Effective Time if our Board (i) has made a change of recommendation, (ii) has delivered a change or recommendation notice or (iii) has authorized us to enter into an alternative acquisition agreement with respect to a superior proposal.
Termination Fees
Termination Fee Payable by PHI
Under certain circumstances involving an alternative acquisition proposal or a change of recommendation by our Board, we may be required to pay Exelon a termination fee of up to $293 million plus up to $40 million for documented out-of-pocket expenses incurred by Exelon or Merger Sub in connection with the Merger Agreement. If the Merger Agreement is terminated by either Exelon or us because our stockholders do not adopt the Merger Agreement or in specified circumstances involving an alternative acquisition proposal, we will be obligated to pay Exelon or Merger Sub up to $40 million in documented out-of-pocket expenses incurred in connection with the Merger Agreement, but in certain circumstances these expenses will be credited against payment of the required termination fee. See “The Merger Agreement—Termination Fee Payable by PHI,” beginning on page 75, for additional information.
Termination Fee Payable by Exelon
We and Exelon have agreed that the transactions contemplated by the subscription agreement were and are being entered into for purposes of effecting the payment of the Exelon termination fee of up to $180 million to us (or, as applicable, the return of such termination fee to Exelon) based on the occurrence of certain events. If the Merger Agreement is terminated under certain circumstances, including (i) where there has been a failure to obtain the required regulatory approvals or (ii) a termination of the Merger Agreement by us due to Exelon’s failure to comply with its obligations related to certain regulatory matters and regulatory commitments under the Merger Agreement, and in each case above specified conditions to closing of the Merger have been satisfied or waived at the time of such termination, we will have a right to redeem for $0.01 per share all of Exelon’s shares of Series A preferred stock in PHI outstanding on the date of the applicable Merger Agreement termination. In addition, under such circumstances, Exelon will pay us up to $40 million for documented out-of-pocket expenses that we incurred in connection with the Merger Agreement.
If the Merger Agreement is terminated for any other reason, we will be required to redeem all of Exelon’s shares of Series A preferred stock in PHI for an aggregate amount equal to the price paid by Exelon to purchase the Series A preferred stock plus any dividends accrued and unpaid on such stock.
See “The Merger Agreement—Termination Fee Payable by Exelon,” beginning on page 76, for additional information.
Regulatory Approvals (pages 53-55)

To complete the Merger, we and Exelon must obtain approvals or consents from, or make filings with, a number of U.S. federal and other public utility commissions, and regulatory authorities. The material regulatory approvals, consents and filings include the following:
•
  the expiration or early termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, and its related rules and regulations;
•
  authorization from Federal Energy Regulatory Commission, or FERC, under the Federal Power Act, or the FPA;
•
  approval from the Delaware Public Service Commission, or the DPSC;
•
  approval from the District of Columbia Public Service Commission, or the DCPSC;
•
  approval from the Maryland Public Service Commission, or the MPSC;
•
  approval from the New Jersey Board of Public Utilities, or the NJBPU;
•
  approval from the Virginia State Corporation Commission, or the VSCC; and
•
  approval from the Federal Communications

Commission, or FCC, for the transfer of control over certain FCC licenses for private internal communications held by certain of our subsidiaries.
We and Exelon have made or intend to make various filings and submissions for the above-mentioned authorizations and approvals. We will seek to complete the Merger with Exelon by the third quarter of 2015. Although we believe that we and Exelon will receive the required consents and approvals described above to complete the Merger, we cannot give any assurance as to the timing of these consents and approvals or as to Exelon’s or our ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary). We also cannot ensure that we will obtain such consents or approvals on terms and conditions satisfactory to us and Exelon. See “The Merger—Regulatory Approvals,” beginning on page 53, for additional information about these matters.
Legal Proceedings Related to the Merger (page 57)

In connection with the proposed Merger, as of July 21, 2014, thirteen lawsuits were filed in the Court of Chancery of the State of Delaware. The lawsuits were filed against PHI, Exelon, Merger Sub and members of our Board. On June 11, 2014, one of the thirteen cases was dismissed voluntarily, and the Court of Chancery separately entered an order consolidating the remaining twelve cases and appointing lead plaintiffs in the consolidated action.
The complaints generally allege, among other things, that the members of our Board breached their fiduciary duties by, among other things, conducting an allegedly inadequate sale process and agreeing to the
Merger at a price that allegedly undervalues PHI, and that Exelon, PHI and Merger Sub aided and abetted those supposed breaches of duty. The complaints seek various remedies, including an injunction against the Merger and monetary damages, including attorneys’ fees and expenses.
All defendants deny any wrongdoing in connection with the proposed Merger and plan to vigorously defend against all pending claims.
See “The Merger—Legal Proceedings Related to the Merger” on page 57, for additional information about these matters.
Delisting and Deregistration of Common Stock (page 58)

If the Merger is completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will no longer be required under Sections 13 or 14 of the Exchange Act to file periodic reports and proxy and information statements with the Securities and Exchange
Commission, or the SEC, on account of our common stock. We currently expect that, after the Effective Time, we and our utility subsidiaries will continue to file annual, quarterly and current reports with the SEC pursuant to Section 15(d) of the Exchange Act with respect to publicly issued debt of PHI and our utility subsidiaries.
Appraisal Rights Under Delaware Law (pages 82-84)

Under the General Corporation Law of the State of Delaware, or the DGCL, our stockholders that do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares of common stock in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Per Share Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to us before the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of adoption of the Merger Agreement. Failure to follow the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek promptly the advice of your own legal and financial advisors. See “Appraisal Rights Under Delaware Law,” beginning on page 82, as well as Annex F, for additional information about these matters.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary Term Sheet” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement (excluding exhibits) without charge by following the instructions under “Where You Can Find More Information” beginning on page 90.
Q.
  What is the proposed Merger and what effect will it have on PHI?
A.
  The proposed Merger is the acquisition of PHI by Exelon and Merger Sub, an indirect, wholly-owned subsidiary of Exelon, pursuant to the Merger Agreement, whereby Merger Sub will be merged with and into PHI with PHI being the surviving corporation. If the proposal to adopt the Merger Agreement is approved by our stockholders and the other closing conditions set forth in the Merger Agreement have been satisfied or waived, and the Merger is consummated, PHI will become an indirect, wholly-owned subsidiary of Exelon. Following the Merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer be required under Sections 13 or 14 of the Exchange Act to file periodic reports and proxy and information statements with the SEC on account of our common stock. We currently expect that, after the Effective Time, we and our utility subsidiaries will continue to file annual, quarterly and current reports with the SEC pursuant to Section 15(d) of the Exchange Act with respect to publicly issued debt of PHI and our utility subsidiaries.
Q.
  What will I receive if the Merger is completed?
A.
  Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $27.25 in cash, without interest, less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of our common stock, you will receive $2,725.00 in cash in exchange for your shares of our common stock, less any applicable withholding taxes. In connection with the Merger, you will not own any shares of the capital stock in the Surviving Corporation.
Q.
  How does the Per Share Merger Consideration compare to the market price of our common stock prior to the announcement of the Merger?
A.
  The Per Share Merger Consideration represents a premium of approximately 19.6% to the closing price of our common stock on April 29, 2014, the last trading day prior to the public announcement of the proposed Merger. The Per Share Merger Consideration represents a premium of approximately 29.5% to our 20-day volume-weighted average share price as of April 25, 2014, the third business day prior to the public announcement on April 30, 2014 of the proposed Merger.
Q.
  When do you expect the Merger to be completed?
A.
  We are working to consummate the Merger as soon as possible. Assuming timely receipt of all required regulatory approvals and the satisfaction of other closing conditions, including approval by our stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be completed by the third quarter of 2015.
Q.
  What happens if the Merger is not completed?
A.
  If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, you will not receive any payment for your shares in connection with the Merger. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on the NYSE. Under specified circumstances, we may be required to pay to Exelon, or be entitled to receive from Exelon, a fee with respect to the termination of the Merger Agreement, and/or to reimburse Exelon and its affiliates for their reasonable and documented out-of-pocket fees and expenses, or be entitled to receive reimbursement from Exelon for reasonable and documented out-of-pocket fees and expenses incurred by us in connection with the Merger, as described under “The Merger Agreement—Termination Fee Payable by PHI,” beginning on page 75, and “The Merger Agreement—Termination Fee Payable by Exelon,” beginning on page 76.

Q.
  What conditions must be satisfied to complete the Merger?
A.
  We, Exelon and Merger Sub are not required to complete the Merger unless a number of conditions are satisfied or waived. These conditions include, among others: (i) receipt of approval by our stockholders of the adoption of the Merger Agreement; (ii) receipt of applicable approvals of FERC, the FCC and certain public utility commissions, and the expiration or termination of any waiting periods applicable to the consummation of the Merger under these approvals and the HSR Act; (iii) these applicable approvals do not, individually or in the aggregate, impose terms, conditions or sanctions that constitute a Burdensome Condition as defined under the Merger Agreement; (iv) the absence of any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger; (v) our and each of Exelon’s and Merger Sub’s representations and warranties under the Merger Agreement being true and correct, subject to applicable materiality standards; (vi) each of us, Exelon and Merger Sub having performed in all material respects our and their respective obligations under the Merger Agreement; and (vii) each of us, Exelon and Merger Sub having delivered an officer’s certificate certifying that all of the above conditions with respect to the representations and warranties and performance of obligations have been satisfied.
For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the Merger, see “The Merger Agreement—Conditions to the Merger” beginning on page 72.
Q.
  Is the Merger expected to be taxable to me?
A.
  Yes. The exchange of shares of our common stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” on page 55) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of our common stock in the Merger for cash, you will generally recognize a capital gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the Merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.
Q.
  Why am I receiving this proxy statement and proxy card or voting instruction form?
A.
  You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock as of the close of business on Monday, August 11, 2014. This proxy statement describes matters relating to the Merger on which you as a stockholder are entitled to vote and provides information to assist you in deciding how to vote your shares with respect to such matters.
Q.
  When and where is the special meeting?
A.
  The special meeting of our stockholders will be held on Tuesday, September 23, 2014 at 10:00 a.m., Eastern time, at the Delmarva Power Conference Center, located at 4100 South Wakefield Drive, Newark, Delaware 19702. The doors will open to the public at 9:15 a.m., Eastern time.
Q.
  What am I being asked to vote on at the special meeting?
A.
  You are being asked to consider and vote on the Merger Proposal, the Merger Compensation Proposal, and the Adjournment Proposal.
Q.
  How does our Board recommend that I vote?
A.
  Our Board recommends that you vote “FOR” approval of the Merger Proposal, “FOR” approval of the Merger Compensation Proposal and “FOR” approval of the Adjournment Proposal.
Q.
  Why am I being asked to consider and vote on the Merger Compensation Proposal?
A.
  Under SEC rules, we are required to conduct a non-binding, advisory vote of stockholders regarding the compensation that may be paid or become payable to our named executive officers in connection with the completion of the Merger.

Q.
  What will happen if our stockholders do not approve the Merger Compensation Proposal?
A.
  Approval of the Merger Compensation Proposal is not a condition to completion of the Merger. The vote is advisory and will not be binding on us or on Exelon. Therefore, if the Merger Agreement is adopted by our stockholders and the Merger is completed, the compensation that is the subject of the Merger Compensation Proposal, which includes amounts we are contractually obligated to pay, could still be paid regardless of the outcome of the advisory vote.
Q.
  Do any of our directors or executive officers have interests in the Merger that differ from or are in addition to my interests as a stockholder?
A.
  In considering the recommendation of our Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and approving the Merger, and in recommending that the Merger Agreement be adopted by our stockholders. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 48 and “Merger Compensation Advisory Vote” beginning on page 78.
Q.
  Who can vote at the special meeting?
A.
  All of our stockholders of record as of the close of business on August 11, 2014, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each stockholder is entitled to cast one vote on each matter properly brought before the special meeting for each share of our common stock owned by such holder at the close of business on the record date. As of the close of business on the record date, there were 251,555,807 outstanding shares of our common stock.
Q.
  What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.
  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and you can attend the meeting and vote in person. You can also vote your shares by proxy without attending the meeting in any of the ways specified in “The Special Meeting—Voting and Proxies—How to Vote Shares Registered in Your Own Name.”
If your shares are held by a brokerage firm, trustee, bank, other financial intermediary or nominee, referred to as an intermediary, you are considered the beneficial owner of shares held in “street name,” and the intermediary is considered the stockholder of record with respect to these shares.
Q.
  If my shares of common stock are held in “street name” by an intermediary, will the intermediary vote my shares of common stock for me?
A.
  The intermediary will only be permitted to vote your shares of our common stock if you instruct the intermediary how to vote. You should follow the procedures provided by the intermediary regarding the voting of your shares. Under NYSE rules, intermediaries that are members of the NYSE and who hold shares for customers in street name have the authority to vote in their discretion only on “routine” matters. On non-routine matters, an intermediary is permitted to vote shares held for customers in street name only in accordance with the customers’ instructions. Each of the Merger Proposal, the Merger Compensation Proposal, and the Adjournment Proposal is considered a non-routine matter. As a result, if you are a beneficial owner and you do not provide the intermediary with voting instructions, your shares of our common stock will not be voted, which is referred to as a broker non-vote.
Q.
  How do I vote if my shares are held by an intermediary?
A.
  If you hold shares in “street name,” the intermediary through which you hold such shares will provide you with a voting instruction form which will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.
Q.
  What is a quorum?
A.
  Under our bylaws, the presence, either in person or by proxy, of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date will constitute a quorum for the transaction of business at the special meeting, except that a quorum is not required for a vote on the Adjournment Proposal.

Q.
  What vote is required for our stockholders to approve the Merger Proposal?
A.
  The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of our common stock that are outstanding and entitled to vote thereon.
Abstentions, broker non-votes, and shares not in attendance will have the same effect as a vote “AGAINST” approval of the Merger Proposal.
Q.
  What vote of our stockholders is required to approve the Merger Compensation Proposal?
A.
  Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock that are present at the special meeting, whether in person or by proxy, and entitled to vote thereon.
Abstentions will have the same effect as a vote “AGAINST” approval of the Merger Compensation Proposal. Broker non-votes and shares not in attendance will have no effect on the outcome of the vote on the Merger Compensation Proposal.
Q.
  What vote of our stockholders is required to approve the Adjournment Proposal?
A.
  Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock that are present at the special meeting, whether in person or by proxy, and entitled to vote thereon. A vote on the Adjournment Proposal does not require the presence of a quorum. The Adjournment Proposal will be submitted to a vote at the special meeting only if there are not sufficient votes at the time of the adjournment to adopt the Merger Agreement.
Abstentions will have the same effect as a vote “AGAINST” approval of the Adjournment Proposal. Broker non-votes and shares not in attendance will have no effect on the outcome of the vote on the Adjournment Proposal.
Q.
  How do I attend the meeting in person?
A.
  You will not be admitted to the meeting unless you present an admission ticket and a valid form of government-issued photo identification. If you are a stockholder of record or hold shares through our Direct Stock Purchase and Dividend Reinvestment Plan, referred to as the DRP, or the Pepco Holdings, Inc. Retirement Savings Plan, or the 401(k) plan, your admission ticket is attached to your proxy card.
If you hold your shares through an intermediary and you are planning to attend the meeting in person (regardless of whether you intend to vote your shares in person at the meeting), you must send us a written request for an admission ticket, which we must receive by Friday, September 12, 2014. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you may not do so unless you first obtain a legal proxy from the intermediary. See “The Special Meeting—Attending the Special Meeting in Person—Holders of Shares in ‘Street Name’ and Legal Proxies” beginning on page 22 for additional information.
Q.
  How do I vote?
A.
  Stockholders of Record.   If you are a stockholder of record, you may vote your shares at the special meeting in any of the following ways:
•
  Via Our Internet Voting Site at www.voteproxy.com.   Follow the instructions for Internet voting printed on your proxy card.
•
  By Telephone.   Call toll-free 1-800-PROXIES (1-800-776-9437). You can also vote by telephone by following the instructions provided on the Internet voting site or by following the instructions provided on your proxy card.
•
  By Mail.   You can vote by completing, signing, dating and returning the proxy card in the postage-paid envelope enclosed with the proxy statement.
•
  In Person.   You may attend the special meeting and cast your vote at the special meeting.
The Internet and telephone voting facilities for stockholders of record will close at 5:00 p.m., Eastern time, on September 22, 2014.
Beneficial Owners.   If you are a beneficial owner, please refer to the instructions provided by the intermediary to see which of the above choices for voting are available to you.

Q.
  As a participant in our 401(k) plan, how do I vote the portion of my account that is allocated to PHI’s common stock?
A.
  If you are a participant in our 401(k) plan, you may direct the voting of the number of shares of common stock allocated to your 401(k) plan account, which number is printed on the enclosed voting instruction form, in accordance with the directions provided. By filling out and returning the voting instruction form or transmitting voting instructions via the Internet or by telephone, you will be providing the plan trustee with instructions on how to vote the shares of common stock allocated to your 401(k) plan account.
Q.
  How do I vote the shares of common stock that I hold through the DRP?
A.
  Shares held through the DRP (other than shares allocated to your 401(k) plan account) will be treated as shares that are registered in your name, and will be voted in accordance with the proxy card that you fill out and return to us.
Q.
  How can I change or revoke my vote?
A.
  If you own shares in your own name or through the DRP, or with respect to shares allocated to your 401(k) plan account, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:
•
  sending a written statement to that effect to our Corporate Secretary, which must be received by us before the meeting;
•
  submitting a properly signed proxy card or voting instruction form dated a later date;
•
  submitting a later dated proxy or providing new voting instructions via the Internet or by telephone; or
•
  attending the meeting in person and voting your shares.
If you hold shares in “street name”, you should contact the intermediary for instructions on how to change your vote.
Q.
  If a stockholder gives a proxy, how are the shares of common stock voted?
A.
  Regardless of the method you choose to vote, the individuals named on the proxy card will vote your shares of our common stock as you indicate. When casting your vote by proxy card, by the Internet or by telephone, you may specify whether your shares of our common stock should be voted “for” or “against” each of the Merger Proposal, the Merger Compensation Proposal, and the Adjournment Proposal, or whether such individuals should “abstain” from voting your shares of common stock on any or all of the proposals.
If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or telephone, but do not indicate how you wish your shares to be voted, the shares represented by your properly signed proxy will be voted “FOR” approval of the Merger Proposal, “FOR” approval of the Merger Compensation Proposal, and, if submitted to a vote, “FOR” approval of the Adjournment Proposal.
Q.
  What if I receive more than one proxy or set of voting instructions?
A.
  If you received more than one proxy card, your shares are likely registered in different names, under different addresses or in multiple accounts. You must vote the shares shown on each proxy card and comply with each set of voting instructions that you receive in order for all of your shares to be voted at the special meeting.
Q.
  What happens if I sell my shares of common stock before the special meeting?
A.
  The record date for stockholders entitled to vote at the special meeting is August 11, 2014, which is earlier than the date of the special meeting. If you sell or otherwise transfer your shares after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies us in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares.

Q.
  What happens if I sell or otherwise transfer my shares of common stock after the special meeting but before the Effective Time?
A.
  If the Merger Proposal is approved by our stockholders and you sell or otherwise transfer your shares after the special meeting but before the Effective Time, you will have transferred the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares. In order to receive the Per Share Merger Consideration at the time of the closing of the Merger, you must hold your shares of common stock through completion of the Merger.
Q.
  Who will solicit and pay the cost of soliciting proxies?
A.
  We have engaged AST Phoenix Advisors to assist in the solicitation of proxies for the special meeting. We will pay AST Phoenix Advisors an estimated fee of $12,500 plus all reasonable, out-of-pocket expenses for these solicitation services. We have also agreed to indemnify AST Phoenix Advisors and its stockholders, officers, directors, employees, agents and affiliates, against certain direct claims, costs, damages, liabilities, judgments and expenses, including the reasonable and customary fees, costs and expenses of its legal counsel. We may also reimburse intermediaries for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person, and they will not be paid any additional amounts for soliciting proxies.
Q.
  What do I need to do now?
A.
  Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting.
Q.
  Should I send in my stock certificates now?
A.
  No. If you hold a stock certificate, following the completion of the Merger, you will receive a letter of transmittal and other materials describing how you may exchange your shares of common stock for the Per Share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy card or voting instructions.
Q.
  Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Per Share Merger Consideration for my shares of common stock?
A.
  Yes. As a stockholder, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take all of the actions required under the DGCL to do so and meet certain conditions, including the requirement that you do not vote in favor of adoption of the Merger Agreement. See “Appraisal Rights Under Delaware Law” beginning on page 82.
Q.
  What is the purpose of the preferred stock that we issued to Exelon?
A.
  In connection with the Merger, on April 29, 2014, we entered into a subscription agreement with Exelon, pursuant to which we issued to Exelon 9,000 shares of our Series A preferred stock on April 30, 2014 for a purchase price of $90 million. Pursuant to the subscription agreement, Exelon also committed to purchase 1,800 shares of Series A preferred stock for a purchase price of $18 million at the end of each 90-day period after the date of the subscription agreement, up to a maximum aggregate of 18,000 shares and for a maximum aggregate consideration of $180 million, subject to certain conditions. The proceeds from the issuance of the Series A preferred stock are not subject to restrictions and are intended to effect the potential payment of a reverse termination fee to us by Exelon. The Series A preferred stock is redeemable on the terms and in the circumstances set forth in the certificate of designation with respect to the Series A preferred stock. For further details on the Series A preferred stock and the termination fee provisions, see “The Merger Agreement—Subscription Agreement and Preferred Stock” beginning on page 60, as well as Annexes D and E attached hereto, “The Merger Agreement—Termination Fee Payable by PHI” beginning on page 76 and “The Merger Agreement—Termination Fee Payable by Exelon” beginning on page 76.
Q.
  Who can help answer any other questions I might have?
A.
  If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of the proxy statement or a replacement proxy card, please contact AST Phoenix Advisors, our proxy solicitor, by calling toll-free at (877) 732-3621. Brokers, banks and other intermediaries may call our proxy solicitor collect at (212) 493-3910.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement and the other documents referred to or incorporated by reference into this proxy statement contain or may contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof or comparable terminology, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These statements are based on the current expectations of our management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this proxy statement and such other documents:
•
  certain risks and uncertainties associated with the proposed Merger, including:
•
  our inability to obtain stockholder approval required for the Merger;
•
  the inability of us or Exelon to obtain regulatory approvals required for the Merger;
•
  delays caused by required regulatory approvals, which may delay the Merger or cause us and/or Exelon to abandon the Merger;
•
  the inability of us or Exelon to satisfy conditions to the closing of the Merger;
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  an unsolicited offer of another company to acquire our assets or capital stock, which could interfere with the Merger;
•
  unexpected costs, liabilities or delays that may arise from the Merger, including as a result of stockholder litigation;
•
  negative impacts on our businesses or those of our regulated utility subsidiaries as a result of uncertainty surrounding the Merger; and
•
  future regulatory or legislative actions impacting the industries in which we and our regulated utility subsidiaries operate, which actions could adversely affect us and our regulated utility subsidiaries;
•
  changes in governmental policies and regulatory actions affecting the energy industry, us or our subsidiaries specifically, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;
•
  the outcome of pending and future rate cases and other regulatory proceedings, including (i) challenges to the base return on equity and the application of the formula rate process previously established by FERC for transmission services provided by our regulated utility subsidiaries; (ii) challenges to 2011, 2012 and 2013 annual FERC formula rate updates for Delmarva Power & Light Company, or DPL, one of our utility subsidiaries; and (iii) other possible disallowances related to recovery of costs (including capital costs and advanced metering infrastructure costs) and expenses or delays in the recovery of such costs;
•
  the resolution of outstanding tax matters with the Internal Revenue Service, and the funding of any additional taxes, interest or penalties that may be due;
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  the expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;
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  possible fines, penalties or other sanctions assessed by regulatory authorities against us or our subsidiaries;
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  the impact of adverse publicity and media exposure which could render us or our subsidiaries vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;
•
  weather conditions affecting usage and emergency restoration costs;
•
  population growth rates and changes in demographic patterns;

•
  changes in customer energy demand due to, among other things, conservation measures and the use of renewable energy and other energy-efficient products, as well as the impact of net metering and other issues associated with the deployment of distributed generation and other new technologies;
•
  general economic conditions, including the impact on energy use caused by an economic downturn or recession, or by changes in the level of commercial activity in a particular region or service territory, or affecting a particular business or industry located therein;
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  changes in and compliance with environmental and safety laws and policies;
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  changes in tax rates or policies;
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  changes in rates of inflation;
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  changes in accounting standards or practices;
•
  unanticipated changes in operating expenses and capital expenditures;
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  rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, or PJM, the North American Electric Reliability Corporation, or NERC, and other applicable electric reliability organizations;
•
  legal and administrative proceedings (whether civil or criminal) and settlements that affect our or our subsidiaries’ business and profitability;
•
  pace of entry into new markets;
•
  interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and
•
  effects of geopolitical and other events, including the threat of terrorism or cyber attacks.
The foregoing factors should not be construed as exhaustive. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements prior to the Merger. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in our filings with the SEC and available at the SEC’s website at http://www.sec.gov, including in (i) (a) Part I, Item 1A. Risk Factors; (b) Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and (c) Part II, Item 8. Financial Statements and Supplementary Data, each in our Annual Report on Form 10-K for the year ended December 31, 2013; and (ii) (a) Part I, Item 1. Financial Statements; (b) Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and (c) Part II, Item 1A. Risk Factors, each in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this proxy statement may not occur.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or the date of such other filing, as the case may be. We do not undertake any obligation to publicly release any revision to our forward-looking statements to reflect events or circumstances after the date of this proxy statement. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our or our utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

PARTIES TO THE MERGER
PHI

We are a holding company that, through our regulated public utility subsidiaries, is engaged primarily in the transmission, distribution and default supply of electricity, and, to a lesser extent, the distribution and supply of natural gas. Our three regulated utility subsidiaries that comprise our power delivery business are Potomac Electric Power Company, or Pepco, DPL, and Atlantic City Electric Company, or ACE. We had approximately $4.7 billion in revenues for the fiscal year ended December 31, 2013 and $2.4 billion in revenues for the six months ended June 30, 2014.
Shares of our common stock trade on the NYSE under the ticker symbol “POM.” Our principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000. Our web address is http://www.pepcoholdings.com. This web address is provided for convenience only, and none of the information on our website is incorporated by reference into or otherwise deemed to be a part of this proxy statement.
This proxy statement incorporates important business and financial information about us from other documents that are not included in or delivered with this proxy statement. For a list of the documents that are incorporated by reference, see the section entitled “Where You Can Find More Information” beginning on page 90.
Power Delivery
Our power delivery business, operated through Pepco, DPL and ACE, consists of the transmission, distribution and default supply of electricity to approximately 1.9 million customers in the District of Columbia, portions of Maryland and Delaware, and portions of southern
New Jersey, as well as the distribution of natural gas to approximately 127,000 customers in portions of northern Delaware. In the aggregate, we own approximately 4,600 circuit miles of interconnected transmission lines with voltages ranging from 115 kilovolts, or kV, to 500 kV. Each of our utility subsidiaries is a member of the PJM Regional Transmission Organization, the regional transmission organization designated by FERC to coordinate the movement of wholesale electricity within its region.
For the fiscal year ended December 31, 2013, and the six months ended June 30, 2014, our power delivery business accounted for approximately 96% and 94%, respectively, of our consolidated revenue.
Pepco Energy Services
In addition to our regulated utility operations, we, through our wholly-owned subsidiary Pepco Energy Services, Inc., and its subsidiaries, collectively referred to as Pepco Energy Services, are engaged in the following activities:
•
  designing, constructing and operating energy efficiency projects and distributed generation equipment, including combined heat and power plants, principally for federal, state and local government customers;
•
  providing underground transmission and distribution construction and maintenance services for electric utilities in North America; and
•
  providing steam and chilled water under long-term contracts through systems owned and operated by Pepco Energy Services, primarily to hotels and casinos in Atlantic City, New Jersey.
Exelon

Exelon is a utility services holding company engaged through its principal subsidiaries in the energy generation and energy delivery businesses. Exelon had approximately $24.9 billion in revenues for the fiscal year ended December 31, 2013 and $13.3 billion in revenues for the six months ended June 30, 2014.
Exelon operates through its principal subsidiaries: Exelon Generation Company, LLC, or Generation, Commonwealth Edison Company, or ComEd, PECO Energy Company, or PECO, and Baltimore Gas and Electric Company, or BGE, each as described below.
Shares of Exelon common stock trade on the NYSE under the ticker symbol “EXC.” Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is (312) 394-7398.
Generation
Generation’s business consists of its owned and contracted electric generating facilities, its wholesale energy marketing operations and its competitive retail supply operations. At December 31, 2013, Generation owned generation assets with an aggregate net capacity of 33,138 megawatts, or MW. In addition, Generation controlled another 11,425 MW of capacity through long-term contracts and investments.
Energy Delivery
Exelon distributes electricity to approximately 6.6 million customers in northern Illinois, southeastern
Pennsylvania and central Maryland, and natural gas to approximately 1.2 million customers in southeastern Pennsylvania and central Maryland. Exelon’s energy delivery business includes the operations of ComEd, PECO and BGE.
Merger Sub

Merger Sub was incorporated in Delaware in April 2014. Merger Sub is an indirect, wholly-owned subsidiary of Exelon that was formed for the sole purpose of effecting the merger of Merger Sub with and into PHI, with PHI surviving the Merger as an indirect, wholly-owned subsidiary of Exelon. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Merger. Upon completion of the Merger, Merger Sub will cease to exist as a separate entity.
Merger Sub’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is (312) 394-7398.

THE SPECIAL MEETING
Our Board has directed that this proxy statement be used to solicit proxies from our stockholders in connection with the special meeting.
Purpose of the Special Meeting

The following table summarizes the proposals that will be brought for a vote of our stockholders at the special meeting, along with the voting recommendation of our Board with regard to each proposal.

Proposal No.	Description of Proposal	Board’s Recommendation
1	Merger Proposal: Adoption of the Merger Agreement, a copy of which is included as Annex A to this proxy statement.	FOR
2
Merger Compensation Proposal:   Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers in connection with the completion of the Merger.
FOR
3
Adjournment Proposal:   Approval of an adjournment of the special meeting, if submitted to a vote, to solicit additional proxies if there are not sufficient votes at the time of the adjournment to adopt the Merger Agreement.
FOR

Our Board has unanimously declared the Merger advisable, fair to and in the best interests of PHI and our stockholders and has unanimously approved the Merger Agreement and directed that it be submitted to our stockholders for adoption. Our Board unanimously recommends that our stockholders vote “FOR” each of the foregoing proposals. See “The Merger—Reasons for the Merger; Recommendation of Our Board” beginning on page 32 for additional information.
Date, Time and Place of the Special Meeting

The special meeting of our stockholders will be held at the Delmarva Power Conference Center, located at 4100 South Wakefield Drive, Newark, Delaware 19702, on Tuesday, September 23, 2014 at 10:00 a.m., Eastern time (the doors will open at 9:15 a.m., Eastern time).
If you plan to attend the meeting in person, you must present an admission ticket and a valid form of government-issued photo identification. If you are a stockholder of record, your admission ticket is attached to your proxy card.
If you hold your shares of our common stock through an intermediary and you are planning to attend the meeting in person, you must send us a written request for an admission ticket, which we must receive by Friday, September 12, 2014. For more information, see “The Special Meeting—Attending the Special Meeting in Person” beginning on page 22.
Record Date and Quorum

Our Board has fixed the close of business on Monday, August 11, 2014 as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting. Our common stock is our only class of voting security. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournments or any postponements of the special meeting that occur within 60 days after the record date. Each stockholder is entitled to one vote for each share of our common stock held at the close of business on the record date. As of the record date for the special meeting, there were approximately 251,555,807 shares of our common stock outstanding and held by 45,990 holders of record.

In order to constitute a quorum to conduct the special meeting, holders of a majority of the shares of our common stock outstanding at the close of business on the record date must be present, either in person or by proxy, except that a quorum is not required for a vote on the Adjournment Proposal.
Abstentions are included in the determination of shares present at the meeting for quorum purposes. An abstention will occur if a stockholder attends the special meeting in person and abstains from voting or expressly directs the proxy holder to abstain from voting.
A “broker non-vote” will occur when an intermediary holding shares in “street name” does not receive voting instructions from the beneficial owner of the shares on a matter for which the intermediary lacks discretionary authority to vote because the matter is not considered routine. Each of the Merger Proposal, the Merger Compensation Proposal, and the Adjournment Proposal is considered to be a non-routine matter. As a result, intermediaries will not be authorized to vote on these proposals unless they have received specific voting instructions from the beneficial owners of our common stock. Because intermediaries will be unable to vote uninstructed shares at the special meeting, if you hold your shares in street name and fail to provide voting instructions to your intermediary, your shares will not be counted as present for the purpose of establishing a quorum.
Stockholder Vote Required to Adopt Each Proposal

The table below summarizes the votes required for approval of each matter to be brought before the special meeting, as well as the treatment of abstentions and broker non-votes:

Proposal Number	Description of Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
1	Merger Proposal	Majority of the shares of common stock that are outstanding and entitled to vote	Against	Against
2	Merger Compensation Proposal	Majority of outstanding shares of common stock present at the special meeting and entitled to vote	Against	Not taken into account
3	Adjournment Proposal, if submitted to a vote	Majority of outstanding shares of common stock present at the special meeting and entitled to vote	Against	Not taken into account

Voting by PHI’s Directors and Executive Officers

As of the record date for the special meeting, our directors and executive officers collectively had the right to vote approximately 0.2% of our common stock outstanding and entitled to vote at the special meeting.
We currently expect that our directors and executive officers will vote their shares of our common stock in favor of each of the proposals to be considered at the special meeting, although none of them has entered into any agreement obligating them to do so.
Voting and Proxies

Providing a proxy means that a PHI stockholder authorizes the persons named in the proxy to vote such stockholder’s shares at the special meeting in the manner that such stockholder directs. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the stockholders giving those proxies.
How to Vote Shares Registered in Your Own Name
You may vote by proxy without attending the meeting in any of the following ways:
•
  Via our Internet Voting Site at www.voteproxy.com.   Follow the instructions for Internet voting printed on your proxy card.

•
  By Telephone.   Call toll-free 1-800-PROXIES (1-800-776-9437). You can vote by telephone by following the instructions provided on the Internet voting site or by following the instructions provided on your proxy card.
•
  By Mail.   You can vote by completing, signing, dating and returning the proxy card in the accompanying postage-paid envelope.
If you own shares that are registered in your own name, you may also attend the special meeting and vote in person, provided that you comply with all of the admission procedures.
The Internet and telephone voting facilities for stockholders of record will close at 5:00 p.m., Eastern time, on September 22, 2014. Your signed proxy card or the proxy you grant via the Internet or by telephone will be voted in accordance with your instructions.
If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, your shares will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal, and, if submitted to a vote, the Adjournment Proposal.
In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter properly submitted to the vote of the stockholders at the special meeting.
If you received more than one proxy card, your shares are likely registered in different names, under different addresses or in multiple accounts. You must separately vote the shares shown on each proxy card that you receive in order for all of your shares to be voted at the special meeting.
How to Vote Shares Held in “Street Name”
If you hold shares in “street name” through an intermediary, you will not receive a proxy card. Rather, you will receive from that intermediary a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.
If your shares are held in street name through a brokerage firm that is a member of the NYSE, and you wish to vote on any of the proposals to be submitted to a vote at the meeting, you must indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that it is a broker non-vote with respect to those shares. A broker non-vote with respect to each proposal will have the effect set forth under “The Special Meeting—Stockholder Vote Required to Adopt Each Proposal” on page 20. Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the broker or other intermediary as to each proposal so that your vote will be counted.
If you hold shares in street name and wish to vote your shares in person at the meeting, you must first obtain a valid legal proxy from the intermediary. To attend the meeting in person (regardless of whether you intend to vote your shares in person at the meeting), you must obtain an admission ticket in advance of the meeting by following the instructions under “The Special Meeting—Attending the Special Meeting in Person” beginning on page 22.
If you received more than one voting instruction form, your shares are likely held in different names or with different addresses or in multiple accounts. You must separately follow the foregoing voting procedures for each voting instruction form that you receive in order for all of your shares to be voted at the special meeting.
The Internet and telephone voting facilities for shares held in street name will close at 11:59 p.m., Eastern time, on September 22, 2014.
Shares Held Through Certain Plans
401(k) Plan
The 401(k) plan is the successor plan to:
•
  the Potomac Electric Power Company Savings Plan for Bargaining Unit Employees;
•
  the Potomac Electric Power Company Retirement Savings Plan for Management Employees (which itself is the successor to the Potomac Electric Power Company Savings Plan for Non-Exempt, Non-Bargaining Unit Employees), and which was formerly known as the Potomac Electric Power Company Savings Plan for Exempt Employees;
•
  the Conectiv Savings and Investment Plan and the Conectiv PAYSOP/ESOP; and
•
  the Atlantic Electric 401(k) Savings and Investment Plan-B.
You may direct the voting of the number of shares of our common stock allocated to your 401(k) plan account, which is printed on the enclosed voting instruction form, in accordance with the directions provided. By completing, dating, signing and returning the voting instruction form or transmitting voting instructions via the Internet or by telephone, you will be providing the plan trustee with instructions on how to vote the shares of our common stock allocated to your 401(k) plan account.
If you do not provide voting instructions for these plan shares on a matter, the 401(k) plan trustee will vote these shares on that matter in proportion to the voting instructions given by all of the other participants in the 401(k) plan. You will not be able to vote these plan shares in person at the meeting without a legal proxy from the 401(k) plan trustee.
The Internet and telephone voting facilities for participants in the 401(k) plan will close at 11:59 p.m., Eastern time, on September 19, 2014.
DRP
We maintain the DRP, which permits participants to automatically reinvest cash dividends that we pay on our common stock in additional shares of our common stock, and to make supplemental cash purchases of our common stock. For purposes of voting shares at the meeting, shares held through the DRP (other than shares allocated to your 401(k) plan account) will be treated as shares that are registered in your name, and will be voted in accordance with your completed, signed and dated proxy card or in accordance with your Internet or telephone voting instructions.
If you own shares in the DRP and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted as to a particular matter, your shares will be voted “FOR” that matter, except that shares allocated to a participant in the 401(k) plan through the DRP will be voted as set forth above under “401(k) Plan.”
The Internet and telephone voting facilities for participants in the DRP will close at 5:00 p.m., Eastern time, on September 22, 2014.
Revocation of Proxies

If you own shares registered in your own name or through the DRP, and with respect to shares allocated to your 401(k) plan account, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:
•
  sending a written statement to that effect to our Corporate Secretary, which we must receive before the meeting;
•
  submitting a properly signed proxy card or voting instruction form dated a later date;
•
  submitting a later dated proxy or providing new voting instructions via the Internet or by telephone; or
•
  attending the meeting in person and voting your shares.
If you hold shares in street name, you should follow the instructions provided on your voting instruction form or contact the intermediary for instructions on how to change your vote.
Attending the Special Meeting in Person

Admission Procedures
If you plan to attend the meeting in person, you must have an admission ticket, along with a valid, government-issued photo identification, such as a driver’s license, that matches your name on the admission ticket, prior to the start of the meeting. We reserve the right to deny admission to any person who does not bring both a valid admission ticket and photo identification, with matching names.
Attendees will not be permitted to bring food or beverages, cameras, camera phones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases, weapons (including any item we may deem to be a weapon in our sole discretion) or packages into the meeting. If you bring any of these prohibited items to the meeting, you will be required to leave them outside the meeting room until the meeting has concluded. Furthermore, no weapons are permitted anywhere on our property, including in your vehicle if it is parked on our property.
To ensure the safety and security of all persons, attendees will be required to pass through a security screening device prior to entering the meeting.
Under our bylaws, our Board or the chairman of the meeting may impose additional reasonable restrictions on the conduct of the meeting and the ability of individuals to attend the meeting in person. These procedures are designed to ensure the safety and security of all attendees at the meeting.
Admission Tickets
Registered holders, holders of shares through the DRP, persons whose shares are held in “street name” through an intermediary, and persons who have shares allocated to them in their 401(k) plan account, each as of the record date, or their legal proxies, are the only persons eligible to receive admission tickets.
Please note that seating is limited. Requests for admission tickets will be accepted on a first-come, first-served basis. These requests will be processed in the order in which they are received and must be received at our principal executive offices no later than Friday, September 12, 2014.
For the address of our principal executive offices, see “Parties to the Merger—PHI” on page 17.
Registered Holders
If your shares are registered in your name or are held through the DRP or through the allocation of shares to your 401(k) plan account, your admission ticket is attached to your proxy card or 401(k) plan voting instruction form.
The original admission ticket attached to your proxy card must be presented. Photocopies of this ticket will not be accepted. If you lose your admission ticket, please contact our transfer agent, American Stock Transfer & Trust Company, to request a replacement. For further information on how to contact our transfer agent, see “Householding of Proxy Materials” on page 88 of this proxy statement.
Holders of Shares in “Street Name” and Legal Proxies
If you hold your shares in street name or you hold a valid legal proxy and you plan to attend the meeting in person, you must send us a written request for an admission ticket. Please include the following information with your request:
•
  A signed cover letter stating:
•
  your name and complete mailing address, including daytime and evening telephone numbers;
•
  that you are requesting an admission ticket;
•
  the number of shares that you own in street name or that are the subject of the legal proxy; and
•
  the name, address and telephone number of the intermediary, or the stockholder who gave the legal proxy, if applicable.
•
  An originally signed letter from the bank, broker or intermediary holding your shares (or, in the case of a legal proxy, the shares owned by the stockholder who gave the legal proxy) verifying your beneficial ownership of common stock as of the record date. A copy or printout of a brokerage statement (including any statement retrieved through the Internet) WILL NOT be sufficient without an originally signed letter from your bank, broker or other intermediary.
•
  If you are a holder of a valid legal proxy, a copy of the proxy, which must be properly executed, notarized and dated.
•
  A copy of your valid, government-issued photo identification.
Solicitation Costs

We will bear the costs of solicitation of proxies, including the reimbursement of banks and brokers for certain costs incurred in forwarding proxy materials to beneficial owners. We have engaged AST Phoenix Advisors to assist in the solicitation of proxies for the special meeting. We will pay AST Phoenix Advisors an estimated fee of $12,500 plus all reasonable, out-of-pocket expenses for these solicitation services. We have also agreed to indemnify AST Phoenix Advisors and its stockholders, officers, directors, employees, agents and affiliates, against certain direct claims, costs, damages, liabilities, judgments and expenses, including the reasonable and customary fees, costs and expenses of its legal counsel.
In addition to the use of the mails, our officers, directors and employees may solicit proxies personally, by telephone or facsimile or via the Internet. These individuals will not receive any additional compensation for these activities.
Arrangements may also be made with intermediaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse intermediaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The extent to which these proxy-soliciting efforts will be necessary depends upon how promptly proxies are submitted.

Postponement or Adjournment

In the event that a quorum is not present at the time the special meeting is to be convened, we may postpone the special meeting without a vote of the stockholders.
Although it is not currently expected, if we convene the special meeting, and there are not sufficient votes to adopt the Merger Agreement, we may adjourn the special meeting for the purpose of soliciting additional proxies. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies may revoke them at any time prior to their use. See “Adjournment of the Special Meeting” on page 81.
If we adjourn or postpone the special meeting and such adjournment or postponement is for more than 30 days or, if after the adjournment or postponement, a new record date is fixed for the adjourned or postponed meeting, notice of the adjourned or postponed meeting will be given to each stockholder of record entitled to vote at the meeting in accordance with our bylaws.
Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any of our stockholders at the special meeting. At least ten days prior to the date of the special meeting for any purpose germane to the meeting, this stockholder list will be available for inspection by our stockholders, subject to compliance with the applicable provisions of Delaware law, during ordinary business hours at our corporate offices located at 701 Ninth Street, N.W., Washington, D.C. 20068.
Exchange of Stock Certificates

Our stockholders should not send stock certificates with their proxies or voting instructions. If the Merger is consummated, separate transmittal documents for the surrender of stock certificates in exchange for the Per Share Merger Consideration will be mailed to registered holders promptly following the Effective
Time, and in any event within two business days thereafter. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES NOW. See “The Merger Agreement—Exchange and Payment Procedures” beginning on page 60 for additional information.
Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, AST Phoenix Advisors, toll-free at (877) 732-3621. Intermediaries may call collect at (212) 493-3910.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
The Merger Agreement provides that, upon satisfaction or waiver of the conditions to the Merger, Merger Sub will merge with and into PHI. PHI will be the Surviving Corporation in the Merger. You will not own any shares of the capital stock of the Surviving Corporation in the Merger.
Merger Consideration

In the Merger, each outstanding share of our common stock (other than shares owned by Exelon, Merger Sub and us or any of their or our other direct or indirect, wholly-owned subsidiaries (in each case not held on behalf of third parties, but not including shares held by us in any “rabbi trust” or similar arrangement in respect of any compensation plan or arrangement)
and shares owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal with respect to such shares, which we refer to collectively as Excluded Shares) will be converted into the right to receive an amount in cash equal to $27.25 per share, without interest and less any applicable withholding taxes.
Background of the Merger

The Board and senior management of PHI regularly review and assess PHI’s long-term business plan and strategic alternatives available to PHI to enhance stockholder value, including potential business combination transactions. Lazard has participated and provided advice to the Board in connection with certain of these planning and review processes.
On January 27, 2014, PHI reported that its Chairman, President and Chief Executive Officer, Joseph M. Rigby, announced plans to step down from his position as President and Chief Executive Officer of PHI at the end of 2014 following the selection of his successor. PHI also announced that it would be conducting a search for a new chief executive officer. Mr. Rigby would continue to be employed by PHI through May 1, 2015 and would continue to serve as Executive Chairman through the date of PHI’s 2015 annual stockholders meeting.
On January 28, 2014, Christopher M. Crane, the President and Chief Executive Officer of Exelon, called Mr. Rigby and expressed Exelon’s interest in acquiring PHI in a cash transaction and asked Mr. Rigby to have dinner with him so that they could discuss the matter further. Mr. Rigby informed certain members of the Board and senior management of PHI of his conversation with Mr. Crane.
On February 4, 2014, Mr. Rigby received a call from the President and Chief Executive Officer of a company we will refer to as Bidder A, indicating that he wanted to have a discussion with Mr. Rigby about a possible transaction. On February 5 and February 9,
2014, Mr. Rigby informed certain members of senior management and certain members of the Board of his conversation with the Chief Executive Officer of Bidder A.
On the evening of February 5, 2014, Mr. Rigby had dinner with Mr. Crane. During dinner, Mr. Crane indicated Exelon’s interest in acquiring PHI. Mr. Crane discussed the economics of an all-cash transaction at a price of approximately $22.00 per share and the implied premiums to the then current market price of PHI’s stock and the average price of PHI’s stock over the last five years. Following the dinner, Mr. Rigby informed certain members of the Board and senior management of his conversation with Mr. Crane.
On February 7, 2014, certain members of senior management of PHI discussed the approaches from Exelon and Bidder A with representatives of Lazard and asked Lazard to prepare a preliminary financial analysis of PHI on a standalone basis. As noted previously, the Board and senior management had consulted with Lazard from time to time in the ordinary course and in connection with PHI’s annual review of its long-term strategic plan.
On February 14, 2014, Mr. Rigby had a telephone conversation with Mr. Crane as a follow-up to their conversation on February 5. Also on February 14, Mr. Rigby received another call from the Chief Executive Officer of Bidder A regarding Bidder A’s interest in acquiring PHI. Mr. Rigby informed certain members of the Board and senior management of his conversations.

On February 20, 2014, Mr. Rigby had a call with the Board that was also attended by certain members of senior management. Mr. Rigby discussed with the Board the inquiries made by each of Exelon and Bidder A, indicating that at the regular Board meeting scheduled for the following week PHI would invite outside financial and legal advisors to attend the meeting to discuss the inquiries received, possible responses and other alternatives available to PHI. After a discussion, the Board determined that Mr. Rigby should inform each of Exelon and Bidder A that their inquiries would be discussed by the Board. On February 20 and 21, 2014, Mr. Rigby contacted Mr. Crane and the Chief Executive Officer of Bidder A, respectively, to so inform them. Each of Mr. Crane and the Chief Executive Officer of Bidder A during such conversations indicated an interest in commencing a due diligence investigation of PHI.
On February 26, 2014, the Board held a meeting that was also attended by certain members of senior management and representatives of Lazard and Sullivan & Cromwell LLP, special counsel to PHI, which we refer to as Sullivan & Cromwell. A representative of Lazard reviewed with the Board various preliminary financial analyses with respect to PHI, including management’s long-term strategic plan that had been discussed with the Board in September 2013, preliminary valuation analyses and sensitivities related to the foregoing. A representative of Lazard also discussed with the Board various options potentially available to PHI, including continuing to pursue its long-term business plan or pursuing a strategic transaction, companies that potentially could be interested in acquiring PHI, including financial counterparties (including private equity funds, infrastructure funds and pension funds), potential companies for PHI to consider acquiring, and possible paths for pursuing these options. A representative of Sullivan & Cromwell reviewed with the Board the directors’ fiduciary duties under Delaware law in connection with considering the various options available to PHI, the importance of confidentiality and, if PHI were to pursue a strategic transaction, the regulatory approval process and the potential risks related thereto.
On February 27, 2014, the Board held a meeting that was also attended by certain members of senior management and representatives of Lazard and Sullivan & Cromwell. The Board continued to discuss the various options available to PHI, PHI’s long-term strategic plan and potential risks in connection with the achievement of that plan, potential counterparties and potential risks with respect to the regulatory approval process if PHI were to decide to pursue a strategic transaction. After discussion, the Board determined that the inquiries from Exelon and Bidder A made further investigation of a strategic transaction advisable. The Board directed management and its advisors to contact six additional potential strategic counterparties from the list that had been identified by Lazard and discussed with the Board (in addition to Exelon and Bidder A), each of which was a utility holding company, enter into non-disclosure agreements with each of those eight potential counterparties that were interested in doing so (referred to as the counterparties), provide limited due diligence information to each of them and ask each interested counterparty for an indication of their interest prior to the next Board meeting, so that the Board could determine, based on the indications, including price and commitment to obtaining regulatory approvals, whether to continue considering pursuit of a possible strategic transaction. The Board determined, based on the view of Lazard and discussions at the meeting, that the eight counterparties included the parties with the greatest likelihood to have the financial resources and strategic intent to acquire PHI. This aspect of the process is referred to as Phase I.
Between February 28, 2014 and March 4, 2014, Mr. Rigby contacted the chief executive officer and, at the direction of PHI, Lazard also contacted the chief executive officer or other senior officers, of each of the potential counterparties and informed each of them (i) that the Board had decided to explore pursuing potential strategic options, (ii) that in Phase I of this process it would permit each interested counterparty to conduct a limited, confidential due diligence review of PHI, (iii) of the timetable for Phase I, and (iv) that key issues for the counterparties to address would be price and potential regulatory risks and closing certainty in respect of any proposed transaction.
On March 6, 2014, one of the potential counterparties indicated it was not interested in participating in Phase I. On March 7, 2014, Bidder A indicated it was no longer interested in pursuing an acquisition of PHI. On March 7, 2014, a company we will refer to as Bidder B and Exelon each entered into non-disclosure agreements with PHI. On March 10, 2014, a company we will refer to as Bidder C entered into a non-disclosure agreement with PHI. On March 11, 2014, a company we will refer to as Bidder D entered into a non-disclosure agreement with PHI. On March 14, 2014, a company we will refer to as Bidder E entered into a non-disclosure agreement with PHI. On March 24, 2014, one of the potential counterparties indicated it was not interested in participating in Phase I. Each of the non-disclosure agreements entered into by PHI included a “don’t ask, don’t waive” standstill provision that prohibited the potential counterparty from making a proposal for PHI unless PHI asks for such proposal and prohibited such counterparty from asking PHI for a waiver of such provision.
Between March 13, 2014 and March 24, 2014, management of PHI provided each of Exelon and Bidders B, C, D and E with limited due diligence and non-public financial information regarding PHI, which included participating in due diligence calls with representatives and outside advisors of each of Exelon and Bidders B, C, D and E.
On March 17, 2014, the Finance Committee of the Board held a meeting that was also attended by certain members of senior management. At the meeting, management of PHI updated the members of the Finance Committee as to the status of Phase I, including the fact that PHI had entered into a non-disclosure agreement with each of Exelon and Bidders B, C, D and E, the status of due diligence materials provided to each of the various counterparties and the description of due diligence calls held with each of the various counterparties. Senior management and PHI’s advisors stated that they would regularly update the Finance Committee on the status of Phase I.
On March 27, 2014, PHI received indications of interest from Exelon and each of Bidders B, C, D and E. The indication of interest from Exelon provided for an acquisition of PHI in an all cash transaction for $24.00 per share; the indication of interest from Bidder D provided for an acquisition of PHI in an all cash transaction for $26.00 per share; the indication of interest from Bidder E provided for an acquisition of PHI in a cash and stock transaction (with stock representing 50% to 75% of the consideration) amounting in the aggregate to a nominal value of $24.00 per share; and the indication of interests from Bidders B and C were each at nominal values lower than $24.00 per share.
On March 29, 2014, certain members of senior management of PHI and representatives of Lazard and Sullivan & Cromwell met to review the indications of interest received from each of Exelon and Bidders B, C, D and E and held calls with each of such counterparties to clarify and ask questions with respect to the indication of interest submitted by each counterparty.
On April 1, 2014, the Finance Committee of the Board held a meeting that was also attended by certain members of senior management and representatives of Lazard and Sullivan & Cromwell. Senior management reviewed with the Finance Committee PHI’s updated long-term base case plan and regulatory upside case, which upside case assumed, among other things (as discussed in “—Forecasted Financial Information” beginning on page 46), 12-month forward reliability capital expenditures in the rate base in each of PHI’s relevant jurisdictions. The Finance Committee discussed changes to both plans since September 2013 and potential risks and benefits contained in such plans. Senior management also discussed with the Finance Committee the potential negative financial impact on the base case plan if PHI were to enter into a merger agreement and be prohibited or limited in its ability to make rate case filings for approximately 18 months while a transaction was pending. Representatives of Lazard also reviewed the Phase I process, including the indications of interest that had been received and the calls with each of the counterparties to review and clarify their indications of interest, and discussed each of the potential counterparties with the Finance Committee. The Finance Committee discussed with senior management and PHI’s advisors potential next steps, potential timing and risks to completion of a transaction, including potential mitigation strategies, if PHI were to enter into a transaction. The Finance Committee also discussed with representatives of Sullivan & Cromwell the existence of any potential conflicts of interest of management or PHI’s outside advisors and the merits of the Board retaining a separate financial advisor to advise the Board and to provide a review of the sale process being conducted by PHI as well as the value of PHI.
On April 3, 2014, the Board held a meeting that was also attended by certain members of senior management and representatives of Lazard and Sullivan & Cromwell. Representatives of Lazard reviewed the Phase I process, including the five indications of interest received and the various mixes of consideration offered in connection with each indication of interest. Representatives of Lazard discussed the various potential counterparties with the Board, including certain operating and regulatory issues facing Bidder E and the potential impact that such issues could have on the stock component of its proposal. A representative of Lazard reviewed with the Board its preliminary valuation of PHI on a standalone basis, its preliminary analysis of the indications of interest received and noted that in its view, the universe of potential buyers contacted included the parties with the greatest likelihood to have the financial resources and strategic intent to acquire PHI. Members of senior management reviewed the updated base case and regulatory upside case projections that were provided to the Finance Committee on April 1, 2014 and discussed the material differences between the two. A representative of Sullivan & Cromwell reviewed with the Board the directors’ fiduciary duties under Delaware law. Members of senior management discussed with the Board certain regulatory considerations in connection with any merger transaction, including the regulatory approval process, potential risks related to the inability to complete a merger transaction and possible steps that could be taken to mitigate such risks, the likelihood that PHI would be unable to file new rate cases while a merger transaction was pending, the potential financial impact on PHI of up to an 18 month hiatus in new rate case filings and recent conditions imposed in other merger transactions by the regulators in jurisdictions relevant to PHI. The Board also discussed the potential retention by the Board of a separate financial advisor to review the sale process being undertaken by PHI, conduct a financial valuation of PHI independent of the valuation being conducted by Lazard and render a fairness opinion independent of the opinion that Lazard might be asked to provide. After discussion, the Board determined, based on the indications of interest received and the discussions with the counterparties regarding their indications of interest, to continue discussions with Exelon and Bidder D to determine if PHI could reach an agreement with either of such parties, at a price and on terms, including with respect to closing certainty and regulatory commitments, that the Board believed would achieve the best value reasonably available for PHI’s stockholders in a transaction that would be likely to close. We refer to this aspect of the process as Phase II. The Board also determined that the Finance Committee should receive regular updates on the status of Phase II from senior management and PHI’s advisors. Following this meeting, Exelon and Bidder D were invited to participate in Phase II and Bidders B, C and E were informed that they were not being invited to participate in Phase II.
Following the April 3, 2014 Board meeting and at the request of the Board, senior management of PHI and PHI’s Lead Independent Director had discussions with Morgan Stanley regarding the potential retention by the Board of Morgan Stanley as a financial advisor, with Morgan Stanley having confirmed their availability to be so retained. On April 10, 2014, PHI received information from Morgan Stanley in response to questions posed by PHI as to any potential conflicts that would exist if Morgan Stanley were engaged by the Board as its financial advisor. On April 12, 2014, and following review of Morgan Stanley’s prior relationships and notification by Morgan Stanley to PHI that there were no conflicts, Morgan Stanley executed an engagement letter with the Board. PHI had a due diligence call with Morgan Stanley on April 16, 2014.
On April 9, 2014, representatives of PHI and a representative of Sullivan & Cromwell met with representatives of Bidder D and a representative of outside counsel to Bidder D to discuss regulatory approval matters, including the nature of the potential regulatory commitments that Bidder D might be expected to make in order to secure the necessary regulatory approvals in the event of a transaction between PHI and Bidder D and the process for seeking and obtaining those approvals.
On April 10, 2014, the Finance Committee of the Board held a meeting that was also attended by certain other members of the Board, certain members of senior management and representatives of Lazard and Sullivan & Cromwell. The Finance Committee was provided with an update on Phase II, including with respect to the status of a draft Merger Agreement, the status of the establishment of an electronic data room, the status of discussions with Morgan Stanley regarding its possible retention as a financial advisor to the Board, the discussions with counterparties who were not invited to proceed in Phase II, the status of PHI’s consideration of regulatory approval matters, and the results of a meeting on regulatory matters that occurred with Bidder D on April 9, 2014. A representative of Sullivan & Cromwell also discussed with the Finance Committee key terms of a draft of a proposed Merger Agreement that had been prepared by Sullivan & Cromwell and members of senior management of PHI. In particular, Sullivan & Cromwell discussed with the Board a provision in the proposed Merger Agreement providing for a $180 million reverse termination fee which a buyer would pay to PHI if the transaction did not close due to failure to receive regulatory approvals as a way to partially compensate PHI in the event of termination of the Merger Agreement for the inability of PHI to file new rate cases while a merger transaction was pending. Other provisions related to regulatory matters were also discussed. The representative of Sullivan & Cromwell also discussed with the Finance Committee a structure whereby PHI would obtain from the counterparty an up-front cash payment in the amount of the proposed reverse termination fee by requiring the counterparty to purchase Company preferred stock at the time the Merger Agreement was executed.
Later on April 10, 2014, representatives of PHI and a representative of Sullivan & Cromwell met with representatives of Exelon and a representative of Kirkland & Ellis LLP, outside counsel to Exelon, which we refer to as Kirkland & Ellis, to discuss regulatory approval matters, including the nature of the potential regulatory commitments that Exelon might be expected to make in order to secure the necessary regulatory approvals in the event of a transaction between PHI and Exelon and the process for seeking and obtaining those approvals.
On April 11, 2014, an initial draft of the Merger Agreement was provided to Exelon and Bidder D. On April 11, 2014, PHI made available to each of Exelon and Bidder D additional non-public information regarding PHI in an electronic data room. Management of PHI and representatives of Lazard also continued to respond to additional due diligence requests from Exelon and Bidder D.
During the week of April 14, 2014, PHI held management meetings with each of Bidder D and Exelon.
On April 17, 2014, the Finance Committee of the Board held a meeting that was also attended by certain other members of the Board, members of senior management and representatives of Lazard and Sullivan & Cromwell. The Finance Committee was provided with an update on Phase II, including with respect to the management due diligence meetings that took place with each of Exelon and Bidder D, the fact that the draft Merger Agreement had been provided to the counterparties on April 11, 2014 and that revised drafts of the Merger Agreement were expected from each of Exelon and Bidder D the week of April 20, 2014, the regulatory approval and commitment discussions held with each of Exelon and Bidder D, and possible timing for receiving final proposals from each of Exelon and Bidder D.
On April 18, 2014, representatives of Kirkland & Ellis sent to Sullivan & Cromwell a memo describing Exelon’s most significant issues with respect to the April 11, 2014 Merger Agreement draft provided by PHI, including the amount and timing of the payment of a reverse termination fee, the definition of burdensome condition as it related to the level of regulatory commitments Exelon would be required to agree to with regulators, various deal protection provisions (particularly the terms of the no-shop provision and the amount and conditions for payment by PHI of a break-up fee), PHI’s ability to pay a stub dividend to its stockholders prior to closing, and the length of time during which Exelon would be required to maintain certain levels of employee compensation and benefits after closing a merger transaction. On April 21, 2014, representatives of Sullivan & Cromwell discussed Exelon’s most significant issues with representatives of Kirkland & Ellis. In particular, Sullivan & Cromwell provided guidance that limitations on the reverse termination fee and narrowing the definition of burdensome condition may significantly disadvantage Exelon’s bid.
On April 18, 2014, the Compensation/Human Resources Committee of the Board, or the Compensation Committee, also held a meeting that was also attended by representatives of Sullivan & Cromwell, Covington & Burling, LLP, outside counsel to PHI with respect to compensation matters, which we refer to as Covington & Burling, and Pearl Meyer & Partners, LLC, the independent compensation consultant to the Compensation Committee, which we refer to as PM&P. The Compensation Committee discussed with its advisors its desire to extend the terms of Mr. Rigby’s employment with PHI through the completion of a transaction in the event that PHI entered into a merger agreement with a counterparty. A representative of Sullivan & Cromwell informed the Compensation Committee that each of Exelon and Bidder D had indicated a preference to have Mr. Rigby remain as Chairman, President and Chief Executive Officer of PHI through completion of any merger transaction.
On April 21, 2014, representatives of PHI and Manatt, Phelps & Phillips, LLP, special regulatory counsel to PHI, met with representatives of Exelon and Kirkland & Ellis to discuss strategies for seeking necessary regulatory approvals.
On April 22, 2014, outside counsel to Bidder D sent to representatives of Sullivan & Cromwell comments on the April 11, 2014 Merger Agreement draft provided by PHI. On April 23, 2014, after discussion with senior management of PHI, Sullivan & Cromwell discussed with outside counsel to Bidder D the significant issues with respect to its revised draft of the Merger Agreement, including the timing, triggers for payment and amount of a reverse termination fee, the definition of burdensome condition as it relates to the level of regulatory commitments Bidder D would be required to agree to with regulators, deal protection provisions, the definition in the draft of the Merger Agreement of a Company material adverse effect, PHI’s ability to pay a stub dividend to its stockholders prior to closing, and the treatment of employee matters with respect to the period between signing and closing.
On April 23, 2014, Kirkland & Ellis sent representatives of Sullivan & Cromwell comments on the April 11, 2014 draft of the Merger Agreement provided by PHI. The comments reflected discussions had during the call between Sullivan & Cromwell and Kirkland & Ellis on April 21, 2014.
On April 24, 2014, the Finance Committee of the Board held a meeting that was also attended by all of the other members of the Board, certain members of senior management and representatives of Lazard, Morgan Stanley and Sullivan & Cromwell. A representative of Lazard discussed the status of various aspects of Phase II, including the proposed financing plans of each of Exelon and Bidder D and discussions by these potential counterparties regarding the transaction with the credit rating agencies, receipt of a revised draft of the Merger Agreement from each of Exelon and Bidder D, that final proposals were expected to be received on April 25, 2014, and that management and PHI’s advisors would discuss the proposals and endeavor to negotiate terms with the potential counterparties in advance of the Board’s meeting scheduled for April 29, 2014. After discussion, the Finance Committee determined that it would recommend to the Board that the Board meeting to consider the final proposals be held on April 29, 2014, and, based on terms and price, that a Board meeting be scheduled after the close of the market on May 2, 2014 to discuss and decide whether to proceed with a transaction and if so, to vote on a merger agreement with the leading bidder. A representative of Sullivan & Cromwell also reviewed with the directors the process undertaken by the Board in Phase I and Phase II and discussed with the directors certain aspects of the draft Merger Agreement and comments thereto from the counterparties. A representative of Sullivan & Cromwell also discussed with the directors that the non-disclosure agreements that PHI had entered into with each counterparty contained standstills that include “don’t ask, don’t waive” provisions and the effect of such provisions once PHI enters into a merger agreement. After discussion, the directors expressed the view that the “don’t ask, don’t waive”

aspect of the standstill should be waived by PHI with respect to the counterparties who were not invited to participate in Phase II. With respect to Exelon and Bidder D, the Finance Committee and other Board members present determined that such counterparties should be informed that such provision would not be waived, and the provision would be enforced, with respect to the party that is not successful, so as to enable PHI to obtain each party’s best price and terms as part of Phase II.
On April 24, 2014, the Board held a meeting that was also attended by certain members of senior management and a representative of Sullivan & Cromwell. A representative of Sullivan & Cromwell discussed with the Board the application of Delaware law with respect to evaluating the offers to be received, the duty of directors to consider both price and closing risks associated with any proposal and the complexities that can arise in such analysis based on contract terms and other differences between potential counterparties.
On April 24, 2014, the Compensation Committee also held a meeting that was attended by representatives of Sullivan & Cromwell, Covington & Burling and PM&P. The Compensation Committee discussed the possible extension of Mr. Rigby’s employment agreement for a period of up to two years if PHI were to enter into a merger agreement, possible terms of such an extension agreement, discussions with Mr. Rigby regarding the terms thereof and the desire of each of Exelon and Bidder D to have Mr. Rigby remain as President and Chief Executive Officer of PHI while a merger transaction is pending. The Compensation Committee determined to continue discussions regarding such possible extension and obtain additional information regarding the amounts that would be payable in connection therewith.
After the April 24, 2014 discussions between PHI’s directors, senior management and advisors at the Board meeting, at PHI’s direction, Lazard informed Exelon that based on the price offered in its initial indication of interest and Exelon’s comments on the draft Merger Agreement received on April 23, 2014, Exelon’s proposal was less attractive on price and transaction terms, and that Exelon should take these matters into consideration when submitting its final proposal on April 25, 2014. At PHI’s direction, Lazard also advised each of Exelon and Bidder D that the bids submitted on April 25, 2014 should represent their respective best and final offers and that each of them should not assume it would have an opportunity thereafter to improve their offers.
On April 25, 2014, PHI received final proposals to acquire PHI from each of Exelon and Bidder D, including revised drafts of the Merger Agreement. Exelon proposed to pay $27.00 per share in cash and Bidder D proposed to pay $26.50 per share in cash.
From April 26, 2014 through April 28, 2014, based on guidance received from the Board and members of senior management, representatives of Sullivan & Cromwell negotiated, and exchanged multiple revised drafts of the Merger Agreement with outside counsel for each of Exelon and Bidder D to address the significant issues raised by them, as discussed above. During this exchange, the parties focused on the definition of burdensome condition, the timing of the preferred stock investment to fund the reverse termination fee, the amount of the termination fee and the circumstances under which the termination fee would be payable.
On April 27, 2014, the Board held a meeting that was also attended by certain members of senior management and representatives of Lazard, Morgan Stanley and Sullivan & Cromwell. Mr. Rigby updated the Board with respect to the process since the April 24, 2014 Board meeting, including the proposals submitted on April 25, 2014 by Exelon of $27.00 per share in cash and by Bidder D of $26.50 per share in cash. Mr. Rigby also discussed with the Board an April 26, 2014 meeting among certain members of senior management of PHI and PHI’s outside legal and financial advisors during which different possible approaches had been discussed to seek to take advantage of the significant competition between Exelon and Bidder D to permit PHI to obtain the best possible price and the greatest transaction certainty. He advised the Board that during this meeting senior management and the outside advisors agreed with a proposed strategy of accelerating the process to reach final agreement with Exelon, as the bidder presenting both the highest price and best proposed contractual terms at the time, and given the risk to the process from public disclosure or speculation regarding a potential transaction, but continuing to negotiate strongly for the best possible contractual protections around transaction certainty from both bidders and remaining open throughout to the possibility of obtaining higher prices from Exelon and Bidder D. Mr. Rigby also discussed a subsequent telephone conversation on April 26, 2014 with representatives of Morgan Stanley and PHI’s Lead Independent Director with respect to the foregoing strategy in which they agreed with the strategy. Mr. Rigby also described negotiations between representatives of Sullivan & Cromwell and counsel to each of Exelon and Bidder D on the draft of the Merger Agreement and the progress that had been made with respect to the significant issues discussed above. Mr. Rigby noted that based on these discussions, he spoke to Mr. Crane on April 26, 2014 to indicate PHI’s potential desire to accelerate the timetable for entering into the Merger Agreement to following the close of business on April 29, 2014.
A representative of Sullivan & Cromwell discussed the status of negotiations with respect to the Merger Agreement with Exelon. The representative of Sullivan & Cromwell noted that Exelon had agreed generally to accept the material features of PHI’s position on significant items, including the formulation of the definitions of burdensome condition and Company material adverse effect proposed by PHI on April 26, 2014, and agreeing that PHI could pay a stub dividend to PHI’s common stockholders prior to closing. The representative of Sullivan & Cromwell also reported that agreement had been reached with Exelon on various deal protection provisions and on the amount and terms of the reverse break-up fee (whereby Exelon would agree to purchase $90 million of PHI’s preferred stock upon execution of the Merger Agreement, and would agree to purchase $18 million of preferred stock every 90 days thereafter up to an aggregate of $180 million). The representative of Sullivan & Cromwell also discussed the negotiations with respect to the Merger Agreement with Bidder D, including that Bidder D was still considering PHI’s proposed definition of burdensome condition (which Bidder D generally agreed to on April 28, 2014) and was resisting various aspects of the exceptions to the definition of a Company material adverse effect, but that Bidder D had agreed to purchase $180 million of PHI’s preferred stock upon the signing of the Merger Agreement to fund the reverse termination fee and had agreed that PHI could pay a stub dividend to its common stockholders prior to closing.
After discussion, the Board determined that, given the status of the Merger Agreement discussions, the limited number of open issues, and the advice from senior management and PHI’s advisors, it would be beneficial to PHI for the transaction and confidentiality reasons discussed above to seek to accelerate the timing of entering into a merger agreement. The Board also determined that senior management and PHI’s advisors should proceed on such accelerated basis understanding that facts and circumstances could change such that the Board might not be in a position to make a decision on April 29, 2014. There was discussion of the possibility of accelerating the timing for reaching final agreement with both Exelon and Bidder D, but after a thorough discussion with senior management and its advisors that alternative was viewed as impractical to achieve with respect to both Exelon and Bidder D simultaneously. The Board concurred with senior management and PHI’s advisors, and determined that if Bidder D ended up having the more attractive proposal, PHI would defer final action on that proposal until May 2, 2014.
On April 28, 2014, the Chief Executive Officer of Bidder D called Mr. Rigby and asked what level of price increase was necessary for Bidder D to be the highest bidder. In response, Mr. Rigby asked for Bidder D’s best and final price, and in response, Bidder D raised its bid to $27.00 per share in cash. Following that call, on April 28, 2014, Mr. Rigby informed Mr. Crane that Bidder D had raised its bid and asked Mr. Crane for Exelon’s best and final price. In response, Exelon raised its bid to $27.25 per share in cash.
During the morning of April 29, 2014, the Board held a meeting attended by certain members of senior management and representatives of Lazard, Morgan Stanley and Sullivan & Cromwell. Mr. Rigby updated the Board with respect to the increased bids made by each of Exelon and Bidder D. Mr. Rigby noted that each such counterparty had indicated to Mr. Rigby that its increased bid was its best and final offer on price, and that based on the higher price being offered by Exelon and the other terms in the Merger Agreement draft that Exelon had agreed to, that the purpose of the meeting was for the Board to discuss and consider a proposed transaction with Exelon. Representatives of Sullivan & Cromwell reviewed with the Board the directors’ fiduciary duties under Delaware law, the process followed by the Board in connection with considering the transaction and the terms of the draft Merger Agreement with Exelon. A representative of Lazard reviewed with the Board PHI’s standalone management plan and discussed the firm’s valuation analysis of PHI based on such plan as compared to the prices being offered by Exelon and Bidder D, including that the top end of the discounted cash flow analysis with respect to the management base case was below the prices being offered by each of Exelon and Bidder D. A representative of Morgan Stanley reviewed with the Board the sale process PHI had followed and Morgan Stanley’s valuation analysis with respect to PHI, including the premium and multiple to be received in the Merger. Members of senior management reviewed with the Board the anticipated regulatory approval process, the regulatory commitments agreed to by Exelon and the due diligence that senior management had performed on Exelon and Bidder D, including with respect to regulatory relationships, reliability, operating track records and employee matters. Mr. Crane and certain other members of senior management of Exelon then joined the Board meeting. Mr. Crane addressed the Board, including as to Exelon’s regulatory commitments in connection with the Merger.
On April 29, 2014, the Compensation Committee also held a meeting that was attended by representatives of Sullivan & Cromwell, Covington & Burling and PM&P. The Compensation Committee reviewed and discussed the terms of the proposed extension of Mr. Rigby’s employment agreement and approved, subject to PHI entering into the Merger Agreement, the amendment of Mr. Rigby’s employment agreement on such terms, which would, among other things, extend the term of his employment for an additional period of up to two years.

In the afternoon of April 29, 2014, the Board held a meeting attended by certain members of senior management and representatives of Lazard, Morgan Stanley and Sullivan & Cromwell. Representatives of Sullivan & Cromwell summarized the negotiations that had taken place since the meeting earlier in the day and presented the final Merger Agreement, including the certificate of designation and subscription agreement for the Series A preferred stock, which Exelon would purchase in order to fund the reverse termination fee. Lazard delivered its oral opinion to the Board (which was subsequently confirmed by delivery of a written opinion dated April 29, 2014), to the effect that, as of April 29, 2014, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its opinion, the Merger consideration of $27.25 in cash per share of outstanding Company common stock to be paid to holders of such Company common stock (other than excluded shares) in the Merger was fair, from a financial point of view, to such holders. Morgan Stanley delivered its oral opinion to the Board (which was subsequently confirmed by delivery of a written opinion dated April 29, 2014), to the effect that, as of April 29, 2014, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its opinion, the Merger consideration to be received by holders of shares of Company common stock (other than excluded shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders. Thereafter, the Board unanimously determined that the Merger is fair to and in the best interests of PHI and its stockholders and approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, and resolved that the Merger Agreement be submitted for consideration by the holders of PHI’s common stock at a special meeting of stockholders, and recommended that such stockholders of PHI vote to adopt the Merger Agreement.
PHI then sent letters to each of Bidders B, C and E waiving the “don’t ask, don’t waive” aspect of the standstill provision contained in the non-disclosure agreements between PHI and each of such bidders.
Immediately thereafter, Exelon, PHI and Merger Sub executed the Merger Agreement and the subscription agreement with respect to the Series A preferred stock. On April 30, 2014, PHI and Exelon issued a joint press release announcing the execution of the Merger Agreement prior to the commencement of trading on the NYSE. The Certificate of Designation with respect to the Series A preferred stock was filed by PHI with the Secretary of State of the State of Delaware on April 30, 2014.
On July 18, 2014, PHI, Exelon and Merger Sub entered into the amended and restated Merger Agreement following approval thereof by their respective boards of directors. The amended and restated Merger Agreement did not make any material changes to the terms of the original Merger Agreement.
Reasons for the Merger; Recommendation of Our Board

Reasons for the Merger
The Board held six meetings at which the possibility of initiating or executing the exploration of a sales process was discussed. Beginning on February 26, 2014, PHI’s outside legal advisor, Sullivan & Cromwell, and financial advisor, Lazard, participated in portions of the six meetings of the Board at which such subject matter was discussed. On April 12, 2014, the Board also retained Morgan Stanley as an additional financial advisor. The Board met in executive session at each meeting without management and advisors.
At a meeting held on April 29, 2014, the Board unanimously determined that the Merger is advisable and fair to and in the best interests of PHI and its stockholders, approved the Merger Agreement and resolved to recommend that PHI’s stockholders adopt the Merger Agreement. On July 18, 2014, the Board approved amendments to the Merger Agreement and resolved to recommend that PHI’s stockholders adopt the amended and restated Merger Agreement.
The Board believes that PHI’s operating performance was improving and that over time, improved operating performance should improve regulatory outcomes and financial performance. However, the unsolicited inquiries regarding a possible transaction, combined with the announcement of Mr. Rigby’s retirement plans, caused the Board to consider whether a sale transaction might be preferable to the status quo. The results of that exploration led to the Merger Agreement with Exelon and the $27.25 Per Share Merger Consideration, which the Board approved because it believes it compensates stockholders not only for the value of PHI’s current business and results but also for the potential that these results will improve as future regulatory outcomes improve. The Board also believes that the time to execute a sale for cash is advantageous because utility trading multiples are at historic highs due in part to the low interest rate environment and the resulting attractiveness of utility dividend yields. While it is impossible to accurately predict future interest rates or stock price multiples, the Board believes there likely is more risk of interest rates increasing and utility multiples decreasing than the alternative, suggesting this could be an optimal time to sell PHI for cash.
In addition to the foregoing, the material factors considered by the Board in making these determinations included the following:
•
  Their understanding of the business, operations, financial condition, earnings, regulatory position, strategy and prospects of PHI, as well as PHI’s historical and projected financial performance.
•
  The $27.25 Per Share Merger Consideration represented approximately a 29.5% premium to the volume-weighted average trading price of PHI’s common stock for the 20 trading day period ending on April 25, 2014, the last full trading day prior to press speculation regarding a possible merger transaction. The premium offered represents approximately $1.6 billion of value to PHI’s stockholders.
•
  That the $27.25 Per Share Merger Consideration indicated an implied valuation multiple of 22.7x PHI’s projected earnings per share, or EPS, for fiscal year 2014, as compared to a precedent transaction median multiple of 17.7x EPS for the current fiscal year.
•
  The opinions of Lazard and Morgan Stanley, each dated April 29, 2014, that as of such date and based on, and subject to, various assumptions and limitations described in their respective opinions, the $27.25 Per Share Merger Consideration to be received by holders of PHI’s common stock (other than Excluded Shares) was fair, from a financial point of view, to such holders, including the various analyses undertaken by Lazard and Morgan Stanley in connection with their respective opinions, each of which is described below under “The Merger—Opinion of Lazard” and “The Merger—Opinion of Morgan Stanley” beginning on pages 34 and 42, respectively, and particularly the fact that these analyses show that the $27.25 Per Share Merger Consideration was above the range of values that resulted from most of the valuation methodologies employed by these firms.
•
  The negotiations that took place between the parties resulted in an increase from Exelon’s initial expression of interest on February 5, 2014 of approximately $22.00 per share to the Per Share Merger Consideration of $27.25.
•
  That the Company had conducted a competitive process and that Exelon was the highest bidder in such process.
•
  That under the Merger Agreement, PHI is permitted to declare and pay regular quarterly dividends on its common stock of up to $0.27 per share, and that PHI is permitted to pay a pro-rata final dividend based upon the number of days from the record date for the prior full dividend to the closing date of the Merger.
•
  The Board’s belief that the all-cash merger consideration will allow PHI’s common stockholders to realize in the near term a fair value, in cash, for their shares, while avoiding medium and long-term market and business risks and the risks associated with realizing current expectations for PHI’s future financial performance.
•
  The Board’s belief that the Per Share Merger Consideration compensates PHI’s common stockholders not only for the value of PHI’s current business and results but also for the potential that these results will improve as future regulatory outcomes improve.
•
  All of the terms and conditions of the Merger Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing of the Merger, the form and structure of the Merger consideration, the termination rights and the right of PHI under certain circumstances upon termination of the Merger Agreement associated with failure to obtain regulatory approvals to redeem the Series A preferred stock for a nominal amount.
•
  That while the Merger Agreement contains a covenant prohibiting PHI from soliciting third-party acquisition proposals, the Merger Agreement permits PHI, prior to the time that Company stockholders adopt the Merger Agreement, to discuss and negotiate, under specified circumstances, an unsolicited acquisition proposal should one be made and, if the Board determines in good faith, after consultation with its legal and financial advisors, that the unsolicited acquisition proposal constitutes a superior proposal within the meaning of the Merger Agreement, the Board is permitted, after taking certain steps, to terminate the Merger Agreement in order to enter into a definitive agreement for that superior proposal, subject to payment of a termination fee of $259 million (or $293 million if the superior proposal is made by Bidder D).

•
  That the Merger Agreement allows the Board, prior to the time that our stockholders adopt the Merger Agreement, to change or withdraw its recommendation of the Merger Agreement in connection with a superior proposal or if any change, event, or occurrence becomes known to or understood by the Board that the Board determines in good faith, after consultation with its legal advisors, and if the failure to do so would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law.
The Board also considered a variety of risks and potentially negative factors concerning the Merger and the Merger Agreement, including the following:
•
  The risk that the Merger will be delayed or will not be completed, including the risk that the required regulatory approvals may not be obtained, as well as the potential loss of value to PHI’s stockholders and the potential negative impact on the financial position, operations and prospects of PHI if the Merger is delayed or is not completed for any reason.
•
  That PHI’s common stockholders will have no ongoing equity participation in PHI or Exelon following the Merger and that PHI stockholders will cease to participate in PHI’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of PHI’s common stock in the future.
•
  The risk of incurring substantial expenses related to the Merger, including in connection with the pursuit of regulatory approvals and also in connection with potential litigation that may arise in the future, and which subsequently did arise.
•
  The significant costs involved in connection with negotiating the Merger Agreement and completing the Merger, the substantial management time and effort required to effectuate the Merger and the related disruption to PHI’s day-to-day operations during the pendency of the Merger.
•
  That PHI will be required to bear certain costs and expenses involved in connection with negotiating the Merger Agreement and attempting to close the Merger if the Merger is not consummated.
•
  The risk, if the Merger is not consummated, that the pendency of the Merger could affect adversely the relationship of PHI and its subsidiaries with their respective regulators, customers, employees, suppliers, agents and others with whom they have business dealings.
•
  The terms of the Merger Agreement that place restrictions on the conduct of PHI’s business prior to completion of the Merger, including PHI’s ability to file rate cases, which may delay or prevent PHI from undertaking business opportunities that may arise prior to completion of the Merger, and the resultant risk if the Merger is not consummated.
•
  That the receipt of cash in exchange for shares of PHI common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes for many Company stockholders.
•
  That PHI’s executive officers and directors may have interests in the Merger that are different from, or in addition to, the interests of PHI’s stockholders, including the vesting of stock-based awards held by executive officers and directors, the payment of cash severance to certain executives of PHI if a termination of employment were to occur under specified circumstances in connection with the Merger, and the interests of PHI’s directors and officers in continued indemnification and insurance coverage from the surviving corporation and Exelon under the terms of the Merger Agreement.
Recommendation of Our Board
Our Board recommends that you vote “FOR” approval of the Merger Proposal, the adoption of the Merger Agreement.
Opinion of Lazard

Summary of Opinion
PHI (which for purposes of Lazard’s opinion and summary of financial analyses refers only to Pepco Holdings, Inc. and not its subsidiaries) retained Lazard to provide it with financial advisory services and a fairness opinion in connection with the Merger. On April 29, 2014, Lazard rendered its written opinion, consistent with its oral opinion rendered on the same date, to our Board that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the Per Share Merger Consideration to be paid to holders of PHI common stock, other than the “excluded holders,” in the Merger was fair, from a financial point of view, to such holders. For purposes of this section, “excluded holders” means (i) PHI (as the holder of treasury shares) or any of the wholly-owned subsidiaries of PHI, (ii) Exelon, Merger Sub or any of their respective wholly-owned subsidiaries and (iii) holders of PHI common stock who have properly demanded an appraisal of their shares of PHI common stock.
The full text of Lazard’s written opinion, dated April 29, 2014, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety. The following summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Lazard’s opinion and this section carefully and in their entirety.
Lazard’s engagement and its opinion were for the benefit of our Board (in its capacity as such), and Lazard’s opinion was rendered to our Board in connection with its evaluation of the Merger and addressed only the fairness as of the date of the opinion, from a financial point of view, to holders of PHI common stock (other than the excluded holders) of the consideration to be paid to such holders in the Merger. Lazard’s opinion was not intended to, and does not, constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any matter relating thereto. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. Lazard did not express any opinion as to the price at which shares of PHI common stock may trade at any time subsequent to the announcement of the Merger. In addition, Lazard’s opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which PHI might engage or the merits of the underlying decision by PHI to engage in the Merger.
In connection with its opinion, Lazard:
•
  Reviewed the financial terms and conditions of a draft of the Merger Agreement, dated as of April 29, 2014;
•
  Reviewed certain publicly available historical business and financial information relating to PHI;
•
  Reviewed various financial forecasts and other data provided to Lazard by PHI relating to the business of PHI, including PHI management’s base case financial forecasts, which are referred to in this discussion as the “PHI Management Plan” and are described in “—Forecasted Financial Information” beginning on page 46, and PHI management’s regulatory upside case financial forecasts, which are referred to in this discussion as the “PHI Regulatory Upside Case” and are described in “—Forecasted Financial Information” beginning on page 46, as well as certain down-side sensitivities to the PHI Management Plan;
•
  Held discussions with members of senior management of PHI with respect to the business and prospects of PHI;
•
  Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of PHI;
•
  Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of PHI;
•
  Reviewed historical stock prices and trading volumes of PHI common stock; and
•
  Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.
Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of PHI or concerning the solvency or fair value of PHI, and Lazard was not furnished with any such valuation or appraisal. Management of PHI advised Lazard that the PHI Management Plan financial forecasts represent the best currently available estimates and judgments as to the future financial performance of PHI and, accordingly, for purposes of Lazard’s analyses in connection with its opinion, PHI directed Lazard to utilize the PHI Management Plan financial forecasts. With respect to the financial forecasts utilized in Lazard’s analyses, Lazard assumed, with the consent of PHI, that they were reasonably prepared. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based.
In rendering its opinion, Lazard assumed, with the consent of PHI, that the Merger would be consummated on the terms described in the Merger

Agreement dated as of April 29, 2014, without any waiver or modification of any terms or conditions material to Lazard’s opinion. Lazard also assumed, with the consent of PHI, that obtaining the necessary governmental, regulatory or third-party approvals and consents for the Merger would not have an adverse effect on PHI or the Merger in any respect material to Lazard’s opinion. Lazard did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that PHI had obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Per Share Merger Consideration to the extent expressly specified in the opinion) of the Merger, including, without limitation, the form or structure of the Merger; any agreements or arrangements entered into in connection with, or contemplated by, the Merger; or any of the terms of the preferred stock contemplated to be issued by PHI to Exelon in connection with the Merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the Per Share Merger Consideration or otherwise.
In connection with rendering its opinion, Lazard performed certain financial analyses and reviews of certain information that Lazard deemed appropriate in connection with rendering its opinion as summarized below under “—Summary of Lazard Financial Analyses.” The summary of the analyses and reviews provided below under “—Summary of Lazard Financial Analyses” is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and review and the application of those methods to particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Considering selected portions of these analyses and reviews or the summary contained in “—Summary of Lazard Financial Analyses,” without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion. In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any particular analysis or review or application thereof considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.
For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PHI. No company, business or transaction used in Lazard’s analyses and reviews, as a comparison, is identical to PHI, its business or the Merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual results or values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.
Summary of Lazard Financial Analyses
The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 24, 2014, and is not necessarily indicative of current market conditions.
Selected Comparable Company Multiples Analysis
Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to selected comparable publicly traded regulated utility companies whose operations Lazard believed, based on its experience with companies in the regulated utility industry and professional judgment, to be generally relevant in analyzing PHI’s operations. Lazard then compared such information to the corresponding information for PHI.

The selected group of companies used in this analysis, which we refer to in this proxy statement as the PHI comparable companies, was as follows:
•
  Consolidated Edison, Inc.
•
  Northeast Utilities
•
  NorthWestern Corporation
•
  UIL Holdings Corporation
•
  WGL Holdings, Inc.
Lazard selected the companies reviewed in this analysis because, among other things, the PHI comparable companies operate businesses similar to the business of PHI. However, no selected company is identical to PHI. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the Merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of PHI and the PHI comparable companies that could affect the public trading values of each also are relevant.
Lazard calculated and compared various financial multiples and ratios of each of the PHI comparable companies, including, among other things:
•
  the ratio of each company’s April 24, 2014 closing share price to its calendar year 2014 and estimated 2015 EPS; and
•
  the ratio of each company’s enterprise value, which Lazard calculated as the market capitalization of each company (based on each company’s closing share price as of April 24, 2014 and fully-diluted share count as of December 31, 2013 (or the applicable date specified in its Form 10-K or Form 10-Q, as applicable, for the calendar year or quarter ended December 31, 2013, respectively)), plus debt, less cash, cash equivalents and marketable securities as of December 31, 2013, to its calendar year 2014 and 2015 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as “EBITDA.”
The EPS and EBITDA estimates for each of the PHI comparable companies used by Lazard in its analysis were based on Wall Street research, which represents publicly available consensus estimates. The following table summarizes the results of this review:

PHI Comparable Companies Multiples
Share Price to 2014E EPS(1)	15.2x – 17.2x
Share Price to 2015E EPS	14.7x – 16.1x
Enterprise Value to 2014E EBITDA(1)	8.4x – 10.2x
Enterprise Value to 2015E EBITDA	7.7x – 9.5x

(1)
  The 2014 multiples of NorthWestern Corporation were excluded because Lazard believed, in its professional judgment, that such multiples were impacted by a significant pending acquisition not reflected in NorthWestern Corporation’s estimated 2014 financial forecasts based on Wall Street research.
Based on an analysis of the relevant metrics for each of the PHI comparable companies, as well as its professional judgment and experience, Lazard selected reference ranges of:
•
  16.25x to 17.50x for share price to 2014 estimated EPS and 15.00x to 16.25x for share price to 2015 estimated EPS; and
•
  8.50x to 9.00x for enterprise value to estimated 2014 EBITDA and 7.75x to 8.25x for enterprise value to estimated 2015 EBITDA.
Lazard applied each such range of share price to EPS multiples, which are referred to as “P/E multiples,” for the PHI comparable companies to the estimated EPS of PHI, as reflected in the PHI Management Plan financial forecasts, and applied each such range of enterprise values to EBITDA multiples for the PHI comparable companies to the estimated EBITDA of PHI, as reflected in the PHI Management Plan.
This analysis resulted in an implied price per share range for shares of PHI common stock, as compared to the Per Share Merger Consideration provided in the Merger Agreement, as set forth below.

Implied Price Per Share Range	Per Share Merger Consideration
$19.75 – $22.00	$27.25

Discounted Cash Flow Analysis
Lazard performed a discounted cash flow analysis of PHI, which is a valuation methodology used to derive a valuation of a company by calculating the present value of its estimated future cash flows. “Future cash flows” refers to projected unlevered free cash flows of a company. Lazard calculated the discounted cash flow value for PHI as the sum of the net present value of each of:
•
  the estimated future cash flows that PHI is expected to generate for each of years 2014 through 2018; and
•
  the estimated value of PHI at the end of 2018, or the terminal value.
The estimated future cash flow was derived from data provided by PHI management under the PHI Management Plan, as the PHI Management Plan did not itself provide an explicit calculation of estimated unlevered free cash flows. The following table sets forth the estimated future cash flow as calculated by Lazard based on the PHI Management Plan for each of years 2014 through 2018:

Fiscal Year Ending December 31,
2014E	2015E	2016E	2017E	2018E
(in millions)
($267)	($110)	($71)	($15)	$24

For its discounted cash flow calculations, Lazard applied discount rates ranging from 5.25% to 5.75%. Such discount rates were based on the mid-range of Lazard’s judgment of the estimated range of weighted average cost of capital, based on a number of factors, including, among others, the median unlevered risk profile of PHI’s selected group of comparable companies as set forth above in “—Selected Comparable Company Multiples Analysis,” PHI’s estimate of its after-tax cost of long-term debt and PHI’s consolidated leverage ratio.
The terminal value of PHI was calculated applying various exit EBITDA multiples ranging from 8.5x to 9.0x and applying various exit P/E multiples, ranging from 16.25x to 17.50x. The exit EBITDA multiples were selected by Lazard by reference to enterprise value to EBITDA trading multiples calculated for PHI as well as the enterprise value to EBITDA trading multiples of the PHI comparable companies. The exit P/E multiples were selected by Lazard by reference to P/E trading multiples calculated for PHI as well as the P/E trading multiples of the Pepco comparable companies. Lazard applied such ranges of exit EBITDA multiples and exit P/E multiples to the relevant financial data of PHI, consistent with the PHI Management Plan, to determine a terminal value for PHI.
Lazard averaged the price per share ranges implied by these calculations and, based on this analysis, reviewed the implied price per share range for shares of PHI common stock as compared to the Per Share Merger Consideration provided in the Merger Agreement as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$21.75 – $25.00	$27.25

Selected Precedent Transactions Multiples Analysis
Lazard reviewed and analyzed selected precedent merger and acquisition transactions involving companies in the power and utilities industry it viewed as generally relevant in analyzing PHI. In performing this analysis, Lazard reviewed certain financial information and transaction multiples relating to the companies involved in such selected transactions and compared such information to the corresponding information for PHI. Specifically, Lazard reviewed 13 merger and acquisition transactions announced since May 2005 involving companies in the power and utilities industry for which sufficient public information was available.

The selected group of transactions reviewed in this analysis was as follows:

Announcement Date	Acquiror	Target
12/11/2013	Fortis Inc.	UNS Energy Corporation
5/29/2013	Berkshire Hathaway Energy Company (f/k/a MidAmerican Energy Holdings Company)	NV Energy, Inc.
2/21/2012	Fortis Inc.	CH Energy Group, Inc.
7/12/2011	Gaz Métro Limited Partnership	Central Vermont Public Service Corporation
4/28/2011	Exelon Corporation	Constellation Energy Group, Inc.
4/20/2011	The AES Corporation	DPL Inc.
1/10/2011	Duke Energy Corporation	Progress Energy, Inc.
2/11/2010	FirstEnergy Corp.	Allegheny Energy, Inc.
10/26/2007	Macquarie Infrastructure Partners	Puget Energy, Inc.
6/25/2007	Iberdrola, S.A.	Energy East Corporation
2/7/2007	Great Plains Energy Incorporated / Black Hills Corp.	Aquila, Inc.
5/24/2005	Berkshire Hathaway Energy Company (f/k/a MidAmerican Energy Holdings Company)	PacifiCorp
5/9/2005	Duke Energy Corporation	Cinergy Corp.

To the extent publicly available, Lazard reviewed, among other things, the P/E multiples of each of the target companies implied by the selected transactions by comparing the per share acquisition price to the relevant target company’s estimated EPS at the time of the transaction for the fiscal year immediately following the fiscal year in which the relevant transaction was announced, and the enterprise value to EBITDA multiples of each of the target companies implied by the selected transactions by comparing the enterprise value implied by the acquisition price to the relevant target company’s estimated EBITDA for the fiscal year immediately following the fiscal year in which the relevant transaction was announced. Estimated EPS and EBITDA amounts for the target companies were based on publicly available Wall Street consensus estimates or other publicly available financial information and analyst research. The following table summarizes the results of this review:

	Selected Precedent Transactions P/E Multiples	Selected Precedent Transactions Enterprise Value to EBITDA Multiples
High	22.7x	9.8x
Mean	16.9x	8.4x
Median	17.7x	8.7x
Low	11.9x	5.9x

Based on an analysis of the relevant metrics for each of the transactions, as well as its professional judgment and experience, Lazard applied a P/E multiple range of 16.5x to 18.5x to the 2014 estimated EPS of PHI and a P/E multiple range of 15.25x to 17.25x to the 2015 estimated EPS of PHI. Lazard also applied an EBITDA multiple range of 8.50x to 9.25x to the 2014 estimated EBITDA of PHI and an EBITDA multiple range of 8.00x to 8.75x to the 2015 estimated EBITDA of PHI. The 2014 and 2015 EPS and EBITDA estimates for PHI were as reflected in the PHI Management Plan.
This analysis resulted in an implied price per share range for shares of PHI common stock, as compared to the Per Share Merger Consideration provided in the Merger Agreement as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$20.25 – $23.50	$27.25

Other Analyses
The analyses and data described below were presented to our Board for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.

52-Week High/Low Trading Prices
Lazard reviewed the range of trading prices of shares of PHI common stock for the 52 weeks ended on April 24, 2014. Lazard observed that, during such period, the intraday share price of PHI common stock ranged from $18.04 per share to $22.72 per share, as compared to the Per Share Merger Consideration of $27.25 per share.
Research Analyst Price Targets
Lazard reviewed recently-available equity analyst price targets based on published, publicly available Wall Street equity research reports prepared by equity analysts covering PHI, which indicated 12-month target prices that ranged from $18.00 to $21.00 and next 12 months dividends of $1.08 per share discounted to March 31, 2014 at an illustrative 8% cost of equity. Lazard observed that such price targets ranged from $17.75 per share to $20.50 per share, as compared to the merger consideration of $27.25 per share.
Dividend Discount Analysis
Lazard performed a dividend discount analysis of shares of PHI common stock, which calculates an implied equity value per share by discounting to the present the value of the future dividends per share of PHI common stock expected to be paid by PHI, as reflected in the PHI Management Plan, based on an assumed equity discount rate ranging from 7.5% to 8.5%.
This analysis resulted in an implied price per share range for shares of PHI common stock, as compared to the Per Share Merger Consideration provided in the Merger Agreement, as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$15.75 – $21.75	$27.25

Infrastructure Returns Analysis
Lazard performed an illustrative infrastructure returns analysis utilizing exit net income multiples ranging from 16.5x to 18.5x, based on selected precedent transaction net income multiples, and an assumed required equity return ranging from 10.0% to 12.0%, based on an illustrative required range of equity returns expected by long-term investors, which Lazard selected based on its professional judgment and experience, in each case as applied to an assumed 2025 terminal year net income of $505 million. The results of this analysis implied an equity value per share range for PHI common stock, as compared to the Per Share Merger Consideration provided in the Merger Agreement, as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$18.75 – $21.75	$27.25

Discounted Cash Flow Sensitivity Analysis – Multiple Reduction Case
Lazard performed a discounted cash flow sensitivity analysis of PHI using the same methodology as set forth above in “—Discounted Cash Flow Analysis,” except Lazard, at the direction of management of PHI, assumed that the P/E multiple range was reduced by 3.38x from the PHI Management Plan and the EBITDA multiple range was reduced by 0.75x from the PHI Management Plan.
The following table sets forth the estimated unlevered free cash flow as calculated by Lazard based on the PHI Management Plan for each of years 2014 through 2018:

Fiscal Year Ending December 31,
2014E	2015E	2016E	2017E	2018E
(in millions)
($267)	($110)	($71)	($15)	$24

Lazard averaged the price per share ranges implied by these calculations and, from this analysis, estimated an implied price per share range for shares of PHI common stock, as compared to the Per Share Merger Consideration provided in the Merger Agreement as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$17.50 – $20.75	$27.25

Discounted Cash Flow Sensitivity Analysis – Lower ROE Case
Lazard performed a discounted cash flow sensitivity analysis of PHI using the same methodology as set forth above in “—Discounted Cash Flow Analysis,” except Lazard, at the direction of management of PHI, assumed that PHI’s consolidated earned return on equity for each of years 2014 through 2018 was 0.7% below the PHI Management Plan, equating to approximately 7.3% by 2018, and Lazard further assumed that PHI issued $150 million of common equity in 2016.
The following table sets forth the estimated unlevered free cash flow as calculated by Lazard based on the PHI Management Plan (as adjusted at the direction of management of PHI) for each of years 2014 through 2018:

Fiscal Year Ending December 31,
2014E	2015E	2016E	2017E	2018E
(in millions)
($298)	($143)	($101)	($44)	($10)

Lazard averaged the price per share ranges implied by these calculations and, from this analysis, estimated an implied price per share range for shares of PHI common stock, as compared to the Per Share Merger Consideration provided in the Merger Agreement, as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$19.75 – $22.75	$27.25

Discounted Cash Flow Sensitivity Analysis – PHI Regulatory Upside Case
Lazard performed a discounted cash flow sensitivity analysis of PHI using the same methodology as set forth above in “—Discounted Cash Flow Analysis,” except Lazard, at the direction of management of PHI, derived the estimated future cash flows of PHI from data provided under the PHI Regulatory Upside Case financial forecasts, as the PHI Regulatory Upside Case itself did not provide an explicit calculation of unlevered free cash flows.
The following table sets forth the estimated unlevered free cash flow as calculated by Lazard based on the PHI Regulatory Upside Case for each of years 2014 through 2018:

Fiscal Year Ending December 31,
2014E	2015E	2016E	2017E	2018E
(in millions)
($258)	($63)	($50)	$16	$62

Lazard averaged the price per share ranges implied by these calculations and, from this analysis, estimated an implied price per share range for shares of PHI common stock, as compared to the Per Share Merger Consideration provided in the Merger Agreement, as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$24.00 – $27.50	$27.25

Miscellaneous
In connection with Lazard’s services as financial advisor to PHI with respect to the Merger, PHI agreed to pay Lazard a fee based on the aggregate consideration involved in the Merger, calculated as of immediately prior to the closing of the Merger (as of April 29, 2014, such amount was calculated to be approximately $24.4 million), of which one-fourth became payable upon the rendering of Lazard’s opinion and the remainder is contingent upon the closing of the Merger. PHI has also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against various liabilities that may arise from or be related to Lazard’s engagement, including certain liabilities under United States federal securities laws. Other than in connection with Lazard’s services as financial advisor to PHI with respect to the Merger, Lazard and its affiliates have not received fees for providing financial advisory services to PHI or Exelon during the last two years.
Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In addition, in the ordinary course, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by current and former managing directors of Lazard) and their respective affiliates and employees may trade securities of PHI, Exelon and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of PHI, Exelon and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.
Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to PHI because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in the utility industry specifically, as well as its familiarity with the business of PHI.
PHI and Exelon determined the Per Share Merger Consideration of $27.25 in cash per share of PHI common stock, to be paid to the holders of PHI common stock (other than the excluded holders) in the Merger, through arm’s-length negotiations, and our Board unanimously approved such Per Share Merger Consideration. Lazard did not recommend any specific consideration to our Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the Merger. Lazard’s opinion was one of many factors considered by our Board, as discussed further in “The Merger—Reasons for the Merger; Recommendation of Our Board” beginning on page 32.
Opinion of Morgan Stanley

Summary of Opinion
Morgan Stanley was retained by our Board to act as its financial advisor in connection with the proposed Merger. Our Board selected Morgan Stanley to act as one of its financial advisors based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the industry, business and affairs of the company. On April 29, 2014, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to our Board that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its opinion, the Per Share Merger Consideration to be received by stockholders, other than to holders of certain “excluded shares,” pursuant to the Merger Agreement dated as of April 29, 2014 was fair from a financial point of view to such holders. For the purposes of this section, “excluded shares” means (i) treasury shares held by PHI, or shares held by any direct or indirect wholly-owned subsidiary of PHI, (ii) shares held by Exelon, Merger Sub or by any direct or indirect wholly-owned subsidiary of Exelon or Merger Sub and (iii) shares of PHI common stock held by stockholders who have properly demanded an appraisal of their shares of PHI common stock.
The full text of Morgan Stanley’s written opinion to our Board, dated April 29, 2014, is attached to this proxy statement as Annex C. Our stockholders should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to our Board, in its capacity as such, and addressed only the fairness from a financial point of view of the Per Share Merger Consideration to be received by the stockholders pursuant to the Merger Agreement as of the date of the opinion and did not address any other aspects or implications of the Merger. Morgan Stanley’s opinion does not constitute advice or a recommendation as to how any of our stockholders should vote at any stockholders’ meeting to be held in connection with the Merger or to take any other action with respect to the Merger.
In arriving at its opinion, Morgan Stanley, among other things:
•
  Reviewed certain publicly available financial statements and other business and financial information of PHI;
•
  Reviewed certain internal financial statements and other financial and operating data concerning PHI;
•
  Reviewed certain financial projections prepared by our management;
•
  Discussed the past and current operations and financial condition and the prospects of PHI with our senior executives;
•
  Reviewed the reported prices and trading activity for our common stock;
•
  Compared our financial performance and the prices and trading activity of our common stock with that of certain other publicly-traded companies comparable with us and our securities;
•
  Reviewed published estimates of independent research analysts with respect to our future financial performance and price targets;

•
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•
  Participated in certain discussions among our representatives and Exelon and their financial and legal advisors;
•
  Reviewed the form of the Merger Agreement as of April 27, 2014 and certain related documents; and
•
  Performed such other analyses and considered such other factors as it has deemed appropriate.
In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by us, and formed a substantial basis for Morgan Stanley’s opinion. Morgan Stanley further relied upon assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of our management of our future financial performance. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the form of the Merger Agreement as of April 27, 2014 without any waiver, amendment or delay of any terms or conditions in any manner that would be material to its opinion. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley noted that it is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, our assessment and our legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to the Per Share Merger Consideration to be received by the holders of shares of our common stock in the transaction. In arriving at its opinion, Morgan Stanley noted that it did not make any independent valuation or appraisal of our assets or liabilities, nor was it furnished with any such valuations or appraisals. Morgan Stanley also noted that it did not conduct a physical inspection of our properties and facilities. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after such date may have affected or may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley has not assumed any obligation to update, revise or reaffirm its opinion.
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion to our Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
Summary of Morgan Stanley Financial Analyses
Morgan Stanley reviewed the historical trading ranges of our common stock for the last 12 months ended April 25, 2014. Morgan Stanley noted that, as of April 25, 2014, the closing price of our common stock was $21.85, and that, for the last 12 months ended April 25, 2014, the low and high closing prices for our common stock were $18.07 and $22.60 per share.
Equity Research Analysts’ Price Targets
Morgan Stanley reviewed the most recent equity research analysts’ per-share target prices for PHI. These targets reflect each analyst’s estimate of the future public market trading price for our common stock. Target prices for our common stock ranged from $18.00 to $21.25 as of April 25, 2014, compared to the Per Share Merger Consideration of $27.25.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for our common stock and these estimates are subject to uncertainties, including the future financial performance of PHI and future financial market conditions.
Comparable Public Companies Analysis
Morgan Stanley reviewed and compared certain publicly available and internal financial information, ratios and publicly available market multiples relating to us to corresponding financial data for publicly-traded utility companies that shared characteristics with us to derive an implied valuation range for us.
The companies included in the comparable companies analysis were:
•
  Consolidated Edison Inc.;
•
  Northeast Utilities;
•
  UIL Holdings Corporation; and
•
  WGL Holdings, Inc.
Morgan Stanley then reviewed both publicly available and internal financial information for PHI to compare financial information and multiples of market value of the companies included in the comparable companies analysis to the following metrics of PHI:
•
  Stock price to 2015 estimated EPS;
•
  Stock price to 2016 estimated EPS; and
•
  Stock price to book value of stockholders’ equity.
The following table reflects the multiple of price to estimated EPS for 2015, estimated EPS for 2016 and book value of stockholders’ equity for the companies included in the comparable companies analysis based on a compilation of earnings estimates by selected equity research analysts and the latest publicly filed book value of stockholders’ equity:

Metric	PHI Comparable Companies Multiples
Stock Price to 2015 estimated EPS	15.0x – 16.3x
Stock Price to 2016 estimated EPS	14.2x – 15.5x
Stock price to book value of stockholders’ equity	1.4x – 1.6x

The following table reflects the results of this analysis:

	2015 Price to EPS	2016 Price to EPS	Book Value of Common Equity
Representative range derived from comparable companies	15.0x – 16.5x	14.0x – 15.5x	1.4x – 1.6x

Applying representative ranges of multiples that were derived from the comparable public companies analysis and based on Morgan Stanley’s judgment, Morgan Stanley calculated a range of implied equity values per share of our common stock with respect to the following metrics:
•
  Stock price to 2015 estimated EPS;
•
  Stock price to 2016 estimated EPS; and
•
  Stock price to book value of stockholders’ equity.
The ranges of implied per share equity values were based on Wall Street consensus estimates and our projections.
Based on this analysis, Morgan Stanley derived a range of implied equity value per share of our common stock of $19.04 to $27.42, compared to the Per Share Merger Consideration of $27.25.
No company utilized in the comparable public companies analysis is identical to us. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of PHI and other factors that could affect the public trading value of the companies to which they are being compared. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our businesses and the industry generally, industry growth and the absence of any adverse material change in our financial conditions and prospects for the industry or in the financial markets in general. Mathematical analysis, such as determining the mean, median or average, is not in itself a meaningful method of using comparable company data.
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis of PHI, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered cash flows and terminal value of the company. Morgan Stanley calculated a range of implied equity value per share for our common stock based on estimates of future cash flows for calendar years 2014 through 2018 and the terminal year utilizing internal estimates of our management reflecting alternative regulatory assumptions for the financial projections, referred to as the “base case” and “regulatory upside case” projections.
In performing a discounted cash flow analysis of PHI, Morgan Stanley first calculated the estimated unlevered free cash flows of PHI and then calculated a terminal value for PHI by applying a 15.0x to 18.5x range of terminal value multiples to our terminal year 2018 estimated net income. The terminal value multiple range was derived from the stock price to 2013 EPS multiples of the companies in the comparable public companies analysis. Unlevered free cash flows were calculated by tax-effecting earnings before interest and taxes and adding back the aggregate of depreciation and amortization, deferred taxes, and other cash flow adjustments provided by management less the sum of capital expenditures and investment in working capital. The free cash flows and range of terminal values were then discounted to present values as of March 31, 2014 using a range of discount rates which were chosen by Morgan Stanley based upon prevailing interest rates and Morgan Stanley’s judgment of the estimated range of our weighted average cost of capital. This analysis indicated approximate implied equity value per share reference ranges for our common stock of $20.01 to $26.58 (based on the base case projections) and $22.05 to $29.13 (based on the regulatory upside case projections), as compared to the Per Share Merger Consideration of $27.25 per share.
Analysis of Selected Precedent Transactions and Premiums Paid
Morgan Stanley also performed an analysis of selected precedent transactions involving companies in the regulated power industry that are viewed as comparable to us. The precedent transactions analysis attempts to provide an implied value for us by comparing PHI to other companies involved in business combinations. Using publicly available information, Morgan Stanley considered the following announced or completed transactions:

Announcement Date	Acquiror	Target
12/11/2013	Fortis	UNS Energy
5/29/2013	MidAmerican Energy	NV Energy
2/21/2012	Fortis	CH Energy Group
10/26/2007	Macquarie-led Consortium	Puget Energy
6/25/2007	Iberdrola	Energy East

Morgan Stanley compared certain financial and market statistics of the selected precedent transactions. Based on an assessment of the utility acquisitions, Morgan Stanley applied a premium to the unaffected one month-prior market price (considered to be March 25, 2014) of $20.23 ranging from 10% to 25%, as well as a multiple to our estimate for 2014 earnings ranging from 17.5x – 20.0x. Based on the analysis of utility acquisitions, Morgan Stanley calculated a per-share price for our common stock ranging from $21.00 to $25.29, as compared to the Per Share Merger Consideration of $27.25 per share.
No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to us or the Merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of us and other factors that would affect the value of the companies to which we are being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, global business, economic, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on us and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of us or the industry or the financial markets in general.
Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using precedent transactions data.
Miscellaneous
Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond our control and variations to such financial assumptions and methodologies may impact the results of Morgan Stanley’s analyses. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above in connection with its opinion to our Board as to the fairness from a financial point of view of the Per Share Merger Consideration to be received by the stockholders pursuant to the Merger Agreement. These analyses do not purport to be appraisals or to reflect prices at which our common stock might actually trade.
The Per Share Merger Consideration to be received by the holders of shares of our common stock was determined through arm’s length negotiations between us and Exelon and was approved by our Board. Morgan Stanley did not recommend any specific merger consideration to our Board or that any specific merger consideration constituted the only appropriate consideration for the Merger.
Morgan Stanley’s opinion and its presentation to our Board was one of many factors taken into consideration by our Board in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our Board with respect to the Per Share Merger Consideration or of whether our Board would have been willing to agree to different consideration.
Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.
Morgan Stanley acted as financial advisor to our Board in connection with the Merger and has received a $4.5 million fee for its services upon the delivery of its fairness opinion. In addition to such fee, we have agreed to reimburse Morgan Stanley for its expenses incurred in performing its services, including reasonable fees of outside counsel and other professional advisors. We also have agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.
In the two years prior to the date it rendered its opinion, Morgan Stanley provided financial advisory or financing services for Exelon and PHI and received fees of approximately $10 million from Exelon and approximately $4 million from PHI in connection with such services. Morgan Stanley is also currently engaged by Exelon as its financial advisor in connection with the potential sale of one of its assets, which is not material in size relative to Exelon’s market capitalization, for which Morgan Stanley would receive customary fees. Morgan Stanley may also seek to provide such services to Exelon and PHI in the future and would expect to receive fees for the rendering of those services.
Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Exelon, PHI, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.
Forecasted Financial Information

While we provide public earnings guidance in February of each year for that fiscal year, we do not, as a matter of course, publicly disclose other financial forecasts as to future performance, earnings or other results. However, in connection with the evaluation of a possible transaction involving us, we provided Lazard and Morgan Stanley, Exelon and other prospective bidders who entered into confidentiality agreements with us, and our Board with certain non-public financial forecasts that were prepared by our management and not for public disclosure.
A summary of these financial forecasts is not being included in this document to influence your decision whether to vote for or against the Merger Proposal, but is being included because financial forecasts were made available to Lazard, Morgan Stanley, prospective bidders and our Board. The inclusion of this information should not be regarded as an indication that our Board, its advisors or any other person considered, or now considers, such financial forecasts to be material or to be a reliable prediction of actual future results, and these financial forecasts should not be relied upon as such. Our management’s internal financial forecasts, upon which the financial forecasts are based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. The financial forecasts cover multiple years and become subject to greater uncertainty with each successive year. As a result, the inclusion of the financial forecasts in this proxy statement should not be relied on as necessarily predictive of actual future events.
In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, or GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
These financial forecasts were based on numerous variables and assumptions that were deemed by our management to be reasonable as of March 2014, when the projections were finalized. These variables and assumptions are inherently uncertain and may be beyond our control. Important factors that may affect actual results and cause these financial forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to our business, regulatory decisions and the regulatory environment generally, general business and economic conditions, the occurrence of unusual weather events and other factors described or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 15. In addition, financial forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared.
We prepared two scenarios of Forecasted Financial Information. Our management indicated that the PHI Management Plan, while still subject to various risks, was its “base case” based on various underlying assumptions previously communicated to the public, including its long-term capital expenditures plan, projected rate base, and expectations for customer and sales growth, as well as undisclosed assumptions regarding regulatory recovery of projected operating costs and rate base pursuant to previously established regulatory precedents, which it considers to be reasonable. Our management indicated that the PHI Regulatory Upside Case represents a higher end range of our management’s projections, and primarily reflects the inclusion of 12 months forward reliability capital expenditures in each of our utility subsidiaries so as to reduce the regulatory lag for those subsidiaries. A number of assumptions were made in preparing the PHI Management Plan and the PHI Regulatory Upside Case, which are described below.
PHI Management Plan Assumptions (Base Case)
•
  EBITDA growth is driven by the capital expenditure plan and assumed rate relief at utilities.
•
  The compound annual growth rate of consolidated revenue, net income and EPS is 3.1%, 8.2% and 5.9%, respectively.
•
  EPS growth is less than net income growth due to aggregate equity issuances over the period of $518 million.
•
  A $1.08 per share cash dividend is paid annually.
•
  Cumulative distribution rate increases of $438 million are forecasted through 2018.
•
  Earned return on equity is expected to increase to 8.1% in 2018 as compared to 7.0% in 2014 due to reduced lag on regulatory rate case decisions.
•
  Capital expenditures are to average approximately $1.2 billion per year.
•
  Our total net debt is to increase by approximately $2.1 billion over the period.
•
  Operation and maintenance expenses were assumed to increase approximately 3% per year.
•
  An effective income tax rate of approximately 40% was assumed over the five-year period.
•
  The consolidated tax adjustment in New Jersey was assumed to be substantially modified, reducing the annual impact on rates.

PHI Management Plan (Base Case)
($ in millions unless otherwise noted)

	2014E	2015E	2016E	2017E	2018E
Revenue	$4,862	$5,058	$5,242	$5,412	$5,495
EBITDA	$1,259	$1,377	$1,506	$1,642	$1,693
Net Income	$302	$330	$364	$392	$413
EPS ($/share)	$1.20	$1.30	$1.42	$1.50	$1.51

In addition, we considered the impact the pending Merger would have on the PHI Management Plan due to us not being permitted to file new rate cases during the period between signing and closing of the Merger, which we refer to as the Two-Year Rate Case Deferral. The Two-Year Rate Case Deferral would result in an EPS compound annual growth rate over the period of 3.5% as compared to 5.9% under the PHI Management Plan, the issuance of an additional $300 million of equity in order to maintain our credit profile, and dividend payout ratios in excess of 100% in 2015 and 2016. We estimate that the economic impact of the Two-Year Rate Case Deferral to be an aggregate earnings reduction of approximately $250 million over the five-year planning period.
PHI Regulatory Upside Case Assumptions
The PHI Regulatory Upside Case is based on the same assumptions as the PHI Management Plan Assumptions described above, except for the following:
•
  It includes 12-month forward reliability capital expenditures in the rate base in each of Washington, D.C., Maryland, Delaware and New Jersey;
•
  The consolidated tax adjustment in New Jersey is removed; and
•
  We reduce equity issuance in 2017 by $100 million.
PHI Regulatory Upside Case
($ in millions unless otherwise noted)

	2014E	2015E	2016E	2017E	2018E
Revenue	$4,874	$5,111	$5,299	$5,470	$5,557
EBITDA	$1,270	$1,429	$1,563	$1,700	$1,755
Net Income	$308	$362	$399	$428	$451
EPS ($/share)	$1.23	$1.43	$1.56	$1.65	$1.69

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our Board of Directors with respect to the Merger Proposal, you should be aware that our executive officers and directors may have certain interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally.
The amounts in this section have been calculated assuming that the Effective Time occurs on September 30, 2015, and are based on the other estimates and assumptions described in “Merger Compensation Advisory Vote” beginning on page 78, among others provided below.
RSUs, Restricted Stock and Other Equity-Based Awards
At the Effective Time, (i) each vested or unvested RSU award granted on or prior to April 29, 2014 and outstanding as of the Effective Time which vests based solely on continued service of the holder to us and our subsidiaries will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares subject to such award immediately prior to the Effective Time, multiplied by (y) the Per Share Merger Consideration; (ii) each vested or unvested RSU award granted on or prior to April 29, 2014 and outstanding as of the Effective Time which vests, in whole or in part, based on the achievement of performance objectives will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares subject to such award immediately prior to the Effective Time, determined (without proration) based on achievement of applicable performance objectives at the greater of target and actual performance, multiplied by (y) the Per Share Merger Consideration; and (iii) other vested or unvested stock-based rights or awards will be cancelled and converted into a right to receive an amount in cash equal to (x) the number of shares subject to such award immediately prior to the Effective Time, determined (without proration) based on achievement of any applicable performance objectives at the greater of target and actual performance, multiplied by (y) the Per Share Merger Consideration (or if the award provides for payments to the extent the value of our shares exceeds a specified reference or exercise price, the amount, if any, by which the Per Share Merger Consideration exceeds the reference or exercise price). Any RSUs granted after April 29, 2014 (other than performance-based RSUs required to be granted to Kevin C. Fitzgerald, our Executive Vice President and General Counsel, pursuant to his employment agreement dated September 7, 2012) that are unvested and outstanding as of the Effective Time will be paid out pro rata as described above based on the number of days elapsed from the grant date (or, in the case of annual 2015 grants, if any, January 1, 2015) through the closing date of the Merger relative to 1,095 days, or in the case of RSU awards granted with a one-year restriction or performance period, 365 days (and the remainder of such awards will be cancelled without payment). For further discussion of the treatment of these awards, see “The Merger Agreement—Treatment of Common Stock, Preferred Stock and Equity-Based Awards” beginning on page 61. In addition, as further described under “—Extension Agreement” below, 54,165 shares of unvested restricted stock (net of 55,927 shares of restricted stock surrendered to satisfy tax withholding obligations) granted to Joseph M. Rigby, our Chairman, President and Chief Executive Officer, will be converted as of the Effective Time into the right to receive an amount in cash based on the Per Share Merger Consideration, consistent with the treatment in the Merger of other outstanding shares of our common stock.
Based on the foregoing assumptions, the estimated amount of the consideration that our current named executive officers would receive in respect of their unvested RSU awards held as of the date of this proxy statement in connection with the Merger, assuming the Effective Time occurs on September 30, 2015 and performance-based RSU awards are paid out at target, is: for Mr. Rigby, $7,538,331; Frederick J. Boyle, our Senior Vice President and Chief Financial Officer, $1,799,917; David M. Velazquez, our Executive Vice President, $1,952,653; Mr. Fitzgerald, $2,209,049; and John U. Huffman, the President of our wholly-owned subsidiary Pepco Energy Services, Inc., $1,145,045, and the estimated amount of such consideration that our other executive officers (as a group) would receive, in the aggregate, is $2,866,128.
Our non-employee directors hold unvested time-based RSU awards. The estimated amount of the consideration that our non-employee directors (as a group) would receive, in the aggregate, in respect of their unvested RSU awards in connection with the Merger is $437,548.
Extension Agreement
We entered into the Extension Agreement with Mr. Rigby which extends the term of that certain Employment Agreement, dated as of December 20, 2011, between Mr. Rigby and us, referred to as the Existing Employment Agreement. Prior to entering into the Extension Agreement, the term of the Existing Employment Agreement was to expire on December 31, 2014. The Extension Agreement extends the term of Mr. Rigby’s employment as our President and Chief Executive Officer for a period beginning on January 1, 2015 and ending on April 29, 2016 (the second anniversary of the original date of the Merger Agreement) or, if earlier (i) the closing date of the Merger or (ii) the date that is six months after the Merger Agreement is terminated, referred to as the Extension Period. Mr. Rigby is not entitled to any cash severance payments under the Extension Agreement or under any other arrangement with us. Pursuant to the Extension Agreement, Mr. Rigby also agreed to a three-year post-termination non-compete covenant and two-year post-termination employee non-solicitation and non-hire covenants. Mr. Rigby is not entitled to receive any excise tax gross-up payments under any plan or agreement with us, and, consistent with the Existing Employment Agreement, if Mr. Rigby receives any payments that would be subject to such excise tax and the net after-tax amount of such payments is not at least $10,000 greater than the net after-tax amount he would receive had none of the payments been subject to such excise tax, the payments will be reduced to the greatest amount that would not give rise to such excise tax.
Under the Extension Agreement, Mr. Rigby was granted (i) 73,394 fully-vested shares of restricted stock (subject only to transfer restrictions) and (ii) 110,092 shares of restricted stock which vest on the last day of the Extension Period or on the earlier termination of Mr. Rigby’s employment by us without cause, by Mr. Rigby for good reason or due to his disability or death, which, based on the Per Share Merger Consideration, are valued at $2,000,000 and $3,000,000, respectively. To satisfy his tax withholding obligations incurred at the time of grant, Mr. Rigby surrendered to us 37,284 of such fully-vested shares of restricted stock and 55,927 of such unvested shares of restricted stock. In addition, based on an evaluation of Mr. Rigby’s performance from the date of the

Extension Agreement through the end of the Extension Period, subject to his continued employment and the effectiveness of a general release in favor of us, Mr. Rigby is eligible to receive a discretionary cash award at the end of the Extension Period. The amount of this cash award, if any, will be up to $1.5 million as determined in the sole discretion of the independent members of our Board on the recommendation of the Compensation Committee.
If Mr. Rigby’s employment is terminated by us without cause or if he terminates employment for good reason during the Extension Period, he will also be entitled to reimbursement of certain health and welfare continuation benefits for a period equal to the greater of (i) one year following the termination and (ii) the remainder of the Extension Period, amounting to an estimated $16,752 (assuming that his employment was so terminated on September 30, 2015).
As used under the Extension Agreement, “cause” generally means intentional fraud or material misappropriation with respect to our business or assets, the persistent refusal or willful failure to perform substantially his duties and responsibilities to us after notice of, and an opportunity to remedy, such failure have been given or conduct that constitutes disloyalty to us or that materially damages our property, business or reputation. “Good Reason” generally means a reduction in base salary, failure to consider Mr. Rigby in good faith for incentive awards under our plans in which senior executives are eligible to participate, failure to provide him with retirement, fringe and supplemental benefits in a manner similar to other senior executives, relocation of Mr. Rigby’s place of employment to a location further than 50 miles from Washington, D.C. (other than Wilmington, Delaware) or removal of Mr. Rigby from the position of Chief Executive Officer (other than due to his disability).
CIC Severance Plan
Each of Messrs. Boyle, Velazquez, Fitzgerald and Huffman, and each of our five other current executive officers (other than Mr. Rigby), participates in our CIC Severance Plan. The CIC Severance Plan provides for certain severance protections if an executive’s employment is terminated by us without cause or if the executive terminates his or her employment for good reason, in either case within two years following the completion of the Merger, referred to as a Qualifying Termination. In the event of a Qualifying Termination, each executive is entitled to receive a cash severance payment equal to the sum of (i) such executive’s annual base salary and target award opportunity under the PHI Amended and Restated Executive Incentive Compensation Plan, or EICP (or, if substantially certain to exceed target, the substantially certain amount of the EICP award opportunity), for the year in which the termination occurs (or, if greater, the year in which the change in control occurs), multiplied by a benefit factor of three for Messrs. Boyle, Velazquez and Fitzgerald and two for Mr. Huffman and each of the other executive officers, and (ii) a pro-rated portion (based on the number of days the executive was employed during the year) of the executive’s target EICP award opportunity (or, if substantially certain to exceed target, the actual EICP award opportunity) for the year in which the termination occurs (or, if greater, the year in which the change in control occurs). Additionally, in the event of a Qualifying Termination, for a period of one year, we will make available and pay for medical, dental, group life and disability benefits for these executives at a level substantially similar to the level in effect prior to the Merger. Payment of the cash severance and other benefits upon an executive’s Qualifying Termination is conditioned upon the execution by the executive of a general release, a non-disparagement agreement and non-competition and non-solicitation covenants.
“Cause” generally has the same meaning as set forth above under Mr. Rigby’s Extension Agreement, and “good reason” generally means (i) the assignment of any duties inconsistent in any materially adverse respect with an executive’s position, authority, duties or responsibilities in effect immediately prior to the completion of the Merger; (ii) a material reduction of the executive’s base salary; (iii) a relocation of the executive to an office or location more than 50 miles from that location at which the executive performed services immediately prior to the completion of the Merger; or (iv) our failure to obtain a reasonable agreement from a successor to assume and agree to perform our obligations under the CIC Severance Plan or our material breach of the agreement under which the executive provides services to us.
None of the executives participating in our CIC Severance Plan are entitled thereunder to receive excise tax gross-up payments, and the CIC Severance Plan generally provides that if a payment would be subject to such excise tax, it will be reduced to eliminate such excise tax if such reduction would result in the executive receiving greater net after-tax amounts than he or she would receive had none of the payments been subject to such excise tax.
Based on the foregoing assumptions, the amount of cash severance that would be payable under the CIC Severance Plan upon a Qualifying Termination on September 30, 2015, is: for Mr. Boyle, $2,624,370 (plus an estimated $19,076 of benefits continuation); Mr. Velazquez, $2,802,827 (plus an estimated $21,016 of benefits continuation); Mr. Fitzgerald, $2,886,807 (plus an estimated $20,137 of benefits continuation); Mr. Huffman, $1,415,711 (plus an estimated $19,180 of benefits continuation); and for the five other current executive officers (as a group), in the aggregate, $5,121,656 (plus an estimated $115,624 of aggregate benefits continuation).

Management Severance Plan
On April 29, 2014, our Board of Directors adopted the Management Severance Plan, which provides severance benefits for full-time and part-time non-union employees of PHI and our subsidiaries, including those non-union employees who are not covered under the CIC Severance Plan. The Management Severance Plan was effective as of April 29, 2014 and will remain in effect until the second anniversary of the closing date of the Merger, or if earlier, the date the Merger Agreement is terminated, unless extended by us. Our executive officers (other than Mr. Rigby) will be eligible to participate in certain benefits under the Management Severance Plan.
Under the Management Severance Plan, a CIC Severance Plan participant who is terminated by us without cause or who terminates employment for good reason, is at least 52 years of age and participates in the PHI Retirement Plan may be eligible to elect to take a “special leave of absence” for up to a maximum of three years to reach the minimum early retirement age under the PHI Retirement Plan or to meet the minimum qualifications for retiree medical and life benefits. During a special leave of absence, an executive is entitled to receive paid basic life insurance and subsidized health plan benefits. As of September 30, 2015, Mr. Huffman and two of our other executive officers would be eligible to elect to take a special leave of absence.
In addition, a CIC Severance Plan participant who is terminated by us without cause or who terminates employment for good reason may elect a personal leave of absence for the number of weeks for which the executive is entitled to severance pay, or, if at least age 52 at the time of separation, up to three years or, if earlier, through the date on which the participant’s benefits in the PHI Retirement Plan would vest.
In addition to these benefits, if the executive’s employment is terminated by us without cause or by the executive for good reason, and the executive is participating or has participated in our Educational Assistance Program, referred to as the EAP, he or she will not be required to repay any amounts paid by us for any courses taken under the EAP or any courses which are in progress on the date active employment ends.
Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan
Pursuant to the terms of the Merger Agreement, assuming the Merger is completed on September 30, 2015, we will pay full EICP awards on the closing date at the greater of target and actual performance. The following EICP award opportunity amounts (based on target levels as of the date of this proxy statement), without proration, are: for Mr. Rigby, $1,015,000; Mr. Boyle, $300,000; Mr. Velazquez, $320,400; Mr. Fitzgerald, $330,000; Mr. Huffman, $232,800; and for the five other current executive officers (as a group), in the aggregate, $759,000.
2011 Supplemental Executive Retirement Plan
We maintain the Pepco Holdings, Inc. 2011 Supplemental Executive Retirement Plan, or the 2011 SERP, a nonqualified supplemental executive retirement plan, to supplement benefits paid by our tax-qualified pension plans generally available to our employees. The 2011 SERP provides that, upon stockholder approval of the Merger, each executive’s accrued benefits will become 100% vested and payable in a lump sum if the executive’s employment is terminated before the benefit would otherwise have been 100% vested. Messrs. Rigby and Velazquez, and two of our other executive officers, are already, or as of September 30, 2015 will be (if they remain continuously employed by us until such date), fully vested in their 2011 SERP benefit. The value of the unvested 2011 SERP benefits that will vest upon stockholder approval of the Merger is: for Mr. Boyle, $332,000 ($231,000 if he takes a personal leave of absence); Mr. Fitzgerald, $243,000 ($174,000 if he takes a personal leave of absence); Mr. Huffman, $332,000 ($487,000 if he takes a special leave of absence); and for the five other current executive officers (as a group), in the aggregate, $1,180,000 ($1,596,000 if appropriate leaves of absence are taken under the Management Severance Plan).
Executive Retirement Plan
We maintain the Pepco Holdings, Inc. Executive Retirement Plan, a nonqualified supplemental executive retirement plan which was closed to new participants effective August 1, 2011 and replaced by the 2011 SERP for such new participants. Under the Executive Retirement Plan, upon a termination of employment of an executive following the completion of the Merger, which termination occurs before the plan’s normal vesting date, the executive’s benefit becomes 100% vested and payable in a lump sum. As of September 30, 2015, the value of otherwise unvested benefits under the Executive Retirement Plan for one current executive officer is $207,000.
Future Compensation Actions
Under the terms of the Merger Agreement, we may take certain compensation actions prior to the completion of the Merger that will affect our executive officers. We may make annual, supplemental and promotional grants of our RSUs and other equity-based awards in the ordinary course of business (and such awards would be subject to pro-rata payout as described above). We may also make grants of our RSUs and other equity-based awards to our directors as part of their annual retainer payments in May 2015 if the Merger is not consummated on the date of such grants (and such awards would also be subject to pro-rata payout as described above).
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, our directors and officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 77 for a description of such ongoing indemnification and coverage obligations.
For further information with respect to certain compensation arrangements between us and our current named executive officers, see the information included under “Merger Compensation Advisory Vote—Golden Parachute Compensation” beginning on page 79.
Closing and Effective Time of the Merger

The Merger Agreement provides that the closing of the Merger will take place on the second business day following the date on which the last of the conditions to closing of the Merger (described under “The Merger Agreement—Conditions to the Merger” beginning on page 72) has been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions), or such other date as may be agreed in writing between us and Exelon. We currently expect the closing of the Merger to occur by the third quarter of 2015.
The Effective Time will occur at the closing of the Merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Exelon may agree and specify in the certificate of merger).
Payment of Merger Consideration and Surrender of Stock Certificates

Promptly, and in any event within two business days, after the Effective Time, each holder of record of a certificate representing shares of our common stock (other than holders of Excluded Shares) will be sent a letter of transmittal and instructions regarding the procedures for exchanging shares of our common stock for the Per Share Merger Consideration.
If you are a record holder of certificated shares of our common stock, you will not be entitled to receive the Per Share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent, and you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in our transfer records, a check for any cash payable will only be issued if the certificate formerly representing such shares is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.
No interest will be paid or accrued on the cash payable as the Per Share Merger Consideration upon your surrender of your certificate or certificates.
If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Per Share Merger Consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by Exelon, post a bond in a customary amount and upon such terms as may be required by Exelon as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully in their entirety.
Any holder of book entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the Per Share Merger Consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book entry shares whose shares were converted into the right to receive the Per Share Merger Consideration will, upon receipt by the paying agent of an “agent’s message” in customary form (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive, and Exelon shall cause the paying agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Per Share Merger Consideration in respect of each such share and each book entry share of such holder will forthwith be cancelled.
We, Exelon, the Surviving Corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the Per Share Merger

Consideration. Any such amount that is withheld will be deemed to have been paid to the stockholder for whom it is withheld for income tax purposes.
From and after the Effective Time, there will be no transfers on our stock transfer books of shares of our common stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any person presents to the Surviving Corporation, Exelon or the paying agent any certificate or book entry share, such certificate or book entry share will be cancelled and exchanged for the Per Share Merger Consideration to which such person is entitled pursuant to the Merger Agreement.
Any portion of the Per Share Merger Consideration deposited with the paying agent that remains unclaimed by our stockholders for 180 days after the Effective Time will be delivered to the Surviving Corporation. Holders of our common stock (other than Excluded Shares) who have not complied with the above-described exchange and payment procedures may thereafter only look to the Surviving Corporation for payment of the Per Share Merger Consideration. None of the Surviving Corporation, Exelon, the paying agent or any other person will be liable to any of our former stockholders for cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.
Regulatory Approvals

To complete the Merger, we and Exelon must obtain approvals or consents from, or make filings with, a number of federal and other public utility, antitrust and other regulatory authorities. The material U.S. regulatory approvals, consents and filings are described below. We are not currently aware of any other material governmental consents, approvals or filings that are required to be obtained to permit the parties to complete the Merger, other than those described below. If additional approvals, consents and filings are required to complete the Merger, we intend to seek, or to work with Exelon to seek, such consents and approvals and make such filings.
We expect to complete the Merger with Exelon by the third quarter of 2015. Although we believe that we and Exelon will receive the required consents and approvals described below to complete the Merger, we cannot give any assurance as to the timing of these consents and approvals or as to our or Exelon’s ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary). We also cannot ensure that we will obtain such consents or approvals on terms and subject to conditions satisfactory to us and Exelon.
Antitrust Review
The Antitrust Division of the Department of Justice and the Federal Trade Commission, or the FTC, may assess the legality of the Merger under the federal antitrust laws. The Merger is subject to the requirements of the HSR Act, and its related rules and regulations, which provide that acquisition transactions that meet the HSR Act’s coverage thresholds may not be completed until a Notification and Report Form has been furnished to the Antitrust Division and the FTC, and that the waiting period required by the statute has been terminated or has expired.
Pursuant to the HSR Act requirements, we and Exelon filed the required Notification and Report Forms with the Antitrust Division and the FTC on August 6, 2014.
We do not believe that the Merger will violate federal antitrust laws and do not expect the review of the transaction pursuant to the HSR Act to materially delay the expected consummation of the Merger. However, the Antitrust Division or the FTC could take action under federal antitrust laws as it deems necessary or desirable in the public interest, including seeking an injunction of the Merger or requiring us or Exelon to divest a substantial portion of our or its assets. Private parties and individual states within the United States may also bring legal actions under federal antitrust laws. Additionally, we cannot guarantee that state enforcers with jurisdiction to enforce state antitrust laws will not take action with regard to the Merger.
Federal Power Act
We and Exelon have public utility subsidiaries subject to the jurisdiction of FERC under the FPA. Section 203 of the FPA provides that no holding company in a holding company system that includes a transmitting utility or an electric utility shall purchase, acquire, merge or consolidate with a transmitting utility, an electric utility company or a holding company in a holding company system that includes a transmitting utility or electric utility company without prior FERC authorization. Further, Section 203 requires prior authorization from FERC for certain transactions resulting in the direct or indirect change of control over a FERC jurisdictional public utility. Consequently, FERC’s approval of the Merger under Section 203 of the FPA is required.
FERC must authorize the Merger if it finds that the Merger is consistent with the public interest. FERC has stated that, in analyzing a merger or transaction under Section 203 of the FPA, it will evaluate the impact of such transaction on:

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  competition in electric power markets;
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  the applicants’ wholesale rates; and
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  state and federal regulation of the applicants.
In addition, in accordance with Section 203 of the FPA, FERC also must find that the Merger will not result in the cross-subsidization by utilities of their non-utility affiliates or the improper encumbrance or pledge of utility assets. If such cross-subsidization or encumbrances were to occur as a result of the Merger, FERC then must find that such cross-subsidization or encumbrances are consistent with the public interest.
FERC will review these factors to determine whether the Merger is consistent with the public interest. If FERC finds that the Merger would adversely affect competition in wholesale electric power markets, rates for transmission or the wholesale sale of electric energy, or regulation, or that the Merger would result in cross-subsidies or improper encumbrances that are not consistent with the public interest, it may, pursuant to the FPA, impose upon the Merger remedial conditions intended to mitigate such effects or it may decline to authorize the Merger. FERC is required to rule on a completed merger application not later than 180 days from the date on which the completed application is filed. FERC may, however, for good cause, issue an order extending the time for consideration of the merger application by an additional 180 days. If FERC does not issue an order within the statutory deadline, then the transaction is deemed to be approved. We expect that FERC will approve the Merger within the initial 180-day review period. However, there is no guarantee that FERC will not extend the time period for its review or not impose conditions on its approval that are unacceptable to either Exelon or us.
We, Exelon, and our respective public utility subsidiaries filed an application at FERC under Section 203 of the FPA on May 30, 2014.
FCC
Under FCC regulations implementing provisions of the Communications Act of 1934, an entity holding private radio licenses for internal communications purposes generally must obtain the approval of the FCC before the direct or indirect transfer of control or assignment of those licenses. Certain of our subsidiaries hold certain FCC licenses for private internal communications and, thus, must obtain FCC approval prior to the consummation of the Merger. Once the FCC has consented to the transfer of control, we have 180 days to complete the Merger. If the Merger does not close within 180 days after receiving FCC consent, we can request an extension of time to consummate the transaction. The FCC customarily grants extension requests of this nature. We anticipate filing the required application with the FCC not later than the end of 2014.
Approval of Public Utility Commissions
Approval of the Merger is required by the DPSC, the DCPSC, the MPSC, the NJBPU and the VSCC. We have summarized below the required public utility commission approvals necessary for the completion of the Merger.
DPSC
DPL, our indirect, wholly-owned utility subsidiary, is subject to the jurisdiction of the DPSC. Under Delaware law, the DPSC has jurisdiction to review the Merger. Delaware law requires the DPSC to approve the Merger when the DPSC determines that the Merger is in accordance with law, is for a proper purpose, and is consistent with the public interest. The DPSC must further find that the successor will continue to provide safe and reliable service, will not terminate or impair existing collective bargaining agreements and will engage in good faith bargaining with organized labor. Exelon, PHI and DPL, and certain of their affiliates, filed their application with the DPSC on June 18, 2014. By statute, the review of this application must be concluded within 120 days, unless additional time is agreed to by the applicants and the DPSC. On July 8, 2014, the DPSC issued an order approving the schedule agreed to by the parties and providing for the final order of the DPSC to be issued on or before January 6, 2015.
DCPSC
Pepco, our wholly-owned utility subsidiary, is subject to the jurisdiction of the DCPSC. Under District of Columbia law, the DCPSC has jurisdiction to review the Merger. The DCPSC must find that the Merger is in the public interest. In making its determination, the DCPSC will require the Merger to benefit the public and provide a direct benefit to ratepayers. Exelon, PHI and Pepco, and certain of their affiliates, filed an application with the DCPSC on June 18, 2014 seeking approval of the Merger. In an order issued June 27, 2014, the DCPSC stated it will analyze the Merger in the context of six factors to determine whether the Merger balances the interests of shareholders and investors with ratepayers and the community, whether the benefits to shareholders are provided at the expense of the ratepayers, and whether the Merger produces a direct and tangible benefit to ratepayers. The six factors identified by the DCPSC are the effects of the Merger on: (i) ratepayers, shareholders, the financial health of the utility standing alone and as merged, and the local economy; (ii) utility management and administrative operations; (iii) the safety and reliability of the utility’s services;

(iv) risks associated with nuclear operations; (v) the DCPSC’s ability to regulate the new utility effectively; and (vi) competition in the local utility market. The DCPSC has requested, and parties filed, comments on these factors as well as on the schedule for the proceeding by July 18, 2014. District of Columbia law does not impose any time limit on the DCPSC’s review of the Merger, and a schedule has not yet been set.
MPSC
Pepco and DPL are subject to the jurisdiction of the MPSC. Under Maryland law, the MPSC has jurisdiction to review the Merger. Maryland law requires the MPSC to approve a merger subject to its review if the MPSC finds that the merger “is consistent with the public interest, convenience and necessity, including benefits and no harm to consumers.” In making this determination, the MPSC is required to consider the following 12 criteria: (i) the potential impact of the merger on rates and charges paid by customers and on the services and conditions of operation of the utility; (ii) the potential impact of the merger on continuing investment needs for the maintenance of utility services, plant and related infrastructure; (iii) the proposed capital structure that will result from the merger, including allocation of earnings from the utility; (iv) the potential effects on employment by the utility; (v) the projected allocation between the utility’s shareholders and ratepayers of any savings that are expected; (vi) issues of reliability, quality of service and quality of customer service; (vii) the potential impact of the merger on community investment; (viii) affiliate and cross-subsidization issues; (ix) the use or pledge of utility assets for the benefit of an affiliate; (x) jurisdictional and choice-of-law issues; (xi) whether it would be necessary to revise the MPSC’s ring-fencing and code of conduct regulations in light of the merger; and (xii) any other issues the MPSC considers relevant to the assessment of the merger.
Exelon, PHI, Pepco and DPL intend to file their application to approve the Merger with the MPSC in
August 2014. The MPSC is required to issue an order no later than 180 days after an application is filed. However, the MPSC can grant a 45-day extension for good cause. If no order is issued by the statutory deadline, the Merger would be deemed to be approved.
NJBPU
ACE, our indirect, wholly-owned utility subsidiary, is subject to the jurisdiction of the NJBPU. Under New Jersey law, the NJBPU has jurisdiction to review the Merger. The NJBPU must find that positive benefits will flow to customers and the State of New Jersey, and at a minimum that there are no adverse impacts on competition, rates, the employees of the affected public utility, and the provision of safe and adequate utility service at just and reasonable rates. Exelon, PHI and ACE filed their application with the NJBPU on June 18, 2014. New Jersey law does not impose any time limit on the NJBPU’s review of the Merger.
VSCC
Each of Pepco and DPL is subject to the jurisdiction of the VSCC. Under Virginia law, the VSCC has jurisdiction to review and approve the Merger. Virginia law provides that, if the VSCC determines, with or without hearing, that adequate service to the public at just and reasonable rates will not be impaired or jeopardized by granting the application for approval, then the VSCC shall approve a merger, with whatever conditions the VSCC deems to be appropriate in order to satisfy this standard. Exelon, PHI, Pepco and DPL, and certain of their affiliates, filed their application with the VSCC on June 3, 2014. The VSCC is required to rule on the application within 60 days, which may be extended by up to 120 days. On June 16, 2014, the VSCC issued an order extending the time period for issuing a decision by an additional 60 days, through October 1, 2014.
Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
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  an individual who is a citizen or resident of the United States;
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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;
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  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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  an estate that is subject to U.S. federal income tax on its income regardless of its source.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the tax treatment of the partnership. A partner of a partnership holding our common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the Merger to such partner.
This discussion is based on the Internal Revenue Code of 1986, as amended, referred to as the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as in effect as of the date of this proxy statement. These laws are subject to change, possibly on a retroactive basis. The discussion applies only to beneficial owners who hold shares of our common stock as capital assets, and does not apply to shares of our common stock received as compensation, stockholders who hold an equity interest, actually or constructively, in Exelon or the Surviving Corporation after the Merger, stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal under the DGCL or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold our common stock as part of a hedge, straddle, wash sale, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the receipt of cash in connection with the treatment of time-based or performance-based RSUs or other equity-based awards, or any other matters relating to equity compensation or benefit plans (including the plans). This discussion does not address any aspect of state, local or foreign tax laws.
Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement
The exchange of shares of our common stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the Merger will recognize a capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under “—Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of our common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss where the U.S. holder’s holding period for such shares of common stock is more than one year at the Effective Time. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. There are limitations on the deductibility of capital losses. In addition, a 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. The 3.8% tax generally is imposed on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares pursuant to the Merger.
Backup Withholding and Information Reporting
A U.S. holder may be subject to information reporting. In addition, backup withholding of tax will apply at the statutory rate to cash payments to which a non-corporate U.S. holder is entitled under the Merger Agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Form W-9 or Substitute Form W-9, as applicable, included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.
Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Merger under the backup withholding rules will generally be allowable as a refund or a credit against such U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service. U.S. holders are urged to consult their independent tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.
The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the treatment of time-based or performance-based RSUs or other equity-based awards or any other matters relating to equity compensation or benefit plans (including the plans).
Legal Proceedings Related to the Merger

In connection with the proposed Merger, as of the date of this proxy statement, 13 lawsuits have been filed in the Court of Chancery, captioned as follows:
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  Mesirov v. Pepco Holdings, Inc., et al., case number 9600 (filed May 1, 2014);
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  Cohen v. Pepco Holdings, Inc., et al., case number 9610; Trimble v. Pepco Holdings, Inc., et al., case number 9611; Gordon v. Pepco Holdings, Inc., et al., case number 9612 (each filed May 5, 2014);
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  Lasker v. Pepco Holdings, Inc., et al., case number 9616; Firehammer v. Pepco Holdings, Inc., et al., case number 9619 (each filed May 6, 2014);
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  Heffner v. Pepco Holdings, Inc., et al., case number 9630 (filed May 7, 2014);
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  Reichbart v. Pepco Holdings, Inc., et al., case number 9633; Marx v. Pepco Holdings, Inc., et al., case number 9632 (each filed May 8, 2014);
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  Quinlivan v. Pepco Holdings, Inc., et al., case number 9643; Cunningham v. Pepco Holdings, Inc., et al., case number 9644 (each filed May 9, 2014);
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  Kalil v. Pepco Holdings, Inc., et al., case number 9655 (filed May 15, 2014); and
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  Halberstam v. Pepco Holdings, Inc., et al., case number 9725 (filed June 3, 2014).
These lawsuits were filed against PHI, Exelon and Merger Sub, as well as members of the Board, including Paul M. Barbas, Jack B. Dunn, IV, H. Russell Frisby, Jr., Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Patricia A. Oelrich, Joseph M. Rigby, Frank K. Ross, Pauline A. Schneider and Lester P. Silverman, except that in Heffner, Messrs. Heintz, MacCormack and Ross, and Ms. Schneider, were not named as defendants.
On June 11, 2014, the Reichbart action was dismissed voluntarily, and the Court of Chancery separately entered an order consolidating the remaining twelve actions under the caption In re Pepco Holdings, Inc. Stockholder Litigation, case number 9600, and appointing lead plaintiffs in the consolidated action. On August 1, 2014, lead plaintiffs filed their consolidated amended complaint.
The consolidated amended complaint alleges, among other things, that the members of the Board breached their fiduciary duties by, among other things, conducting an allegedly inadequate sale process and agreeing to the Merger at a price that allegedly undervalues PHI, and by failing to disclose accurately and completely various facts and assumptions related to the Merger and the process leading up to the Merger, and that Exelon, PHI and Merger Sub aided and abetted those purported breaches of duty. The complaint seeks various remedies, including an injunction against the Merger and monetary damages, including attorneys’ fees and expenses.
All defendants deny any wrongdoing in connection with the proposed Merger and plan to vigorously defend against all pending claims.
Consequences If the Merger Is Not Completed

If the Merger is not completed, whether because it is not adopted by our stockholders or for any other reason, we will remain an independent public company, and we and our regulated utility subsidiaries will remain SEC reporting companies. In addition, our common stock will continue to be listed and traded on the NYSE. Our stockholders will not receive any payment for their shares of common stock in connection with the Merger. Under specified circumstances, we may be required to pay to Exelon, or be entitled to receive from Exelon, a fee with respect to the termination of the Merger Agreement, and/or to reimburse Exelon and its affiliates for their reasonable and documented out-of-pocket fees and expenses, or be entitled to receive reimbursement from Exelon for reasonable and documented out-of-pocket fees and expenses incurred by us in connection with the Merger, as described under “The
Merger Agreement—Termination Fee Payable by PHI” and “The Merger Agreement—Termination Fee Payable by Exelon” beginning on page 76.
Delisting and Deregistration of PHI Common Stock

If the Merger is completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act. We will no longer be required under Sections 13 or 14 of the Exchange Act to file periodic reports and proxy and information statements with the SEC on account of our common stock. We currently expect that, after the Effective Time, we and our utility subsidiaries will continue to file annual, quarterly and current reports with the SEC pursuant to Section 15(d) of the Exchange Act with respect to publicly issued debt of PHI and our utility subsidiaries.

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety.
Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about us contained in this proxy statement or in our public reports filed with the SEC may supplement, update or modify the factual disclosures about us contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by us, Exelon and Merger Sub were made solely to the parties to, and solely for the purposes of, the Merger Agreement and as of specific dates and were qualified and subject to important limitations agreed to by us, Exelon and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in many cases were qualified by matters contained in the disclosure letter that we delivered to Exelon and Merger Sub in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date the Merger Agreement was originally executed. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement, the documents incorporated by reference into this proxy statement, and reports, statements and filings that we publicly file with the SEC from time to time. See the section entitled “Where You Can Find More Information” beginning on page 90.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides for the Merger of Merger Sub with and into PHI upon the terms, and subject to the conditions, set forth in the Merger Agreement. As the Surviving Corporation, we will continue to exist as an indirect, wholly-owned subsidiary of Exelon following the Merger.
The board of directors of the Surviving Corporation will, from and after the Effective Time, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. Our officers at the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended in its entirety to read as set forth in Exhibit A to the Merger Agreement. The bylaws of the Surviving Corporation will be our bylaws as in effect immediately prior to the Effective Time, until amended in accordance with their terms or by applicable law.
Following the completion of the Merger, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act. We will no longer be required under Sections 13 or 14 of the Exchange Act to file periodic reports and proxy and information statements with the SEC on account of our common stock. We currently expect that, after the Effective Time, we and our utility subsidiaries will continue to file annual, quarterly and current reports with the SEC pursuant to Section 15(d) of the Exchange Act with respect to publicly issued debt of PHI and our utility subsidiaries.
Subscription Agreement and Preferred Stock

In connection with the Merger, we entered into a subscription agreement with Exelon, pursuant to which we issued to Exelon on April 30, 2014, 9,000 shares of Series A preferred stock, for a purchase price of $90 million, which is $10,000 per share of Series A preferred stock. A copy of the subscription agreement is included as Annex D to this proxy statement and a copy of the certificate of designation for the Series A preferred stock is included as Annex E to this proxy statement. Pursuant to the subscription agreement, Exelon also committed to purchase an additional 1,800 shares of Series A preferred stock for a purchase price of $18 million, at the end of each 90-day period following the date of the subscription agreement, up to a maximum aggregate of 18,000 shares (of which 1,800 shares were issued to Exelon on July 29, 2014), for a maximum aggregate consideration of $180 million, subject to certain conditions. The Series A preferred stock is entitled to receive a cumulative, non-participating cash dividend of 0.1% per year, payable quarterly when, as and if declared by our Board. The issuance of the Series A preferred stock is intended to effect the potential payment of a reverse termination fee to us by Exelon, and the Series A preferred stock will be redeemable on the terms and in the circumstances described under “—Termination Fee Payable by Exelon” beginning on page 76.
Exchange and Payment Procedures

General
Immediately prior to the Effective Time, Exelon will deposit, or will cause to be deposited, with the paying agent a cash amount in immediately available funds necessary for the paying agent to make payment of the aggregate Per Share Merger Consideration to the holders of shares of our common stock (other than Excluded Shares).
Promptly, and in any event within two business days, after the date of the Effective Time, each holder of record of a certificate representing shares of our common stock (other than holders who hold Excluded Shares) will be sent a letter of transmittal and instructions describing how such record holder may exchange his, her or its shares of our common stock for the Per Share Merger Consideration.
If you are a record holder of certificated shares of our common stock, you will not be entitled to receive the Per Share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent, and you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in our transfer records, a check for any cash to be exchanged will only be issued if the certificate formerly representing such shares is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.
No interest will be paid or accrued on the cash payable as the Per Share Merger Consideration upon your surrender of your certificate or certificates.
If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Per Share Merger Consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by Exelon to post a bond in a customary amount and upon such terms as may be required by Exelon as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully in its entirety.
Any holder of book entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the Per Share Merger Consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book entry shares whose shares were converted into the right to receive the Per Share Merger Consideration will upon receipt by the paying agent of an “agent’s message” in customary form (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive, and Exelon shall cause the paying agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Per Share Merger Consideration in respect of each such share and the book entry shares of such holder will forthwith be cancelled.

Certain Exchange and Payment Procedures Applicable to Both Holders of Certificated Shares and Holders of Book Entry Shares
We, Exelon, the Surviving Corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the Per Share Merger Consideration. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom it is withheld.
From and after the Effective Time, there will be no transfers on our stock transfer books of shares of our common stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any person presents for transfer to the Surviving Corporation, Exelon or the paying agent any certificate or book entry share with respect to our common stock, such certificate or book entry share will be cancelled and exchanged for the cash amount to which such person is entitled pursuant to the Merger Agreement.
Any portion of the Per Share Merger Consideration deposited with the paying agent that remains unclaimed by our stockholders for 180 days after the Effective Time will be delivered to the Surviving Corporation. Our stockholders (to the extent that they hold shares other than Excluded Shares) who have not complied with the above-described exchange and payment procedures may thereafter only look to the Surviving Corporation for payment of the Per Share Merger Consideration. None of the Surviving Corporation, Exelon, the paying agent or any other person will be liable to any former stockholder for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.
Treatment of Common Stock, Preferred Stock and Equity-Based Awards

Common Stock
At the Effective Time, each share of our common stock issued and outstanding immediately prior thereto (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration, without interest. All Excluded Shares will be cancelled without payment of consideration, and shares of our common stock owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under the DGCL will instead be entitled to the appraisal rights provided under the DGCL as described under “Appraisal Rights Under Delaware Law” beginning on page 82.
Preferred Stock
At the Effective Time, each share of our Series A preferred stock issued and outstanding at the Effective Time will remain outstanding following the Effective Time.
Equity-Based Awards
The Merger Agreement provides for the following treatment as of the Effective Time of the restricted stock awards, RSUs, and other equity-based awards made under our stock incentive and other employee benefit plans:
RSUs Vesting Based Solely on Continued Service
At the Effective Time, each outstanding RSU that vests based solely on continued service of the holder, whether vested or unvested, will be cancelled and converted into the right of the holder to receive an amount in cash. For RSUs granted on or prior to April 29, 2014, the amount of cash will be equal to the product of the number RSUs multiplied by the Per Share Merger Consideration. For RSUs granted after April 29, 2014 and outstanding as of the Effective Time, the amount will be prorated based on the number of days elapsed from the grant date (or, in the case of grants made in 2015, January 1, 2015) through the closing date of the Merger relative to 1,095 days (or, with respect to director awards having a one-year retention period (which were paid as part of our directors’ annual retainer), 365 days).
RSUs Vesting Based on Achievement of Performance Objectives
At the Effective Time, each outstanding RSU that vests in whole or in part based on the achievement of performance objectives, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash. For RSUs granted on or prior to April 29, 2014 (including RSUs required to be granted pursuant to an agreement in place as of that date), the amount of cash will be equal to the product of the total number of shares of common stock subject to the RSU immediately prior to the Effective Time determined based on achievement of applicable performance objectives at the greater of (i) actual performance as reasonably determined by the Compensation Committee of our Board prior to the Effective Time, or (ii) the target level of 100%, multiplied by the Per Share Merger Consideration. For RSUs granted after April 29, 2014 (other than RSUs required to be granted pursuant to an agreement in place as of that date) and outstanding as of the Effective Time, the amount will be prorated based on the number of days elapsed from the grant date (or, in the case of grants made in 2015, January 1, 2015) through the closing date relative to 1,095 days (or, with respect to awards having a one-year performance period, 365 days).
Other Equity-Based Awards
At the Effective Time, each right of any kind, whether vested or unvested, to receive shares of our common stock or benefits measured by the value of such shares, and each award of any kind consisting of such shares that may be held, awarded, outstanding, payable, or reserved for issuance under our stock or benefit plans, other than the RSUs described above, will be cancelled and converted into the right of the holder to receive an amount in cash equal to the product of the number of our shares subject to the award immediately prior to the Effective Time determined, without proration, and, if performance-based, based on achievement of applicable performance objectives at the greater of (i) actual performance as reasonably determined by the Compensation Committee of our Board prior to the Effective Time or (ii) the target level of 100%, multiplied by the Per Share Merger Consideration (or if the award provides for payments to the extent the value of such shares exceeds a specified reference or exercise price, the amount, if any, by which the Per Share Merger Consideration exceeds the reference or exercise price).
Representations and Warranties

We made customary representations and warranties to Exelon and Merger Sub in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, in the disclosure letter that we delivered in connection with the Merger Agreement, or in certain reports filed with the SEC. These representations and warranties relate to, among other things:
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  our due organization, existence and good standing and authority to carry on our businesses;
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  our capitalization;
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  the absence of encumbrances on our ownership of the equity interests of our subsidiaries;
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  the absence of any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate us or any of our subsidiaries to issue or sell any shares of capital stock or other securities or give any person a right to subscribe for or acquire any of our or our subsidiaries’ equity securities;
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  the absence of any bonds, debentures, notes or other obligations the holders of which have the right to vote with our stockholders on any matter;
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  our corporate power and authority to enter into, perform our obligations under, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against us;
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  the declaration of advisability of the Merger Agreement and the Merger by our Board, and the approval of the Merger Agreement and the Merger by our Board;
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  receipt of fairness opinions from Lazard and Morgan Stanley;
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  required governmental consents, approvals, notices and filings;
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  the absence of violations of, or conflicts with, our or our subsidiaries’ governing documents, governmental orders, applicable law and certain agreements as a result of our entering into and performing under the Merger Agreement;
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  our SEC filings since December 31, 2011 and the financial statements included therein;
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  compliance with the applicable listing and corporate governance rules and regulations of the NYSE;
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  our disclosure controls and procedures and internal control over financial reporting;
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  the absence since December 31, 2013 of certain changes, events, occurrences or effects that would have or would be reasonably likely to have a PHI material adverse effect (as described below);
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  the conduct of business in the ordinary course since December 31, 2013;
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  the absence of legal proceedings, investigations and governmental orders against us or our subsidiaries;
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  the absence of certain undisclosed liabilities;
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  employee benefit plans;

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  compliance with applicable laws and licenses and absence of certain types of investigations by governmental entities;
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  the inapplicability of any anti-takeover law or anti-takeover provision of our certificate of incorporation or bylaws to the Merger;
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  environmental matters;
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  tax matters;
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  certain labor matters;
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  intellectual property;
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  insurance policies;
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  good title to, and absence of liens on, real property;
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  applicability to us of certain U.S. and state laws, and FERC regulations, regarding “electric utilities,” “gas utilities,” “public utilities,” and “public service companies”;
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  the absence of rates subject to refund and absence of certain government proceedings that would have or are reasonably likely to have a PHI material adverse effect (as described below);
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  the absence of any default under certain material contracts and compliance with, and validity and effectiveness of, certain material contracts; and
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  the absence of any undisclosed broker’s or finder’s fees.
Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “PHI material adverse effect”, which means any change, event, occurrence or effect that, individually or taken together with other changes, events, occurrences or effects, has a material adverse effect on the financial condition, business or results of operations of us and our subsidiaries, taken as a whole; provided, however:
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  that none of the following will constitute or be taken into account in determining whether there is or, where applicable, has been a PHI material adverse effect:
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  any loss or overtly threatened loss, or adverse change or overtly threatened adverse change, in the relationship of us or any of our subsidiaries with its customers, employees, regulators, financing sources, labor unions or suppliers caused by the pendency or the announcement of the transactions contemplated by the Merger Agreement;
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  any changes or effects from the entry into, the announcement or pendency of, or the performance of obligations required by the Merger Agreement or consented to or requested by Exelon or Merger Sub, including any change resulting from a failure to file rate cases as planned or to receive orders from state regulatory commissions approving rate increases as contemplated by our financial plans, any change in our credit ratings and any actions taken by us and our subsidiaries that are expressly permitted or required pursuant to the Merger Agreement or are consented to or requested by Exelon to obtain approval from any governmental entity for consummation of the Merger;
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  changes in GAAP or interpretation thereof after the date hereof;
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  changes that arise out of or relate to the identity of Exelon or any of its affiliates as our acquirer; or
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  changes that result from any shutdown or suspension of operations at the power plants from which we obtain electricity or facilities from which we obtain natural gas;
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  that none of the following will constitute or be taken into account in determining whether there is or, where applicable, has been a PHI material adverse effect, except to the extent that they have a materially disproportionate adverse effect on us and our subsidiaries, taken as a whole, as compared to other entities (if any) engaged in the relevant business in the geographic area affected by such matters, changes, events, occurrences, effects or developments:
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  changes in general economic or political conditions or the securities, credit, commodities or financial markets in general in the United States or the geographic area within which PJM operates as a regional transmission organization, or the Mid-Atlantic Area Council within that geographic area;
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  acts of war or terrorism, or changes, events, circumstances or developments that are weather-related or result from any natural disasters, “acts of God” or other “force majeure” events;

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  any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local governmental entity or of or by NERC or PJM;
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  changes, events or developments in the electric generating, transmission or distribution industries or natural gas transmission or distribution industries (including any changes in the operations thereof), in the engineering or construction industries, or in the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor;
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  changes or developments in wholesale or retail electric power prices;
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  system-wide changes or developments in electric transmission or distribution systems (other than changes solely affecting us or any of our subsidiaries); or
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  any changes in customer usage patterns or customer selection of third-party suppliers for electricity; and
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  that none of the following will constitute or be taken into account in determining whether there is or, where applicable, has been a PHI material adverse effect, but will not prevent or otherwise affect a determination that the underlying cause of the change, event or occurrence has resulted in, or contributed to, a PHI material adverse effect:
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  a decline in the price or trading volume of our common stock on the NYSE on or after April 29, 2014; or
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  any failure by us to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period ending on or after April 29, 2014.
The Merger Agreement also contains customary representations and warranties made by Exelon and Merger Sub to us that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, in the disclosure letter that
Exelon delivered in connection with the Merger Agreement or in certain filings with the SEC. The representations and warranties of Exelon and Merger Sub relate to, among other things:
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  their due organization, existence, good standing and authority to carry on their businesses;
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  their corporate or similar power and authority to enter into, perform their obligations under, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against them;
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  required governmental consents, approvals, notices and filings;
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  the absence of violations of, or conflicts with, their governing documents, governmental orders, licenses, applicable law and certain agreements as a result of entering into and performing under the Merger Agreement and completing the Merger;
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  the absence of legal proceedings, investigations and governmental orders against Exelon and Merger Sub;
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  sufficiency of funds;
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  the capitalization of Merger Sub;
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  the status of certain Exelon subsidiaries as “public utilities” and the holding by such subsidiaries of certain rate-related authorizations, compliance with NERC regulations and the absence of judicial or administrative proceedings that would be reasonably expected to interfere with receipt of regulatory approvals or that would revoke an Exelon subsidiary’s market-based rate authorization;
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  lack of foreign ownership, control or influence;
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  the absence of any undisclosed broker’s or finder’s fees; and
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  acknowledgement as to the absence of any representations and warranties with respect to any estimates, projections, forecasts, forward-looking statements or business plans provided by us.
The representations and warranties in the Merger Agreement of each of us, Exelon and Merger Sub will not survive the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms.

Covenants Regarding Conduct of Our Business Pending the Merger

Under the Merger Agreement, we have agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letter we delivered to Exelon and Merger Sub in connection with the Merger Agreement, between April 29, 2014 and the Effective Time, unless Exelon gives its prior written approval (which cannot be unreasonably withheld, delayed or conditioned) or unless required by applicable law or by any governmental entity, we and our subsidiaries will conduct our businesses in the ordinary course and will use our commercially reasonable efforts to preserve our business organizations substantially intact and maintain satisfactory relations with governmental entities, NERC, PJM, customers and suppliers having significant business dealings with us and our subsidiaries and keep available the services of our key employees.
Except as required by applicable law or any governmental entity, as otherwise expressly permitted by the Merger Agreement or set forth in the disclosure letter that we delivered in connection with the Merger Agreement, or with prior written approval by Exelon (which cannot be unreasonably withheld, delayed or conditioned), we will not, and we will not permit our subsidiaries to, take any of the following actions:
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  make changes to our or their organizational documents;
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  merge or consolidate PHI or any of our subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate PHI or any of our subsidiaries, except for any such transactions among our wholly-owned subsidiaries;
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  acquire any person, organization, division or assets outside of the ordinary course of business except under certain contracts in effect as of April 29, 2014, under contracts between or among us and our wholly-owned subsidiaries, or to the extent such transactions constitute certain permissible capital expenditures;
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  issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber any of our or our subsidiaries’ equity interests (with customary exceptions, including with respect to the grant of equity awards to employees and non-management directors in the ordinary course of business, subject to proration as described above, and pursuant to the vesting, exercise or settlement of RSUs and other stock-based awards);
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  make any non-ordinary course loans, advances, capital contributions or investments over $10 million in the aggregate to or in any person, other than to us or any of our wholly-owned subsidiaries;
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  declare, set aside, make or pay any dividends or other distributions with respect to our capital stock other than regular quarterly dividends consistent with past practice, a “stub period” dividend to stockholders of record as of immediately prior to the Effective Time, and dividends from any of our wholly-owned subsidiaries to us or to another of our wholly-owned subsidiaries;
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  enter into any voting agreement in respect of our or our subsidiaries’ capital stock;
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  reclassify, split, combine, subdivide, repurchase, redeem, purchase or otherwise acquire, directly or indirectly, any of our capital stock or securities convertible or exchangeable for capital stock, except for transactions among our wholly-owned subsidiaries or between us and any of our wholly-owned subsidiaries or the retention or acquisition of shares tendered by current and former employees or directors in order to pay withholding taxes in connection with the vesting, exercise or settlement of RSUs or other equity-based awards;
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  incur any indebtedness or guarantee any indebtedness (other than the indebtedness of our wholly-owned subsidiaries) or issue debt securities or warrants or other rights to acquire the debt securities of us or our subsidiaries, other than (i) in the ordinary course of business (including to fund acquisitions, loans, capital contributions, and capital expenditures permitted by the interim covenants restricting the making of acquisitions, loans, capital contributions or capital expenditures) or (ii) indebtedness not to exceed $50 million in principal amount outstanding at any time;
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  make any capital expenditures over $100 million in the aggregate during any calendar year, excluding expenditures made that relate to operational emergencies, equipment failures or outages;
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  make any material changes with respect to financial accounting policies or procedures, except as required by GAAP;

•
  other than in connection with certain rate cases, the regulatory approval process, and litigation arising out of the Merger or the Merger Agreement, settle, release, waive or compromise any litigation claim or pending or threatened proceeding with a governmental entity that (i) involves the payment by us or our subsidiaries of more than $50 million individually or in aggregate during any calendar year, net of any amount covered by insurance or third party indemnity or (ii) imposes or requires actions that would be reasonably likely to have a material effect on the continuing operations of us, our subsidiaries, or Exelon after closing;
•
  other than with respect to certain rate cases, initiate, file, pursue or announce an intent to file any new rate cases;
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  fail to make regulatory filings required by law, except as would not have a material adverse effect on the continuing operations of us or Exelon, or our or its subsidiaries post-closing;
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  make, revoke or amend any material tax election, settle or compromise any claim regarding a material tax liability for an amount greater than reserved in accordance with GAAP, amend any material tax return, surrender a claim for a material tax refund, or waive any statute of limitations period applicable to any material tax claim;
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  transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material amount of assets, product lines or business except in the ordinary course or under certain contracts in effect as of April 29, 2014;
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  except as required by contracts or benefits plans existing on April 29, 2014, (i) grant any equity awards, or provide any material severance or termination payments or benefits to our executive employees; (ii) accelerate or materially increase any executive employee’s compensation or benefits, except for annual merit-based or promotion-based pay increases in the ordinary course of business; (iii) establish, adopt, terminate or materially amend any of our benefit plans (subject to exceptions for routine amendments or those that would only have a de minimis increase in cost to us); or (iv) accelerate or materially increase the compensation of other employees of ours or our subsidiaries except for (1) ordinary-course merit-based or promotion-based pay increases, (2) as required by any collective bargaining agreement, or (3) accelerations or increases effected after consultation with Exelon;
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  enter into any material contract that contains a change of control provision that would require a payment in connection with the consummation of the Merger;
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  grant new material liens other than, in the ordinary course of business: (i) under workmen’s compensation, unemployment insurance or similar laws; (ii) good faith deposits in connection with contracts; or (iii) in connection with securing certain permitted indebtedness of our subsidiaries; or
•
  agree, authorize or commit to do any of the foregoing.
The Merger Agreement is not intended to give Exelon or Merger Sub, directly or indirectly, the right to control or direct our or our subsidiaries’ operations prior to the Effective Time, or to give us, directly or indirectly, the right to control or direct Exelon’s or its subsidiaries’ operations. Prior to the Effective Time, each of Exelon and PHI will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over our and our subsidiaries’ respective operations.
No Solicitation

Except as permitted by the terms of the Merger Agreement described below, we have agreed in the Merger Agreement that our Board will not withhold, withdraw, qualify or modify (or publicly propose or resolve to do so), in a manner adverse to Exelon, our recommendation, fail to include our recommendation in the proxy statement, or fail to publicly reaffirm our recommendation upon Exelon’s written request, or approve, recommend or otherwise declare advisable (or propose to do so), an acquisition proposal, or (subject to certain limited exceptions described below) cause or permit us to enter into any alternative acquisition agreement relating to any acquisition proposal.

From and after April 29, 2014 until the Effective Time or the termination of the Merger Agreement, we, our subsidiaries and our representatives may not, directly or indirectly:
•
  initiate, solicit or encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;
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  engage in, continue or otherwise participate in discussions or negotiations regarding, or provide any non-public information to any person relating to, or that could reasonably be expected to lead to, any acquisition proposal;
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  facilitate knowingly any effort or attempt to make an acquisition proposal;
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  grant any waiver, amendment or release under any standstill agreement or otherwise fail to enforce any standstill agreement (other than in each case, the right to waive or fail to enforce any prohibition on requests for amendments to any standstill agreement (or other similar “don’t ask, don’t waive” provisions) with any person who did not submit an acquisition proposal between April 1, 2014 and April 29, 2014); however, we are not prohibited from taking (or, in the case of enforcement, are not required to take) any such action if our Board determines in good faith, after consultation with outside legal counsel, that failing to take such action (or in the case of enforcement, taking such action) would be reasonably likely to be inconsistent with our directors’ fiduciary duties under applicable law;
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  execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal (other than an acceptable confidentiality agreement); or
•
  resolve or agree to do any of the foregoing.
However, at any time prior to the time our stockholders adopt the Merger Agreement, if our Board determines in good faith (after consultation with outside legal counsel) that failure to take any of the following actions would be reasonably likely to be inconsistent with our directors’ fiduciary duties under applicable law:
•
  we may provide information in response to a request by a person who has made an unsolicited bona fide written acquisition proposal that our Board determines in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a superior proposal or is reasonably likely to result in a superior proposal if, prior to providing such information, we (i) receive from that person an executed confidentiality agreement on terms that are not less restrictive to the other party than those contained in the confidentiality agreement between us and Exelon, it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an acquisition proposal; and (ii) promptly disclose (and, if applicable, provide copies of) any such information to Exelon to the extent not previously disclosed or provided;
•
  we may engage or participate in any discussions or negotiations with any person who has made such an unsolicited bona fide written acquisition proposal that our Board determines in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a superior proposal or is reasonably likely to result in a superior proposal; and
•
  our Board may make a change of recommendation or approve, recommend or otherwise declare advisable an acquisition proposal or propose to do any of the foregoing (publicly or otherwise), if (i) our Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such acquisition proposal is a superior proposal and (ii) we have complied with our obligations in relation to a change of recommendation in connection with a superior proposal as described below.
Prior to effecting a change of recommendation or approving, recommending or declaring advisable, or entering into an alternative acquisition agreement in connection with a superior proposal:
•
  we must notify Exelon in advance of our intention to effect a change of recommendation describing in reasonable detail the reasons for such change of recommendation, and if such proposed change of recommendation relates to an acquisition proposal, provide copies of the most current version of all documents relating to such acquisition proposal, and if such proposed change of recommendation relates to an intervening event, such notice must specify the facts and circumstances of such intervening event;
•
  if requested by Exelon, we will make our representatives available to discuss and negotiate in good faith with Exelon any proposed modifications to the terms and conditions of the Merger Agreement during the three business days following the date on which the notice is delivered to Exelon; and
•
  if Exelon has delivered to us a written, binding and irrevocable offer to alter the terms or conditions of the Merger Agreement during such three business day period specified directly above, our Board must have determined in good faith after consultation with its financial advisors and outside legal counsel, after considering the terms of such offer by Exelon, that the failure to effect a change of recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, and that in the case of a change of recommendation with respect to an acquisition proposal, such acquisition proposal would continue to constitute a superior proposal if the changes offered by Exelon were given effect, and that in the case of an intervening event, our Board still intends to effect a change of recommendation if the changes offered by Exelon were given effect.
In the event an acquisition proposal resulting in a change of recommendation in compliance with the above is thereafter modified by the party making such acquisition proposal, we must notify Exelon in writing of such modified acquisition proposal and must again comply with the requirements noted above.
Nothing in the provisions of the Merger Agreement relating to acquisition proposals is deemed to prevent us from complying with our disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, including taking and disclosing to our stockholders a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act or making any “stop-look-and-listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act to our stockholders.
In this proxy statement, we refer to (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving us and/or any of our significant subsidiaries or (ii) any direct or indirect acquisition by any person or group resulting in, or proposal or offer, which if consummated would result in any person or group becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 15% or more of the total voting power or of any class of our equity securities or assets representing 15% or more of our net revenues, net income or consolidated total assets measured by our and our subsidiaries’ fair market value, taken as a whole (including equity securities of our subsidiaries), as an “acquisition proposal.”
In this proxy statement, we refer to any bona fide acquisition proposal (with the percentages set forth in the definition of such term changed from 15% to 75%) that our Board has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, and regulatory aspects of the proposal, and the person making the acquisition proposal, and, if consummated, would result in a transaction more favorable to our stockholders from a financial point of view than the transaction contemplated by the Merger Agreement, after taking into account any proposed revisions to the terms of the transactions contemplated by the Merger Agreement, as a “superior proposal.”
In this proxy statement, we refer to any change, event or occurrence that is unknown to or by our Board as of April 29, 2014 (or if known, the magnitude or material consequences of which were not known or understood by our Board as of such date) and becomes known to or by our Board prior to obtaining the requisite stockholder vote, as an “intervening event.”
Special Meeting of Our Stockholders

Subject to fiduciary obligations under applicable law, we are required to take all reasonable action necessary to convene a meeting of our stockholders as promptly as practicable (but in any event within 60 days) after the date on which the SEC staff advises that it has no further comments on this proxy statement or that we may commence mailing of this proxy statement to consider and vote upon the adoption of the Merger Agreement. We may not postpone, recess or adjourn the stockholders meeting except (i) to the extent required by law; (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which our Board has determined in good faith after consultation with outside legal counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by our stockholders prior to the stockholders meeting; or (iii) one adjournment for a period of up to 10 days only to solicit additional proxies so as to establish a quorum or to obtain the requisite stockholder vote, with the consent of Exelon (which consent may not be unreasonably withheld, conditioned or delayed). Subject to the provisions of the Merger Agreement discussed above under “The Merger Agreement—No Solicitation” beginning on page 66, our Board has recommended that our stockholders vote to adopt the Merger Agreement and, unless and until there has been a change of recommendation, has included that recommendation in this proxy statement. Our Board is required to take all reasonable lawful action to solicit the adoption by our stockholders of the Merger Agreement. Notwithstanding any change in recommendation by our Board, unless the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will be submitted to our stockholders of record at the stockholders meeting for the purpose of adopting the Merger Agreement.
Cooperation with Exelon

We and Exelon will cooperate with each other and use (and cause our and its respective affiliates to use) our and its respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable to satisfy the conditions to closing described under “The Merger Agreement—Conditions to the Merger” beginning on page 72 of this proxy statement and to consummate the Merger as soon as practicable, including to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the Merger, and we and Exelon will use (and cause our and its respective affiliates to use) our and its respective reasonable best efforts to make all filings according to the following timetable:
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  with FERC, the DPSC, the DCPSC, the NJBPU and the VSCC, by June 28, 2014;
•
  with the FCC and pursuant to the HSR Act by September 3, 2014; and
•
  with the MPSC by September 3, 2014.
We and Exelon have agreed, subject to certain exceptions, to:
•
  furnish each other, upon request, with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Exelon, PHI or their respective subsidiaries to any third party or governmental entity in connection with the Merger and the transactions contemplated by the Merger Agreement;
•
  keep the other apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement;
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  not permit any of our or Exelon’s officers or any other representatives to participate in any meeting or substantive telephone discussion with any governmental entity in respect of any filing, investigation or other inquiry with respect to the Merger, unless to the extent practicable the participating party consults with the other party in advance and, to the extent permitted by that governmental entity, gives the other party the opportunity to attend and participate;
•
  promptly provide each federal, state, local or foreign court or governmental entity (including FERC, the FCC and state regulatory commissions) with jurisdiction over any required governmental approval, any non-privileged information and documents that they request that are necessary, proper or advisable to permit consummation of the Merger;
•
  promptly use reasonable best efforts to avoid the entry or enactment of any permanent, preliminary or temporary injunction or other order, decree, decision, determination, judgment or law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger; and
•
  promptly use reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Merger in accordance with the terms of the Merger Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger, any and all steps necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by the Merger Agreement.

In no event shall the agreements described above require Exelon or us (or any of our respective subsidiaries) to agree to or take any action that would constitute a Burdensome Condition, which is defined under the Merger Agreement to be any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon Exelon, us, or our respective subsidiaries (A) in the required regulatory approvals, or (B) in any laws enacted for the purpose of imposing terms, conditions, liabilities, obligations, commitments or sanctions in connection with the Merger, that, individually or in the aggregate, would constitute or be reasonably likely to constitute a Regulatory Failure (as defined below); provided, however, that any such terms, conditions, liabilities, obligations, commitments or sanctions shall not be taken into account in determining whether there has been or is such a Regulatory Failure to the extent they implement certain regulatory commitments that Exelon has agreed to make and which are set out in the Merger Agreement (including a commitment to provide tangible customer benefits with an aggregate value of $100 million; commitments to continue and improve upon reliability targets (with penalties for failure to meet agreed targets) and energy efficiency; a commitment to maintain our headquarters at Edison Place and to maintain the local operational headquarters and presence of the utility subsidiaries; a commitment to honor all existing collective bargaining agreements and not to implement involuntary workforce reductions for utility employees for two years; commitments to supplier and workforce diversity, low-income assistance and charitable contributions; and a commitment to ring-fence our system from Exelon’s unregulated operations).
In this proxy statement, we refer to terms, conditions, liabilities, obligations, commitments or sanctions (giving effect to the value of any negative effects net of their benefits) that in an aggregate amount constitute a material and adverse effect on the condition (financial or otherwise), assets, liabilities, businesses or results of operations of us and our subsidiaries, taken as a whole, as a Regulatory Failure; provided, that, for the purposes of determining the existence of a Regulatory Failure, (i) we and our subsidiaries will be deemed to have 50% of the assets, liabilities, businesses and results of operations of PHI and our subsidiaries, taken as a whole, and (ii) any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon Exelon and its subsidiaries will be deemed to have been imposed on us and our subsidiaries.
We and Exelon have agreed that (i) the applications submitted to FERC and the state regulatory commissions with respect to the Merger will include the information concerning the Merger, us and our subsidiaries, and Exelon required by applicable laws of the District of Columbia, the States of Delaware, Maryland, and New Jersey, the Commonwealth of Virginia and such other jurisdictions as may be mutually determined by us and Exelon, as the case may be, (ii) those applications and any amendments or supplements to them will include the regulatory commitments that Exelon has agreed to make and which are set out in the Merger Agreement to the extent applicable to those jurisdictions and any additional agreements or commitments that we and Exelon agree are advisable to obtain prompt approval of such applications, and (iii) neither we nor Exelon will agree to, or accept, any additional or different agreements, commitments or conditions in connection with the Merger pursuant to any settlement or otherwise with any state regulatory commissions or any other person, in the case of any agreement, commitment or condition to which we or any of our subsidiaries is a party or otherwise affecting us or any of our subsidiaries, without the prior written consent of Exelon, and in the case of any agreement, commitment or condition to which Exelon is a party and affecting us or any of our subsidiaries, without our prior written consent if that agreement, commitment or condition is effective prior to the Effective Time. Exelon also agreed with us that, subject to our consent, it will agree to or accept any agreements, commitments or conditions that do not constitute, individually or in the aggregate, a Burdensome Condition, to obtain any government approvals necessary to promptly consummate the Merger.
Between the date of the Merger Agreement and the closing of the Merger, we and our subsidiaries are permitted to continue to pursue our and our subsidiaries’ existing rate cases consistent with past practice, and to the extent permitted by law, notify Exelon about any material developments, or material communications with FERC or the applicable state regulatory commission. With certain exceptions, before making any commitments or settlement offers in the rate cases, we have agreed to consult with Exelon and consider in good faith any suggestions made by Exelon. We have agreed not to settle the rate cases without the prior written consent of Exelon (such consent not to be unreasonably withheld, conditioned or delayed) to the extent that such settlement would result in an outcome for us and our subsidiaries that would be materially adverse to us or any of our subsidiaries, taking into account the requests made by us and our subsidiaries in the proceeding, the resolution of similar recent proceedings by us and our subsidiaries and the reasonable expectations of Exelon for such outcome.

Financing

We have agreed to, and agreed to cause our subsidiaries to, use reasonable best efforts to provide all cooperation reasonably requested by Exelon in connection with the financing to be provided in connection with the Merger, including using reasonable best efforts to (i) provide reasonable assistance with the preparation of any discussions of business, financial statements, pro forma financials, projections, management discussion and analysis, and other customary financial data of us and our subsidiaries, all for use in connection with the financing and (ii) direct our independent accountants to provide customary and reasonable assistance to Exelon. Exelon has agreed to reimburse us for all reasonable out-of-pocket costs or expenses incurred by us and our subsidiaries in connection with this cooperation where the information requested of us is not otherwise prepared or available in the ordinary course of business.
Exelon’s obligations under the Merger Agreement are not subject to a financing condition.
Transaction Litigation

The Merger Agreement requires us to promptly notify Exelon and keep Exelon reasonably informed with respect to the status of any stockholder litigation related to the Merger Agreement, the Merger or other transactions contemplated by the Merger Agreement that is brought or threatened in writing against us and/or the members of our Board. We will give Exelon the opportunity to participate in the defense of any such stockholder litigation and will not settle or agree to settle any stockholder litigation without Exelon’s prior written consent, which will not be unreasonably withheld, delayed or conditioned. For a description of the stockholder litigation related to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement brought against us as of the date of this proxy statement, see “The Merger—Legal Proceedings Related to the Merger” beginning on page 57.
Employee Benefits and Service Credit

During the two-year period following the Effective Time, Exelon has agreed to provide (or cause to be provided) to each of our and our subsidiaries’ employees (other than any employee who is covered by a collective bargaining agreement or similar agreement) who is employed by us or one of our subsidiaries immediately prior to the Effective Time and continues such employment immediately after the Effective Time, referred to as a Continuing Employee (i) base salary and annual incentive opportunities and long-term incentive compensation opportunities, which are, in each case, no less than those provided by us and our subsidiaries to each such Continuing Employee immediately prior to the Effective Time; (ii) pension and welfare benefits and perquisites that are no less favorable in the aggregate than those provided by us and our subsidiaries immediately prior to the Effective Time; and (iii) severance benefits that are no less favorable than the severance benefits provided by us and our subsidiaries to each such Continuing Employee immediately prior to the Effective Time.
For purposes of vesting, benefit accrual (except under any defined benefit pension plan), vacation and sick time credit and eligibility to participate under Exelon’s benefit plans, each Continuing Employee will be credited with years of service to the extent such service was credited under one of our comparable benefit plans (except if such crediting would result in a duplication of benefits with respect to the same period of service).
Exelon will cause each Continuing Employee to be immediately eligible to participate in Exelon’s benefit plans, to the extent coverage under such plan is replacing comparable coverage under one of our benefit plans. For purposes of each of Exelon’s benefit plans providing medical, dental, pharmaceutical and/or vision benefits, any evidence of insurability requirements, Exelon will cause all pre-existing condition exclusions and actively-at-work requirements of such plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under our comparable benefit plans.
Exelon will also cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents during the applicable portion of the plan year of our benefit plan to be taken into account under Exelon’s corresponding plan for purposes of satisfying all applicable deductible, coinsurance and maximum out-of-pocket requirements for the applicable plan year; provided that such amount was taken into account for the same purpose under the Company’s benefit plan for such period and would not result in the duplication of benefits.
Exelon has acknowledged that a “change in control” or “change of control” within the meaning of each applicable benefit plan will occur upon the Effective Time and has agreed to honor, assume, fulfill and discharge our and our subsidiaries’ obligations under certain plans, policies and agreements. Exelon agrees that it will not request that we or any Continuing Employee waive or relinquish any compensation or benefit entitlement or right (including any severance entitlement) existing as of the Effective Time.
If the Effective Time occurs during calendar year 2014, at the Effective Time we may pay each participant in our incentive plans who remains employed through the Effective Time, an annual incentive amount in respect of the 2014 fiscal year, equal to the higher of (A) the target level (at 100% funding) and (B) the actual level of performance achieved as of the Effective Time (with such performance measure pro-rated, if applicable, for the portion of the performance cycle completed at the Effective Time), as determined by our Compensation Committee prior to the Effective Time in accordance with the terms of the applicable incentive plans.
If the Effective Time has not occurred by December 31, 2014 (or December 31, 2015), we may (A) determine the amounts earned under the incentive plans in respect of the 2014 fiscal year (or 2015 fiscal year), with performance based on either (x) the target level (at 100% funding) or (y) the actual level of performance for the 2014 fiscal year (or 2015 fiscal year), (B) pay such amounts in respect of the 2014 fiscal year (or 2015 fiscal year) no later than the closing date of the Merger and (C) establish annual incentive award targets, maximums and performance award levels and performance measures for the 2015 fiscal year (or 2016 fiscal year) under the incentive plans.
If the Effective Time occurs during calendar year 2015, we may pay such amounts in respect of the 2015 fiscal year on the closing date of the Merger, with performance determined at the higher of (x) target level (at 100% funding) and (y) the actual level of performance for the 2015 fiscal year achieved as of the Effective Time (with such performance measure pro-rated, if applicable, for the portion of the performance cycle completed at the Effective Time), as determined by our Compensation Committee prior to the Effective Time.
If the Effective Time occurs during calendar year 2016, we may pay such amounts in respect of the 2016 fiscal year on the closing date of the Merger, pro-rated based on the number of calendar days elapsed in the 2016 fiscal year through the closing date, with performance determined at the higher of (x) target level (at 100% funding) and (y) the actual level of performance for the 2016 fiscal year achieved as of the Effective Time (with such performance measure pro-rated, if applicable, for the portion of the performance cycle completed at the Effective Time), as determined by our Compensation Committee prior to the Effective Time, and Exelon will, and will cause the Surviving Corporation to, honor and pay incentive award amounts for the remainder of the 2016 fiscal year (with an offset for the pro rata portion previously paid) in accordance with the targets, levels and measures established by us prior to the closing date and the terms of the applicable incentive plans.
In addition, we will be permitted to implement retention bonus pool/severance programs of up to $20 million in the aggregate.
Conditions to the Merger

The respective obligations of PHI, Exelon and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:
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  the Merger Agreement must have been duly adopted by holders of a majority of outstanding shares of our common stock entitled to vote thereon;
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  the waiting period applicable to the consummation of the Merger under the HSR Act must have expired or been earlier terminated, each of the applicable approvals of FERC, the FCC and required public utility commission approvals must have been obtained and be in effect, and any waiting period prescribed by law with respect to those approvals before the Merger may be consummated must have expired; and
•
  no court or other governmental entity of competent jurisdiction may have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger.
The obligations of Exelon and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Exelon at or prior to the Effective Time of the following additional conditions:
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  our representations and warranties regarding the absence of any PHI material adverse effect on our financial condition,

business or results of operations must be true and correct in all respects as of April 29, 2014 and on the closing date for the Merger;
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  our representations and warranties regarding certain aspects of our capitalization must be true and correct in all respects on the closing date for the Merger except for such inaccuracies that are not material;
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  our representations and warranties regarding corporate authority, approval, fairness, inapplicability of certain anti-takeover statutes and anti-takeover provisions in our certificate of incorporation and bylaws must be true and correct in all material respects on the closing date for the Merger (except where the Merger Agreement requires a representation or warranty to be true on a different date, in which case such representation or warranty must only be true on that date);
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  our other representations and warranties set forth in the Merger Agreement, and disregarding all qualifications and exceptions relating to materiality or PHI material adverse effect, must be true and correct on the closing date for the Merger (except where the Merger Agreement requires a representation or warranty to be true on a different date, in which case such representation or warranty must only be true on that date), except where the failure to be true and correct has not had, and would not be reasonably likely to have, individually or in the aggregate, a PHI material adverse effect;
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  we have performed in all material respects our obligations under the Merger Agreement at or prior to the date of the closing of the Merger;
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  we have delivered to Exelon a certificate
signed by one of our senior executive officers certifying that all of the above conditions with respect to the representations and warranties and performance of our obligations have been satisfied; and
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  the required regulatory consents set forth in the Merger Agreement and any merger laws must not, individually or in the aggregate, impose terms, conditions, liabilities, obligations, commitments or sanctions that constitute a Burdensome Condition.
Our obligation to effect the Merger is also subject to the satisfaction or waiver by us at or prior to the Effective Time of the following additional conditions:
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  the representations and warranties of Exelon set forth in the Merger Agreement must be true and correct in all respects, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would prevent or materially delay the ability of Exelon and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement;
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  each of Exelon and Merger Sub has performed in all material respects its obligations under the Merger Agreement at or prior to the date of the closing of the Merger; and
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  Exelon has delivered to us a certificate signed by a senior executive officer of Exelon certifying that both of the above conditions with respect to the representations and warranties and performance of the obligations of Exelon and Merger Sub have been satisfied.
The conditions to each of the parties’ obligations to complete the Merger are for the sole benefit of such party and may be waived by such party in whole or in part (to the extent permitted by applicable laws).
Termination of the Merger Agreement

We and Exelon may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by our stockholders.
The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time as follows:
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  by either Exelon or us, if:
•
  the Merger has not been consummated by July 29, 2015 (subject to extension until October 29, 2015 if on July 29, 2015, all required regulatory approvals have not been obtained (but remain capable of being obtained), all of the other conditions to closing have been satisfied or waived (except for the condition that the regulatory approvals do not impose terms or conditions that constitute a Burdensome Condition) and no final and non-appealable order or law is in effect that constitutes a Burdensome Condition), whether such date is before or after the adoption of the Merger Agreement by our stockholders, referred to as an Outside Date Termination Event; provided that this termination right will not be available to us if Exelon has the right to terminate the Merger Agreement because our Board or we have effected a change of recommendation or have given a change of recommendation notice to Exelon or our Board has authorized us to enter into an alternative acquisition agreement with respect to a superior proposal;
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  our stockholders have not adopted the Merger Agreement at the stockholders meeting or any adjournment or postponement of such meeting, which we refer to as a Stockholder Vote Termination Event; or
•
  an order permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger has become final and non-appealable (whether before or after the adoption of the Merger Agreement by our stockholders); provided that this termination right will not be available to any party whose failure to comply with any provision of the Merger Agreement is the cause of, or materially contributed to, either the imposition of such order or the failure of such order to be resisted, resolved, lifted or vacated, which we refer to as an Order Termination Event.
•
  by us, if:
•
  at any time prior to the adoption of the Merger Agreement by our stockholders, (i) our Board authorizes us to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the Merger Agreement and we have notified Exelon in writing that we intend to enter into such an agreement, (ii) concurrently with the termination of the Merger Agreement, we enter into an alternative acquisition agreement with respect to that superior proposal and (iii) prior to or concurrently with such termination, we pay Exelon the termination fee discussed under “The Merger Agreement—Termination Fee Payable by PHI” beginning on page 75, which we refer to as an Alternative Acquisition Proposal Termination Event; or
•
  there has been a breach of a representation, warranty, covenant or agreement made by Exelon or Merger Sub in the Merger Agreement or any such representation and warranty becomes untrue after April 29, 2014, which breach or failure to be true would give rise to the failure of the condition to the closing of the Merger relating to the accuracy of the representations and warranties of Exelon and Merger Sub or compliance by Exelon and Merger Sub with their obligations under the Merger Agreement, and such breach or failure to be true cannot be cured, or if curable, is not cured prior to the earlier of (i) 30 calendar days after written notice is given by us to Exelon and (ii) two business days prior to the termination date, which we refer to as an Exelon Breach Termination Event.
•
  by Exelon, if:
•
  our Board (i) has made a change of recommendation, (ii) has delivered a change or recommendation notice or (iii) has authorized us to enter into an alternative acquisition agreement with respect to a superior proposal, any of which we refer to as a Change of Recommendation Termination Event; or
•
  there has been a breach of a representation, warranty, covenant or agreement made by us in the Merger Agreement or any such representation and warranty becomes untrue after April 29, 2014, which breach or failure to be true would give rise to the failure of the condition to the closing of the Merger relating to the accuracy of our representations and warranties or our compliance with our obligations under the Merger Agreement, and such breach or failure to be true cannot be cured, or if curable, is not cured prior to the earlier of (i) 30 calendar days after written notice is given by Exelon to us and (ii) two business days prior to the termination date, which we refer to as a PHI Breach Termination Event.

Termination Fee Payable by PHI

We are required to pay Exelon a termination fee if:
•
  a bona fide acquisition proposal has been made or any person has made or publicly announced or otherwise communicated to us, our Board or any of our representatives an intention to make an acquisition proposal with respect to us or any of our subsidiaries and such acquisition proposal or publicly announced intention has not been publicly withdrawn without qualification prior to 75 days following the date the acquisition proposal was made (with respect to any termination pursuant to an Outside Date Termination Event) and at least five business days prior to the date of the stockholders meeting (with respect to any termination pursuant to a Stockholder Vote Termination Event) and thereafter the Merger Agreement is terminated by either Exelon or us pursuant to an Outside Date Termination Event, a Stockholder Vote Termination Event or a PHI Breach Termination Event;
•
  the Merger Agreement is terminated by Exelon due to a Change of Recommendation Termination Event; or
•
  the Merger Agreement is terminated by us due to an Alternative Acquisition Proposal Termination Event.
In the circumstances described in the first bullet above, we must promptly pay Exelon the termination fee immediately prior to or substantially concurrent with the entry by us or any of our subsidiaries into an alternative acquisition agreement with respect to, or upon consummation or approval or recommendation to our stockholders of, an acquisition proposal (substituting “50%” for “15%” in the definition of acquisition proposal) (whether or not such acquisition proposal is the same acquisition proposal referred to in the first bullet above under “Termination Fee Payable by PHI”) within 12 months of the termination of the Merger Agreement, referred to as a Tail Period Acquisition Proposal Event).
In the circumstances described in the second bullet above, we must promptly pay Exelon the termination fee no later than five days after the date of the termination of the Merger Agreement.
In the circumstances described in the third bullet above, we must promptly pay Exelon the termination fee immediately prior to or concurrently with, but as a condition to, the termination of the Merger Agreement.
The termination fee will be a cash amount equal to $259 million, unless any of the three circumstances below apply, in which case the termination fee will be a cash amount equal to $293 million plus all of the documented out-of-pocket expenses incurred by Exelon or Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to a maximum amount of $40 million:
•
  we terminate the Merger Agreement pursuant to an Alternative Acquisition Proposal Termination Event to enter into an alternative acquisition agreement with a party that made an acquisition proposal between April 1, 2014 and April 29, 2014;
•
  Exelon terminates the Merger Agreement pursuant a Change of Recommendation Termination Event and the action by our Board that gave rise to Exelon’s termination was the result of an acquisition proposal by a party that made an acquisition proposal between April 1, 2014 and April 29, 2014; or
•
  the termination fee becomes payable in accordance with the first bullet above and a party that made an acquisition proposal between April 1, 2014 and April 29, 2014 made the acquisition proposal in that clause or in the case of the Tail Period Acquisition Proposal Event.
If the Merger Agreement is terminated either (x) by Exelon or us pursuant to a Stockholder Vote Termination Event or (y) in the case of termination of the Merger Agreement due to a bona fide acquisition proposal being made other than (i) pursuant to an Outside Date Termination Event and the Exelon termination fee is payable or (ii) pursuant to a PHI Breach Termination Event and the termination fee is not then payable pursuant to the provision in the Merger Agreement relating to our payment of the termination fee, we will promptly, but in no event later than five days after being notified by Exelon, pay all of the documented out-of-pocket expenses incurred by Exelon or Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to a maximum amount of $40 million, payable by wire transfer of immediately available funds; provided, that Exelon’s expenses will be credited against payment of the $259 million termination fee.

Termination Fee Payable by Exelon

We and Exelon have agreed that the transactions contemplated by the subscription agreement (see the section entitled “—Subscription Agreement and Preferred Stock” beginning on page 60) were and are being entered into for purposes of effecting the payment of the Exelon termination fee of up to $180 million to PHI (or, as applicable, the return of such termination fee to Exelon) based on the occurrence of certain events described below. In the event that:
•
  we or Exelon terminate the Merger Agreement pursuant to an Outside Date Termination Event or an Order Termination Event (and, in the case of an Order Termination Event, at the time of termination of the Merger Agreement a governmental entity has enacted an order with respect to the regulatory approvals); or
•
  we terminate the Merger Agreement pursuant to an Exelon Breach Termination Event because of a failure by Exelon to comply with its obligations related to certain regulatory matters and regulatory commitments;
and, in either case, at the time of such termination of the Merger Agreement, all of the conditions to closing have been satisfied or waived (other than (i) the conditions regarding regulatory consents, absence of certain government laws or orders or absence of a Burdensome Condition, (ii) those conditions that by their terms are to be satisfied at the closing and which would be satisfied or capable of being satisfied if the closing date were the date of such termination or (iii) those conditions that have not been satisfied as a result of a breach by Exelon), referred to as a Regulatory Termination, we will have a right to redeem for $0.01 per share all of our Series A preferred stock held by Exelon outstanding on the date of the applicable Merger Agreement termination. In addition, Exelon will promptly, but in no event later than five days after being notified by us, pay all of the documented out-of-pocket expenses incurred by us in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, up to a maximum amount of $40 million, payable by wire transfer of immediately available funds.
If the Merger Agreement is terminated for any reason other than a Regulatory Termination, we will be required to redeem all of our Series A preferred stock held by Exelon for an aggregate amount equal to the price paid by Exelon to purchase the Series A preferred stock plus any dividends accrued and unpaid on such stock.
Expenses

The Surviving Corporation will pay all charges and expenses, including those of the paying agent, in connection with the effect of the Merger on capital stock and the exchange of certificates, and Exelon will reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided with regard to certain circumstances involving termination fees set forth in “—Termination Fee Payable by PHI” and “—Termination Fee Payable by Exelon,” whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense.
Remedies

No termination of the Merger Agreement will relieve any party to the Merger Agreement of any liability or damages to the other party resulting from any willful or intentional material breach of the Merger Agreement, except as otherwise provided in the Merger Agreement.
Except as provided above:
•
  Our receipt of the Exelon termination fee and/or our expenses will be our sole and exclusive remedy for monetary damages under the Merger Agreement, unless at the time of such termination Exelon is in breach of its obligations with respect to filings, other actions and notification.
•
  Exelon’s receipt of the termination fee and/or the Exelon expenses will be the sole and exclusive remedy of Exelon and Merger Sub for monetary damages under the Merger Agreement.
The parties are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in the Court of Chancery in addition to any other remedy to which such party is entitled at law or in equity.

Indemnification; Directors’ and Officers’ Insurance

From and after the Effective Time, Exelon and the Surviving Corporation will indemnify and hold harmless (and Exelon will, subject to repayment under certain limited circumstances, advance expenses to) our and our subsidiaries’ present and former directors and officers against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or related to such director’s or officer’s service as a director or officer of ours or our subsidiaries (or services performed at our or our subsidiaries’ request) at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement), to the fullest extent permitted by law.
We are required to (and if we are unable to do so, Exelon will cause the Surviving Corporation to) obtain a six-year “tail” insurance policy with respect to the currently existing directors’ and officers’ liability insurance policies and fiduciary and employment practices liability insurance policies. Such policy must be obtained from an insurance carrier with the same or better credit rating as our insurance carrier as of April 29, 2014 with respect to directors’ and officers’ liability insurance and fiduciary and employment practices liability insurance and must have terms, conditions, retentions and limits of liability that are at least as favorable as our existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of ours or any of our subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time.
If we or the Surviving Corporation fail to purchase such policies, then Exelon has agreed to cause the Surviving Corporation to continue to maintain the policies in place as of April 29, 2014 or to use reasonable best efforts to purchase comparable policies, in each case, for the six-year period following the Effective Time. Exelon’s or the Surviving Corporation’s obligation to provide this insurance will be capped at 300% of the annual premium amount we were paying for such insurance as of April 29, 2014. If the annual premium amount for such coverage exceeds the cap, the Surviving Corporation must obtain a policy with the greatest coverage available for a cost not exceeding the amount of the cap.
Our present and former directors and officers will have the right to enforce the provisions of the Merger Agreement relating to their indemnification.
Modification and Amendment of Merger Agreement

At any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

MERGER COMPENSATION ADVISORY VOTE
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our current named executive officers that is based on or otherwise relates to the Merger. The Merger-related compensation payable to these individuals is subject to a non-binding, advisory vote of our stockholders, as described below in this section.
Upon completion of the Merger, outstanding RSUs and stock awards will be cancelled and converted into the right to receive Per Share Merger Consideration for each RSU or share of common stock subject to such awards (and, in the case of performance-based RSUs and stock awards, based on achievement of any applicable performance objectives at the greater of target and actual performance). For an additional description of the treatment of outstanding stock-based awards, see “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 48.
Under the CIC Severance Plan, each of our current named executive officers (other than Mr. Rigby) is also entitled to certain “double-trigger” severance payments and benefits upon a termination of such named executive officer’s employment by us without “cause” or a resignation by such named executive officer for “good reason” (each as defined in the CIC Severance Plan) occurring within two years following the Merger, as described above in “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 48. Payment of cash severance and benefits under the CIC Severance Plan is conditioned upon the execution of a general release, a non-disparagement agreement and non-competition and non-solicitation covenants. Each of our current named executive officers is also entitled to receive such executive’s target award opportunity under the EICP, payable at the greater of target or actual performance, upon completion of the Merger. None of the executives participating in our CIC Severance Plan are entitled thereunder to receive excise tax gross-up payments.
Mr. Rigby is not entitled to any cash severance payments under the Extension Agreement or under any other arrangement. Under the Extension Agreement, Mr. Rigby was granted an award of fully-vested restricted stock (subject only to transfer restrictions) and an award of restricted stock which vests on the last day of the Extension Period or earlier termination of his employment with us under certain circumstances. In addition, the Board has the discretion to grant to Mr. Rigby a discretionary cash award of up to $1.5 million based on its evaluation of his performance from the date of the Extension Agreement through the end of the Extension Period, subject to his continued employment with us until that date and his execution of a general release. For further information with respect to the arrangements between us and Mr. Rigby, see “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 48.
The estimated value of the payments and benefits to our current named executive officers in connection with the Merger are quantified in the table below. The amounts included in this table have been calculated based on the following estimates and assumptions, in addition to those provided in the footnotes to the table below:
•
  Calculations related to the value of unvested restricted stock and RSU awards were based on a price per share equal to $27.25, the Per Share Merger Consideration.
•
  The Effective Time will occur on September 30, 2015. As a result, all outstanding stock-based awards that are scheduled to vest prior to September 30, 2015 have been excluded from the amounts presented below.
•
  Each current named executive officer’s employment with us will be terminated without cause as of September 30, 2015.
•
  Base salary levels for 2015 were assumed to be equal to the named executive officer’s base salary for 2014.
•
  Target EICP award opportunity levels for 2015 were assumed to be equal to the named executive officer’s target award opportunity level for 2014. The Merger Agreement permits us to pay 2015 EICP awards at the greater of target and actual performance.
•
  Payments for unvested time- and performance-based RSUs were based on the named executive officer’s holdings as of the date of this proxy statement (including dividend equivalents), and do not reflect any 2015 grants that may be made, other than a grant to Mr. Fitzgerald of a performance-based RSU award as required by his employment agreement.
•
  Payouts of performance-based RSU awards have been calculated assuming target-level performance. Performance-based RSUs for the three-year performance periods beginning on January 1, 2013 and 2014 have a maximum payout of up to 200% of target based on our relative total shareholder return, or relative TSR, for the performance period.

•
  Each current named executive officer who would be eligible to elect to take a “leave of absence” or a “special leave of absence” (each as provided under the Management Severance Plan) as of the Effective Time, was deemed to have made such an election.
The amounts reported below are estimates based on multiple estimates and assumptions, which may or may not actually occur, and do not reflect certain compensation actions that may be taken before the Effective Time. As a result, the actual amounts, if any, to be received by a current named executive officer may differ materially from the amounts set forth below.
Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)(6)	Total ($)
Joseph M. Rigby	—	9,014,327	729,000	16,752	1,132,115	10,892,194
Frederick J. Boyle	2,624,370	1,799,917	332,000	19,076	300,000	5,075,363
David M. Velazquez	2,802,827	1,952,653	—	21,016	320,400	5,096,896
Kevin C. Fitzgerald	2,886,807	2,209,049	243,000	20,137	330,000	5,688,993
John U. Huffman	1,415,711	1,145,045	571,000	19,180	232,800	3,383,736

(1)
  For the current named executive officers, other than Mr. Rigby, these amounts represent the “double-trigger” lump-sum cash severance payable under the CIC Severance Plan.
(2)
  These “single-trigger” amounts represent unvested stock-based awards that will fully vest upon completion of the Merger. The estimated amount of consideration our current named executive officers would receive in respect of their unvested time-based RSUs in connection with the Merger are: for Mr. Rigby, $2,512,804; Mr. Boyle, $599,963; Mr. Velazquez, $650,866; Mr. Fitzgerald, $680,787; and Mr. Huffman, $381,664. The estimated amount of consideration that our current named executive officers would receive in respect of their unvested performance-based RSUs in connection with the Merger are: for Mr. Rigby, $5,025,527; Mr. Boyle, $1,199,954; Mr. Velazquez, $1,301,787; Mr. Fitzgerald, $1,528,262; and Mr. Huffman, $763,381. Mr. Rigby’s amount also includes $1,475,996 in respect of the 54,165 shares of unvested restricted stock (which is the net after-tax amount received after 55,927 shares were surrendered by Mr. Rigby upon grant for tax withholding purposes) he received pursuant to the Extension Agreement, which fully vest upon completion of the Merger. Pursuant to the Extension Agreement, Mr. Rigby also received 36,110 fully-vested shares of restricted stock (which is the net after-tax amount received after 37,284 shares were surrendered by Mr. Rigby upon grant for tax withholding purposes), subject only to transfer restrictions, which are not reflected in the table above.
(3)
  These amounts represent (i) for all current named executive officers, the “single-trigger” value of accelerated vesting of unvested benefits under the 2011 SERP, which will fully vest upon stockholder approval of the Merger, and (ii) the value of the increase in benefits payable to Mr. Huffman as a result of his election under the Management Severance Plan, upon a termination of his employment without cause or a termination of employment by him for good reason, to take a special leave of absence. For Mr. Huffman, the amount attributable to the benefits vesting under the 2011 SERP is $332,000 and the amount attributable to the benefits under the Management Severance Plan is $239,000.
(4)
  These amounts represent the value of continued health and welfare benefits which would be payable upon a termination of employment without cause or a termination of employment by the named executive officer for good reason under the Extension Agreement for Mr. Rigby and the CIC Severance Plan for the other named executive officers.
(5)
  Reflects the “single-trigger” full closing-year EICP award (reported at target) payable to each current named executive officer pursuant to the terms of the Merger Agreement.
(6)
  Assumes (i) no payment of a discretionary cash bonus to Mr. Rigby pursuant to the Extension Agreement and (ii) payment of accrued but unpaid vacation to Mr. Rigby pursuant to the Extension Agreement.

Merger Compensation Proposal
In accordance with SEC rules, we are submitting for a non-binding, advisory vote of our stockholders at the special meeting compensation payable to our current named executive officers that is based on or otherwise relates to the Merger, as disclosed above in this section. This proposal gives our stockholders the opportunity to express their views on the Merger-related compensation of our named executive officers.
Accordingly, at the special meeting, the following resolution will be submitted to a non-binding, advisory vote of our stockholders:
RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers, in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Merger Compensation Advisory Vote,” are hereby APPROVED.
Vote Required and Recommendation of the Board
The vote on this proposal is a vote separate from the vote on the Merger Proposal. Accordingly, you may vote “AGAINST” the Merger Compensation Proposal and vote “FOR” the approval of the Merger Proposal, and vice versa. Because the vote is advisory in nature, it will not be binding on us, or on Exelon. Approval of the Merger Compensation Proposal is not a condition to completion of the Merger, and the failure of stockholders to approve the Merger Compensation Proposal will have no effect on the vote to adopt the Merger Agreement. Compensation to be paid in connection with the Merger will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual conditions applicable thereto).
OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE MERGER COMPENSATION PROPOSAL.

ADJOURNMENT OF THE SPECIAL MEETING
Our stockholders may be asked to adjourn the special meeting to a later date or time if necessary, to solicit additional proxies if there are not sufficient votes at the time of the adjournment to adopt the Merger Agreement. The vote on this proposal is separate and apart from the vote to adopt the Merger Agreement.
Vote Required and Recommendation of Our Board
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. A vote on the Adjournment Proposal does not require the presence of a quorum.
Our Board recommends that our stockholders vote “FOR” the adjournment proposal.

APPRAISAL RIGHTS UNDER DELAWARE LAW
If the Merger is completed, our stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions established by Section 262.
This section is intended to provide a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. However, this summary is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to the text of the relevant provisions of the DGCL, which are attached to this proxy statement as Annex F. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Failure to follow precisely any of the statutory procedures set forth in Section 262 may result in a termination or waiver of appraisal rights.
A stockholder of record who makes the demand described below with respect to some or all of such stockholder’s shares, who continuously holds such shares through the Effective Time, who submits a written demand for appraisal to us and otherwise complies with the statutory requirements of Section 262, and who does not submit a proxy or vote in favor of the Merger Proposal or consent thereto in writing will be entitled to an appraisal by the Court of Chancery, of the fair value of his, her or its shares of our common stock in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the Merger Agreement.
Under Section 262, because the Merger Agreement is to be submitted for adoption at the special meeting, not fewer than 20 days prior to the meeting, we must notify each of our stockholders for whom appraisal rights are available that such appraisal rights are available and include in such notice a copy of Section 262. This proxy statement shall constitute such notice to our stockholders of record and a copy of Section 262 is attached to this proxy statement as Annex F.
Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. Those conditions include the following:
•
  Stockholders electing to exercise appraisal rights must not submit a proxy or vote “FOR” the Merger Proposal. Submitting a proxy or voting “FOR” the Merger Proposal will result in the waiver of appraisal rights.
•
  Because a submitted proxy not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the Merger Proposal, the submission of a proxy not marked “AGAINST” or “ABSTAIN” will result in the waiver of appraisal rights.
•
  A written demand for appraisal of shares of our common stock must be delivered to us before the taking of the vote on the Merger Proposal at the special meeting. The written demand for appraisal should reasonably inform us of the stockholder’s identity and specify that such stockholder is thereby demanding appraisal of his, her or its shares of our common stock. The written demand for appraisal of shares of our common stock is in addition to and separate from a vote against the Merger Proposal or an abstention from such vote. Failure to return your proxy, voting against, or abstaining from voting on, the Merger Proposal will not satisfy your obligation to make a written demand for appraisal. Failure to make a written demand for appraisal prior to the taking of the vote on the Merger Proposal at the special meeting will constitute a waiver of appraisal rights.
•
  A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stock certificate, or, with respect to uncertificated shares, as such stockholder’s name appears on the books and records of American Stock Transfer & Trust Company, our transfer agent. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares of our common stock are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify such record holder and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for such record holder. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect appraisal rights on behalf of the beneficial owner.
A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, Attention: Corporate Secretary.

Within 10 days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to all stockholders who have complied with Section 262 and have not voted in favor of the Merger Proposal.
Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of our common stock held by all stockholders seeking to exercise appraisal rights. We have no present intent to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that we or the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares of our common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.
Failure to file a petition for appraisal within the time period specified in Section 262 could result in a loss of appraisal rights.
Within 120 days after the Effective Time, any stockholder who has satisfied the applicable requirements of Section 262 will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of the Merger Proposal and with respect to which we received demands for appraisal and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the stockholder’s request has been received by the Surviving Corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.
If a petition for an appraisal is timely filed and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after such service, to file in the Office of the Register in Chancery, or the Register, a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of such shares have not been reached. The Register, if ordered by the Court of Chancery, shall provide notice for a hearing on the petition. At the hearing, the Court of Chancery will determine which stockholders are entitled to appraisal rights. The Court of Chancery may require the stockholders who have demanded an appraisal for their shares of our common stock and who hold such stock represented by certificates to submit their certificates of stock to the Register for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.
Where proceedings are not dismissed, the Court of Chancery will appraise the shares of our common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of our common stock. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment.
Although our Board believes that the consideration being provided to our stockholders in connection with the Merger is fair, no representation is made as to the outcome of the appraisal of fair value as would be determined by the Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our common stock is less than the Per Share Merger Consideration. In determining “fair value,” the Court of Chancery is required to take into account all relevant factors. The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which shed any light on the future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” The Delaware Supreme Court has held that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. Indeed, “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition,

Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
The cost of the appraisal proceeding may be determined by the Court of Chancery and imposed upon the dissenting stockholder(s) and/or the Surviving Corporation as the Court of Chancery deems equitable under the circumstances. Each dissenting stockholder is responsible for his, her or its attorneys’ and expert witness fees and expenses, although, upon application of a dissenting stockholder, the Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of our common stock entitled to appraisal.
At any time within 60 days after the Effective Time, any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the Merger Agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the Merger Agreement only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Court of Chancery within 120 days after the Effective Time, or if any stockholder otherwise fails to perfect, successfully withdraws, or loses such holder’s appraisal rights, then such stockholder’s right to appraisal will cease and such stockholder’s shares of our common stock will be deemed to have been converted at the Effective Time into the right to receive the consideration that such stockholder would otherwise be entitled to receive pursuant to the Merger Agreement. In as much as neither we nor the Surviving Corporation have any obligation to file a petition for appraisal, any stockholder who desires a petition to be filed is advised to file it on a timely basis.
Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to us a written withdrawal of his, her or its demand for appraisal and acceptance of the Per Share Merger Consideration, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and (ii) no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder who commenced or joined such proceeding as a named party without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just.
Failure by any stockholder to comply fully with the procedures described above and set forth in Section 262 may result in the loss of such stockholder’s appraisal rights. In view of the complexity of exercising appraisal rights under the DGCL, any stockholder considering exercising these rights should consult with legal counsel.

CURRENT MARKET PRICE OF OUR
COMMON STOCK
Shares of our common stock are traded on the NYSE under the ticker symbol “POM.” The following table sets forth during the periods indicated the high and low sales prices of our common stock for each of the specified periods:

	Dividend Per Share	Market Price
		High	Low
2014
First Quarter	$0.27	$20.93	$18.53
Second Quarter	0.27	27.90	20.09
Third Quarter (through August 11, 2014)	—	27.92	26.53

2013
First Quarter	0.27	21.43	18.82
Second Quarter	0.27	22.72	19.35
Third Quarter	0.27	20.90	18.04
Fourth Quarter	0.27	19.62	18.19

2012
First Quarter	0.27	20.48	18.63
Second Quarter	0.27	19.63	18.14
Third Quarter	0.27	20.30	18.67
Fourth Quarter	0.27	20.06	18.80

The closing sale price of our common stock on April 29, 2014, which was the last trading day before the Merger was publicly announced, was $22.79 per share. On August 11, 2014, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $26.87 per share.
We encourage you to obtain current market quotations prior to making any decision with respect to the Merger. The market price of shares of our common stock may fluctuate between the date of this proxy statement and the completion of the Merger.
The most recent quarterly dividend that we declared prior to the date of this proxy statement was $0.27 per share of common stock declared on April 24, 2014 and paid on June 30, 2014. Our current dividend is $1.08 per share of common stock on an annual basis. Under the Merger Agreement, we are permitted to continue to pay a regular quarterly dividend of up to $0.27 per share prior to completion of the Merger. In addition, the Merger Agreement permits us to pay a “stub period” dividend to stockholders of record immediately prior to the Effective Time equal to the product of the number of days from the record date for payment of the last quarterly dividend that we paid prior to the Effective Time and a daily dividend rate determined by dividing the amount of the last quarterly dividend prior to the Effective Time by 91. Dividends are subject to sufficient funds being legally available and to declaration by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of July 14, 2014 regarding the beneficial ownership of common stock by:
•
  each director;
•
  each named executive officer included in the 2013 Summary Compensation Table in the proxy statement we filed with the SEC on March 25, 2014; and
•
  all of our directors and executive officers as a group.
As of July 14, 2014, 251,504,866 shares of our common stock were outstanding. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other convertible securities or rights held by that person that are currently exercisable or will become exercisable on or before September 12, 2014 (60 days after July 14, 2014), are deemed to be currently outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
Unless otherwise noted below:
•
  the address for each beneficial owner in the table below is c/o Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068; and
•
  subject to applicable community property laws, to our knowledge, each person named in the tables below has sole voting and dispositive power over the shares shown as beneficially owned by that person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
Paul M. Barbas	2,294	*
Frederick J. Boyle	1,499	*
Jack B. Dunn, IV	17,323	*
Kevin C. Fitzgerald(2)	1,620	*
H. Russell Frisby, Jr.	2,284	*
Terence C. Golden(3)(4)	44,132	*
Patrick T. Harker	13,491	*
John U. Huffman	26,252	*
Ernest L. Jenkins(5)	11,706	*
Barbara J. Krumsiek	15,181	*
Lawrence C. Nussdorf(4)	10,000	*
Patricia A. Oelrich	11,094	*
Joseph M. Rigby(6)	279,704	0.1%
Lester P. Silverman(7)	8,126	*
David M. Velazquez	70,329	*
All directors and executive officers as a group (20 persons)(8)	584,559	*

*
  Less than 1% (with respect to a named executive officer, less than 0.1%).
(1)
  Except as may otherwise be indicated, the amounts in the table above include shares held through the DRP and shares allocated to a person’s 401(k) plan account, but do not include the following interests in our common stock, which interests do not confer voting power or dispositive power:
•
  shares of common stock underlying RSU awards granted under the PHI Long-Term Incentive Plan, or LTIP, or the PHI 2012 Long-Term Incentive Plan, or 2012 LTIP, which have not vested as of July 14, 2014 and will not vest on or before September 12, 2014;
•
  shares of common stock underlying RSU awards granted under the LTIP or the 2012 LTIP which have vested as of July 14, 2014 or will vest on or before September 12, 2014, but the settlement of the RSU award and the receipt of common stock thereby is deferred to a date that is later than September 12, 2014; and

•
  phantom shares credited to the account of a participant in one of our deferred compensation plans, from which a distribution may be received only in cash and which do not confer voting or dispositive power.
(2)
  Does not include 19,190 shares underlying the vested portion of certain RSU awards, the settlement of which will not occur until the day after Mr. Fitzgerald’s employment with us terminates (subject to compliance with Section 409A of the Code).
(3)
  Includes (i) 11,600 shares owned by Mr. Golden’s spouse, as to which Mr. Golden disclaims beneficial ownership, and (ii) 15,532 shares owned by Mr. Golden and his spouse as tenants in common.
(4)
  Does not include 7,108 shares, with respect to each of Messrs. Golden and Nussdorf, and 3,157 shares, with respect to each of Messrs. Frisby and Harker, and Ms. Krumsiek, underlying the vested portion of RSU awards, the settlement of which has been deferred until a date specified by the director.
(5)
  Due to his retirement from PHI, information as to Mr. Jenkins has been provided as of February 28, 2014.
(6)
  Includes 2,844 shares jointly owned with Mr. Rigby’s spouse. Does not include 120,498 shares underlying the vested portion of certain RSU awards, the settlement of which will not occur until the day after Mr. Rigby’s employment with us terminates (subject to compliance with Section 409A of the Code).
(7)
  Includes 1,000 shares owned by Mr. Silverman’s spouse. Mr. Silverman disclaims beneficial ownership of these shares.
(8)
  See all footnotes above. Includes 69,524 shares beneficially owned by executive officers not named in the table above (of which 3,768 shares are subject to time-based RSUs which will vest on or before September 12, 2014).
The following table sets forth the number and percentage of shares of common stock reported as beneficially owned as of December 31, 2013 by all persons currently known by us to own beneficially more than 5% of the common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Owned	Percentage of Common Stock Outstanding
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(1)	13,271,788	5.3%
State Street Corporation One Lincoln Street Boston, MA 02111(2)	12,839,925	5.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	17,367,453	7.0%

(1)
  This disclosure is based solely on information contained in a Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc., in which it reported that it had sole voting power over 10,989,924 shares of common stock and sole dispositive power over 13,271,788 shares of common stock.
(2)
  This disclosure is based solely on information contained in a Schedule 13G filed with the SEC on February 4, 2014 by State Street Corporation, in which it reported that it had shared voting and shared dispositive power over 12,839,925 shares of common stock.
(3)
  This disclosure is based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2014 by The Vanguard Group, or Vanguard, in which it reported that it had: sole voting power over 681,998 shares of common stock; sole dispositive power over 16,990,837 shares of common stock; and shared dispositive power over 376,616 shares of common stock. Since January 1, 2013, we have paid Vanguard an aggregate of $819,370 to serve as administrator of certain of its pension plans. Vanguard has reported that, as of December 31, 2013, Vanguard Fiduciary Trust Company, or VFTC, was the beneficial owner of 316,116 shares (0.1%) of common stock. VFTC, an affiliate of Vanguard, is the trustee and administrator of the 401(k) plan. Since January 1, 2013, we have paid VFTC $25,865 to perform these services.

HOUSEHOLDING OF PROXY MATERIALS
To reduce the expense of delivering duplicate sets of proxy materials to multiple stockholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” This procedure saves printing costs and postage fees, and conserves natural resources.
Under the householding procedure, certain stockholders of record who have the same address and last name will receive only one set of proxy materials, unless one or more of the stockholders at that address has previously notified us that they want to receive separate copies. However, each 401(k) plan participant will continue to receive a copy of all of the proxy materials.
Under the SEC’s householding rules, intermediaries also may deliver a single copy of the proxy materials to two or more stockholders that share the same address. If you and other residents at your mailing address own shares of common stock in street name through a broker or bank, you may have received a notice that your household will be sent only one copy of the proxy materials. If you did not provide your broker or bank with notice that you object to this householding, you may have been deemed to have consented to the householding of information.
Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more stockholders at your address would like to have separate copies of these materials with respect to the meeting or in the future, please contact American Stock Transfer & Trust Company, our transfer agent, using the following contact information:
American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, New York 11219-9821
(866) 254-6502
American Stock Transfer & Trust Company will deliver the requested materials promptly to you. If you own your shares in street name, your notification should include the name of your brokerage firm or bank and your account number.
If you are a record holder of shares of common stock who is receiving multiple copies of our stockholder communications at your address and you would like to receive only one copy for your household, please contact American Stock Transfer & Trust Company. If you own your shares in street name, please contact the intermediary. To enable us to provide better stockholder service, we encourage stockholders to have all the shares they hold of record registered in the same name and under the same address.

SUBMISSION OF STOCKHOLDER PROPOSALS
Depending on when the Effective Time occurs, we may elect to hold our 2015 annual meeting of stockholders. If we hold our 2015 annual meeting of stockholders, and you are a stockholder on the applicable record date, you will be entitled to attend and participate in this meeting. If we hold our 2015 annual meeting of stockholders, we will provide notice of or otherwise publicly disclose the date on which such meeting will be held, and stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the annual meeting in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
In order to be considered for inclusion in our proxy statement for the 2015 annual meeting of stockholders, we must receive your stockholder proposal on or before November 26, 2014. However, if the date of such annual meeting is changed by more than 30 days from the anniversary of the date of the 2014 annual meeting, then the deadline would be a reasonable time before we begin to print and send our proxy materials.
A stockholder may introduce a resolution for consideration at a future annual meeting of stockholders or may nominate individuals for election as directors at such meeting, if the stockholder complies with the advance notice provisions set forth in our bylaws. In accordance with such bylaws, in order for a stockholder to properly bring such matters for consideration at the 2015 annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary no earlier than January 16, 2015, and no later than February 15, 2015. However, if the date of such annual meeting is more than 30 days before or more than 60 days after May 16, 2015, then the written notice must be received no later than 90 days prior to the meeting date or, if later, the tenth day following the day on which public disclosure of the annual meeting date was first made.
In order to introduce a resolution for consideration or to nominate individuals for election as directors at a future annual meeting of stockholders, the stockholder’s notice must include the detailed information provided in our bylaws.
A stockholder also may recommend for the consideration of the nominating committee one or more candidates to serve as a nominee of PHI for election as a director. Any such recommendations for the 2015 annual meeting of stockholders must be submitted in writing to our Corporate Secretary on or before November 26, 2014, accompanied by the notice and all of the other information required under our bylaws to be provided in connection with the nomination of a director candidate by a stockholder. The nominating committee will take any such recommendations into account when selecting the nominees that it will recommend to our Board.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at (800) SEC-0330. Our common stock is listed on the NYSE under the ticker symbol “POM.” You can obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that we furnish, rather than file, in accordance with the rules of the SEC under the Exchange Act) after the date of this proxy statement and before the date of the special meeting.
•
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014;
•
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014;
•
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 1, 2014; and
•
  our Current Reports on Form 8-K filed with the SEC on January 27, 2014, March 4, 2014, March 31, 2014, April 4, 2014, April 30, 2014 (two reports), May 2, 2014, May 16, 2014, May 20, 2014, July 9, 2014, July 21, 2014 and August 1, 2014 (solely with respect to Items 3.02 and 8.01 contained therein, and Exhibits 4 and 10 thereto).
If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, Attention: Corporate Secretary. Our telephone number is (202) 872-2000.
Current filings are also available on our website at www.pepcoholdings.com. Information contained on our website is specifically not incorporated by reference into this proxy statement, and any website references contained in this proxy statement are intended to be made only through inactive hyperlinks.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated August 12, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A
AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER
Among
PEPCO HOLDINGS, INC.,
EXELON CORPORATION
and
PURPLE ACQUISITION CORP.
Dated as of July 18, 2014

Page
Article I
The Merger; Closing; Effective Time
1.1.	The Merger	A-6
1.2.	Closing	A-6
1.3.	Effective Time	A-6
Article II
Certificate of Incorporation and Bylaws of the Surviving Corporation
2.1.	The Certificate of Incorporation	A-7
2.2.	The Bylaws	A-7
Article III
Directors and Officers of the Surviving Corporation
3.1.	Directors	A-7
3.2.	Officers	A-7
Article IV
Effect of the Merger on Capital Stock; Exchange of Certificates
4.1.	Effect on Capital Stock	A-7
4.2.	Exchange of Shares	A-8
4.3.	Treatment of Stock Plans	A-11
4.4.	Adjustments to Prevent Dilution	A-13
Article V
Representations and Warranties
5.1.	Representations and Warranties of the Company	A-13
5.2.	Representations and Warranties of Parent and Merger Sub	A-28

Annex A	Defined Terms	A-67
Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Regulatory Commitments
Exhibit C	Form of Certificate of Designation for Nonvoting Preferred Stock

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of July 18, 2014 (the “Execution Date”), among Pepco Holdings, Inc., a Delaware corporation (the “Company”), Exelon Corporation, a Pennsylvania corporation (“Parent”), and Purple Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub,” the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”), amends and restates in its entirety that certain Agreement and Plan of Merger (the “Original Merger Agreement”), dated as of April 29, 2014 (the “Original Execution Date”), among the Company, Parent and Merger Sub.
RECITALS
WHEREAS, the parties to the Original Merger Agreement desire to amend and restate the Original Merger Agreement in its entirety on the terms and subject to the conditions set forth herein;
WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have authorized the execution hereof, and the board of directors of the Company has adopted a resolution recommending that the plan of merger set forth in this Agreement be adopted by the stockholders of the Company;
WHEREAS, pursuant to a subscription agreement between the Company and Parent entered into on the date hereof (the “Subscription Agreement”), the Company will issue, sell and deliver to Parent, and Parent will subscribe for and purchase from the Company, up to 18,000 new shares of preferred stock, par value $0.01 per share, having the relative rights, preferences, limitations and restrictions as set forth in a certificate of designation substantially in the form of Exhibit C hereto (the “Nonvoting Preferred Stock”), on the terms and subject to the conditions set forth in the Subscription Agreement (as of any date of determination, the purchase price actually paid to the Company for such shares is referred to as the “Nonvoting Preferred Stock Purchase Price”);
WHEREAS, the Parties intend, as set forth in Section 9.13(d), that (a) all references in this Agreement to “the date hereof” or the “the date of this Agreement” shall refer to the Original Execution Date, (b) the date on which the representations and warranties set forth in Article V are made shall not change as a result of the execution of this Agreement and shall be made as of such dates as they were in the Original Merger

Agreement and (c) each reference to “this Agreement” or “herein” in the representations and warranties set forth in Article V shall refer to “the Original Merger Agreement”, in each of cases (a), (b) and (c), unless expressly indicated otherwise in this Agreement; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
Article I
The Merger; Closing; Effective Time
1.1.    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the “DGCL”).
1.2.    Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 1700 New York Avenue, N.W. Suite 700, Washington, D.C., at 9:00 a.m. (Eastern Time) on the second business day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.
1.3.    Effective Time. At the Closing, the Company and Parent will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).

Article II
Certificate of Incorporation and Bylaws
of the Surviving Corporation
2.1.    The Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be amended in its entirety to read as set forth in Exhibit A hereto, until thereafter amended as provided therein or by applicable Law.
2.2.    The Bylaws. The parties hereto shall take all actions necessary so that the bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended as provided therein or by applicable Law.
Article III
Directors and Officers of the Surviving Corporation
3.1.    Directors. The parties hereto shall take all actions necessary so that the board of directors of Merger Sub at the Effective Time shall, from and after the Effective Time, consist of the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.
3.2.    Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.
Article IV
Effect of the Merger on Capital Stock;
Exchange of Certificates
4.1.    Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company or the sole stockholder of Merger Sub:
(a) Merger Consideration. Each share of the common stock, par value $0.01 per share, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly-owned Subsidiary of the Company, and in each case not held on behalf of third parties (but not including Shares held by the Company in any “rabbi trust” or similar arrangement in respect of any compensation plan or arrangement) and (ii) Shares that are owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (each Share referred to in clause (i) or clause (ii) being an “Excluded Share” and collectively, “Excluded Shares”) shall be converted into the right to receive $27.25 per Share in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Shares (other than Excluded Shares) and each non-certificated Share represented by book-entry (a “Book Entry Share”) (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest, and each Certificate formerly representing Shares or Book Entry Shares owned by Dissenting Stockholders shall thereafter only represent the right to receive the payment to which reference is made in Section 4.2(f).
(b) Cancellation of Excluded Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 4.2(f).
(c) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.
(d) Nonvoting Preferred Stock. Each share of Nonvoting Preferred Stock issued and outstanding at the Effective Time shall remain outstanding following the Effective Time.
4.2.    Exchange of Shares.
(a) Paying Agent. Immediately prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld or delayed) (the “Paying Agent”), for the benefit of the holders of Shares, a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 4.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.1(a) shall be promptly returned to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 4.1(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Section 4.1(a).
(b) Exchange Procedures. (i) Promptly after the Effective Time (and in any event within two business days), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate representing Shares (other than holders of Excluded Shares) (A) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) multiplied by (y) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.
   (ii) Notwithstanding anything to the contrary in this Agreement, any holder of Book Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Per Share Merger Consideration that such holder is entitled to receive pursuant to this Article IV. In lieu thereof, each holder of record of one or more Book Entry Shares whose Shares were converted into the right to receive the Per Share Merger Consideration shall upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective

Time, the Per Share Merger Consideration in respect of each such Share and the Book Entry Shares of such holder shall forthwith be cancelled.
(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article IV.
(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) upon due surrender of its Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) or Book Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not- for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (i) the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by (ii) the Per Share Merger Consideration.
(f) Appraisal Rights. No Person who has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the Per Share Merger Consideration with respect to the Shares owned by such Person unless and until such Person shall have effectively withdrawn or lost such Person’s right to appraisal under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder. The Company shall give Parent (i) prompt notice of any demands for appraisal, threatened demands for appraisal, attempted withdrawals of such demands, and any other instruments that are received by the Company relating to stockholders’ rights of appraisal (any of the foregoing, a “Demand”) and (ii) the opportunity to participate in and control all negotiations and proceedings with respect to any Demand. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any Demand, offer to settle or settle any such Demand.
(g) Withholding Rights. Each of the Company, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company RSUs, Company PSUs and Company Awards (each as defined in Section 4.3) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Company, the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by the Company, Parent, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Company, the Surviving Corporation, Parent or the Paying Agent, as the case may be.
4.3.    Treatment of Stock Plans.
(a) Company Restricted Stock Units. At the Effective Time, each outstanding Company restricted stock unit that vests based solely on continued service to the Company and its Subsidiaries (a “Company RSU”) under the Stock Plans (as defined in Section 5.1(b)), vested or unvested, shall be cancelled and converted into the right of the holder thereof to receive, as soon as reasonably practicable (but no later than three business days) after the Effective Time (or, to the extent such Company RSU is deferred compensation subject to Section 409A of the Code, at the earliest time permitted under the applicable Stock Plan or Benefit Plan that will not trigger a tax or penalty under Section 409A of the Code, with interest at the U.S. prime rate as shown at the end of the day on Bloomberg screen BTMM or PRIME INDEX HP, whichever is higher (the “Interest Rate”) from the Closing Date through such payment date), an amount in cash equal to the product of (x) the total number of Shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (y) the Per Share Merger Consideration; provided, however, that any Company RSUs granted after the date hereof will only payout on a prorated basis based on the number of days elapsed from the grant date (or, in the case of the annual 2015 grants, January 1, 2015) through the Closing Date relative to 1,095 days (and the remainder of such awards will be cancelled without payment).
(b) Company Performance Stock Units. At the Effective Time, each outstanding Company restricted stock unit that vests, in whole or in part, based on the achievement of performance objectives (a “Company PSU”) under the Stock Plans, vested or unvested, shall be cancelled and converted into the right of the holder thereof to receive, as soon as reasonably practicable (but no later than three business days) after the Effective Time (or, to the extent such Company PSU is deferred compensation subject to Section 409A of the Code, at the earliest time permitted under the applicable Stock Plan or Benefit Plan that will not trigger a tax or penalty under Section 409A of the Code, with interest at the Interest Rate from the Closing Date through such payment date), an amount in cash equal to the product of (x) the total number of Shares subject to such Company PSU immediately prior to the Effective Time, determined (without proration) based on achievement of applicable performance objectives at the greater of (1) actual performance as reasonably determined by the compensation committee of the board of directors of the Company prior to the Effective Time based on performance through a day that is no more than five business days prior to the Effective Time and (2) the target level of 100%, multiplied by (y) the Per Share Merger Consideration; provided, however, that any Company PSUs granted after the date hereof (other than Company PSUs required to be granted pursuant to the terms of an agreement in place as of the Original Execution Date, which will be treated as described above in this Section 4.3(b)) will have performance determined based on the greater of (1) actual performance (determined as described above in this Section 4.3(b)) and (2) the target level of 100%, and will only payout on a prorated basis based on the number of days elapsed from the grant date (or, in the case of the annual 2015 grants, January 1, 2015) through the Closing Date relative to 1,095 days (and the remainder of such awards will be cancelled without payment).
(c) Company Awards. At the Effective Time, each right of any kind, contingent or accrued, vested or unvested, to acquire or receive Shares or benefits measured by the value of Shares, and each award of any kind consisting of Shares that may be held, awarded, outstanding, payable or reserved for issuance under the Stock Plans and any other Benefit Plans, other than Company RSUs and Company PSUs (the “Company Awards”), shall be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time (or, to the extent such Company Award is deferred compensation subject to Section 409A of the Code, at the earliest time permitted under the applicable Stock Plan or Benefit Plan that will not trigger a tax or penalty under Section 409A of the Code, with interest at the Interest Rate from the Closing Date through such payment date), an amount in cash equal to (x) the number of Shares subject to such Company Award immediately prior to the Effective Time determined (without proration) based on achievement of any applicable performance objectives at the greater of (1) actual performance as reasonably determined by the compensation committee of the board of directors of the Company prior to the Effective Time based on performance through a day that is no more than five business days prior to the Effective Time and (2) the target level of 100%, multiplied by (y) the Per Share Merger Consideration (or, if the Company Award provides for payments to the extent the value of the Shares exceeds a specified reference or exercise price, the amount, if any (or zero, if no such excess), by which the Per Share Merger Consideration exceeds such reference or exercise price).
(d) Corporate Actions. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Sections 4.3(a) through 4.3(c).
4.4.    Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted.
Article V
Representations and Warranties
5.1.    Representations and Warranties of the Company. Except as set forth in (x) the Company Reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the Company on or after January 1, 2012 and prior to the date hereof (excluding any disclosures of information, factors or risks contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” or “Quantitative and Qualitative Disclosures About Market Risk,” to the extent they are statements that are predictive, cautionary or forward-looking in nature, and provided that nothing in the Company Reports shall be deemed to modify or qualify the representations and warranties set forth in Sections 5.1(a) (Organization, Good Standing and Qualification), 5.1(b) (Capital Structure), Section 5.1(c) (Corporate Authority; Approval and Fairness), 5.1(l) (Takeover Statutes) or 5.1(s) (Brokers and Finders), or (y) the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub that:
(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Company’s and its Significant Subsidiaries’ certificates of incorporation and bylaws or comparable governing documents, each as amended to the date hereof, and each as so made available is in effect on the date hereof.
As used in this Agreement, the term (i) “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries; (ii) “Significant Subsidiary” has the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and (iv) “Company Material Adverse Effect” means any change, event, occurrence or effect that, individually or taken together with other changes, events, occurrences or effects, has a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute or be taken into account in determining whether there is or, where applicable, has been a Company Material Adverse Effect:
      (A) changes in general economic or political conditions or the securities, credit, commodities or financial markets in general in the United States or the geographic area within which PJM Interconnection, LLC (“PJM”) operates as a regional transmission organization (the “PJM Region”), or the Mid-Atlantic Area Council within the PJM Region;
      (B) (i) acts of war or terrorism or (ii) changes, events, circumstances or developments that are weather-related or result from any natural disasters, “acts of God” or other “force majeure” events;
      (C) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity or of or by the North American Electric Reliability Corporation (“NERC”) or PJM;
      (D) changes, events or developments in the (x) electric generating, transmission or distribution industries or natural gas transmission or distribution industries (including any changes in the operations thereof), (y) engineering or construction industries, or (z) wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor;
      (E) changes or developments in wholesale or retail electric power prices;
      (F) system-wide changes or developments in electric transmission or distribution systems (other than changes solely affecting the Company or any of its Subsidiaries);
      (G) any changes in customer usage patterns or customer selection of third-party suppliers for electricity;
      (H) any loss or overtly threatened loss, or adverse change or overtly threatened adverse change, in the relationship of the Company or any of its Subsidiaries with its customers, employees, regulators, financing sources, labor unions or suppliers caused by the pendency or the announcement of the transactions contemplated by this Agreement;
      (I) changes or effects from the entry into, the announcement or pendency of, or the performance of obligations required by this Agreement or consented to or requested by Parent or Merger Sub, including any change resulting from a failure to file rate cases as planned or to receive orders from State Commissions approving rate increases as contemplated by the Company’s financial plans, any change in the Company’s credit ratings and any actions taken by the Company and its Subsidiaries that is expressly permitted or required pursuant to this Agreement or is consented to or requested by Parent to obtain approval from any Governmental Entity for consummation of the Merger (including (i) any actions taken by Parent, the Company or any of their respective Subsidiaries to settle the Rate Cases as permitted by Section 6.5(f), (ii) any actions required to be taken by Parent, the Company or any of their respective Affiliates to obtain any Parent Approval or any Company Approval, (iii) any action by any Governmental Entity that requires Parent or the Company or any of their respective Subsidiaries or Affiliates to accept the commitments and agreements set forth in Exhibit B hereto (the “Regulatory Commitments”), (iv) the issuance, sale and delivery of the Nonvoting Preferred Stock to Parent pursuant to the Subscription Agreement and (v) any agreements consented to by Parent to obtain the Regulatory Approvals, including to implement the Regulatory Commitments);
      (J) changes in GAAP or interpretation thereof after the date hereof;
      (K) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period ending on or after the date of this Agreement, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, occurrence, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect;
      (L) changes that arise out of or relate to the identity of Parent or any of its Affiliates as the acquirer of the Company;
      (M) a decline in the price or trading volume of the Company common stock on the New York Stock Exchange (the “NYSE”) on or after the date of this Agreement, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, occurrence, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; and
      (N) changes that result from any shutdown or suspension of operations at the power plants from which the Company obtains electricity or facilities from which the Company obtains natural gas;
provided, further, however, that matters, changes, events, occurrences, effects or developments set forth in clauses (A), (B), (C), (D), (E), (F), and (G), above may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent such matters, changes, events, occurrences, effects or developments have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other entities (if any) engaged in the relevant business in the geographic area affected by such matters, changes, events, occurrences, effects or developments.
(b) Capital Structure. The authorized capital stock of the Company consists of 400,000,000 Shares, of which 251,025,051 Shares were outstanding as of the close of business on April 28, 2014 and 40,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding as of the close of business on April 28, 2014, of which 9,000 shares of Nonvoting Preferred Stock are to be authorized, issued and outstanding pursuant to the Subscription Agreement on the Initial Closing Date (as such term is defined in the Subscription Agreement). All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. When issued pursuant to the Subscription Agreement, the shares of Nonvoting Preferred Stock issued to Parent will be validly issued, fully paid and nonassessable. As of April 28, 2014, other than 774,201 Shares reserved for issuance in respect of Company RSUs, 2,468,233 Shares reserved for issuance in respect of Company PSUs, and 5,725,564 Shares reserved for issuance under the Direct Stock Purchase and Dividend Reinvestment Plan, and 20,143,400 Shares reserved for issuance in respect of Company Awards under the Pepco Holdings, Inc. Long-Term Incentive Plan, the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan, the Pepco Holdings, Inc. Non-Management Directors Compensation Plan, and the Pepco Holdings, Inc. Retirement Savings Plan (collectively, the “Stock Plans”), the Company has no Shares reserved for issuance. Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim, or other encumbrance (each, a “Lien”). Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. For purposes of this Agreement, a wholly- owned Subsidiary of the Company shall include any Subsidiary of the Company of which all of the shares of capital stock of such Subsidiary are owned by the Company (or a wholly-owned Subsidiary of the Company).
(c)  Corporate Authority; Approval and Fairness.
   (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Company Requisite Vote”), to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
   (ii) The board of directors of the Company has (A) unanimously determined that the Merger is in the best interests of the Company and its stockholders, approved and declared advisable this Agreement and the Merger and resolved to recommend adoption of this Agreement to the holders of Shares (the “Company Recommendation”), (B) directed that this Agreement be submitted to the holders of Shares for their adoption and (C) received the opinion of its financial advisors, Lazard Frères & Co. LLC and Morgan Stanley & Co.

LLC, to the effect that the Per Share Merger Consideration to be received by the holders of Shares in the Merger is fair from a financial point of view, as of the date of such opinions, to such holders. It is agreed and understood that such opinions are for the benefit of the Company’s board of directors and may not be relied on by Parent or Merger Sub. The board of directors of the Company has taken all action so that Parent will not be an “interested stockholder” or prohibited from entering into or consummating a “business combination” with the Company (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.
The representations and warranties set forth in this Section 5.1(c) shall be made with respect to the Original Merger Agreement as of the Original Execution Date and with respect to the Amended and Restated Agreement as of the Execution Date.
(d) Governmental Filings and Approvals; No Violations; Certain Contracts.
   (i) Other than the filings, approvals and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (C) under the Exchange Act, (D) under stock exchange rules, (E) with the Federal Energy Regulatory Commission (the “FERC”) under the Federal Power Act (the “FERC Approval”), (F) with the Federal Communications Commission (the “FCC”) (the “FCC Approval”), (G) with the Delaware Public Service Commission, the District of Columbia Public Service Commission, the Maryland Public Service Commission, the New Jersey Board of Public Utilities, the Virginia State Corporation Commission (collectively, the “State Commissions”) under applicable state Laws (the “State Approvals”) and (H) the filings, approvals and/or notices listed in Section 5.1(d)(i) of the Company Disclosure Letter (together with the other approvals referred to in clauses (B) through (G) of this Section 5.1(d)(i), the “Company Approvals”), no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each, a “Governmental Entity”), NERC or PJM, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger, except those, the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger.
   (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing documents of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a “Contract”) not otherwise terminable by the other party thereto on 90 days’ or less notice without penalty, binding upon the Company or any of its Subsidiaries or (C) assuming compliance with the matters referred to in Section 5.1(d)(i), a violation of any Law to which the Company or any of its Subsidiaries is subject, except, in the case of clause (B) or (C) of this Section 5.1(d)(i), for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger.
(e)  Company Reports; Financial Statements.
   (i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), since December 31, 2011 (the “Applicable Date”) (the forms, statements, certifications, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
   (ii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
   (iii) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of (loss) income, comprehensive (loss) income, cash flows and equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects, the financial position, results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end adjustments), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) applied consistently during the periods presented, except as may be noted therein.
   (iv) The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. Except as has not had, and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company maintains disclosure controls and procedures required by Rule 13a- 15 or 15d-15 under the Exchange Act that are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (B) the Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the board of directors of the Company (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(f) Absence of Certain Changes.  Since December 31, 2013, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been:
   (i) any change, event, occurrence or effect in the financial condition, business or results of operations that, individually or in the aggregate, has had or is reasonably likely to have, a Company Material Adverse Effect;

   (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance that, individually or in the aggregate, has had or is reasonably likely to have, a Company Material Adverse Effect;
   (iii) other than regular quarterly dividends on Shares, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to the Company or to any other wholly-owned Subsidiary of the Company);
   (iv) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries; or
   (v) any action taken that, if taken after the date of this Agreement without Parent’s consent, would constitute a breach of the covenants set forth in clauses (v), (vii), (viii) or (xiv) of Section 6.1.
(g) Litigation and Liabilities.
   (i) There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, has or are reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, settlement, writ, injunction, decree or award of any Governmental Entity specifically imposed upon the Company or any of its Subsidiaries which, individually or in the aggregate, has or is reasonably likely to have a Company Material Adverse Effect.
   (ii) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries, other than liabilities and obligations (A) set forth in the Company’s consolidated balance sheet (and the notes thereto) included in the Company Reports filed prior to the date of this Agreement, (B) incurred in the ordinary course of business since December 31, 2013, (C) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement, or (D) that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

The term “Knowledge” when used in this Agreement with respect to the Company shall mean the actual knowledge of those persons set forth in Section 5.1(g) of the Company Disclosure Letter.
(h) Employee Benefits.
   (i) All material benefit and compensation plans, contracts (including employment and consulting contracts), policies or arrangements covering current or former employees, directors or other individual service providers of the Company and its Subsidiaries that are maintained, sponsored or administered by the Company or its Subsidiaries, under which the Company or its Subsidiaries is subject to continuing financial obligations or with respect to which the Company or its Subsidiaries could reasonably be expected to incur any liability, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, severance, pension, retirement, bonus, health and welfare, stock option, stock purchase, stock appreciation rights, stock based, and incentive plans (whether or not material, the “Benefit Plans”) are listed on Section 5.1(h)(i) of the Company Disclosure Letter. True and complete copies of all Benefit Plans listed on Section 5.1(h)(i) of the Company Disclosure Letter and, as applicable, the most recent actuarial valuation and audit reports, and the IRS determination letter currently in effect have been made available to Parent.
   (ii) All Benefit Plans, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) have been established, maintained, funded and administered and are in compliance with their terms, the terms of any applicable collective bargaining agreement, ERISA, the Code and other applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Benefit Plan is a Multiemployer Plan. Each Benefit Plan (other than any Multiemployer Plan) which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA intended to be qualified under Section 401(a) of the Code, has received a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”) or has applied to the IRS for such favorable determination or opinion letter under Section 401(b) of the Code. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any other Person has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would reasonably be expected to subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.
   (iii) Neither the Company nor any of its Subsidiaries has or is reasonably expected to incur any liability under Subtitle C or D of Title IV of

ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate) that has not been satisfied, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
   (iv) There are no pending or, to the Knowledge of the Company threatened, claims, audits, investigations, proceedings or litigation relating to the Benefit Plans, other than routine claims for benefits, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than pursuant to an existing collective bargaining or similar agreement between the Company and any labor union, neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan.
   (v) Neither the execution of this Agreement, the approval of the Merger by the stockholders of the Company nor the consummation of the Merger will (A) entitle any Designated Officer to severance pay or any material increase in severance pay upon any termination of employment after the date hereof (other than severance pay required by any Law) or (B) accelerate the time of payment or vesting or result in any material payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans.
   (vi) No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Merger, by any employee, director or other individual service provider of the Company or its Subsidiaries under any Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code, except as would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any indemnity obligation on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code.
The term “Designated Officer” when used in this Agreement shall mean an “officer” of the Company for purposes of Rule 16a-1(f) under the Exchange Act. Section 5.1(h) of the Company Disclosure Letter contains a correct and complete list of the Designated Officers as of the date of this Agreement.

(i) Compliance with Laws; Licenses. The businesses of each of the Company and its Subsidiaries have not been since the Applicable Date, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Except with respect to regulatory matters covered by Section 6.5, no investigation or review by any Governmental Entity, NERC or PJM with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews, the outcome of which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries each has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity, NERC or PJM (“Licenses”) necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(j) Company Material Contracts. Except as has not had (since December 31, 2013) or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Contract that would be required to be filed by the Company as a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the Securities Act, except for any such Contract that is a Benefit Plan or would be a Benefit Plan but for the word “material” in the definition thereof) (each such Contract a “Company Material Contract”), (ii) as of the date hereof, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract and (iii) each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary that is a party thereto and, to the Knowledge of the Company, is in full force and effect unless terminated in accordance with its terms.
(k) Real Property. Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have either good title, in fee or valid leasehold, easement or other rights, to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto, necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted free and clear of any Liens.
(l) Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or any anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is applicable to the Company, the Shares or the Merger.

(m) Environmental Matters. Except for such matters that, individually or in the aggregate, have not had a Company Material Adverse Effect: (A) the Company and its Subsidiaries are and since the Applicable Date have been in compliance with applicable Environmental Laws; (B) the Company and its Subsidiaries possess all permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Laws for the operation of the business as presently conducted; (C) neither the Company nor any Subsidiary has received any written claim, notice of violation or citation concerning any violation or alleged violation of, or liability under, any applicable Environmental Law during the past two years which has not been fully resolved without future obligation; and (D) there are no writs, injunctions, decrees, orders or judgments outstanding, or any judicial actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, concerning compliance by the Company or any Subsidiary with, or liability under, any Environmental Law; and (E) neither the Company nor any Subsidiary has any obligation or liability for the disposal, handling or release of, contamination by, or exposure of any Person to, any Hazardous Substance in violation of any Environmental Laws in the case of (A) or (B) that has given rise to liabilities under any Environmental Laws.
Notwithstanding any other representation or warranty in Article V of this Agreement, the representations and warranties contained in this Section 5.1(m) constitute the sole representations and warranties of the Company relating to any Environmental Law.
As used herein, the term “Environmental Law” means any applicable Law, regulation, code, license, permit, order, judgment, decree or injunction from any Governmental Entity concerning (A) pollution or the protection of the environment (including air, water, soil and natural resources), (B) the use, storage, handling, release or disposal of, or exposure to, Hazardous Substances or (C) public or worker health and safety as it relates to Hazardous Substance exposure, in each case in effect on or prior to Closing.
As used herein, the term “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, a pollutant, or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof.
(n) Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
   (i) The Company and each of its Subsidiaries (A) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, complete and accurate; (B) have paid all Taxes that are shown as due on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, (C) have adequate accruals and reserves, in accordance with GAAP, on the Company Reports for all Taxes payable by the Company and each of its Subsidiaries for all taxable periods and portions thereof through the date of such Company Reports; (D) have not, since the date of the Company Reports, incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice (unless adequate accruals and reserves, in accordance with GAAP, have been established on the Company Reports in advance of, and with respect, to the incurrence of such liability); and (E) have not waived any statute of limitations with respect to any material amount of Taxes or agreed to any extension of time with respect to any material amount of Tax assessment or deficiency.
   (ii) As of the date hereof, there are not pending or, to the Knowledge of the Company, threatened in writing, any audits (or other similar proceedings initiated by a Governmental Entity) in respect of Taxes or Tax matters to which the Company is a party.
   (iii) Neither the Company nor any of its Subsidiaries is obligated by any written contract, agreement or other agreement to indemnify any other person (other than the Company and its Subsidiaries) with respect to Taxes. Neither the Company, nor any of its Subsidiaries is a party to or bound by any written Tax allocation, indemnification or sharing agreement (other than an agreement with the Company or its Subsidiaries). To the knowledge of the Company, neither the Company nor any of its Subsidiaries is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction) or as a transferee or successor for any Tax of any person other than the Company and its Subsidiaries.
   (iv) Notwithstanding any other representation or warranty in Article V of this Agreement, the representations and warranties contained in this Section 5.1(n) constitute the sole representations and warranties of the Company relating to any Tax, Tax Return or Tax matter.
As used in this Agreement, (A) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(o) Labor Matters. As of the date of this Agreement: (i) neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization (a “CBA”), nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization and (ii) there is no pending or, to the Knowledge of the Company, threatened, labor strike, dispute, walk-out, work stoppage or lockout involving the Company or any of its Subsidiaries, except in either case of clause (i) or (ii) as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(p) Intellectual Property. (i) To the Knowledge of the Company, (A) the Company and its Subsidiaries have sufficient rights to use all material Intellectual Property used in its business as presently conducted, and (B) no person is violating any material Intellectual Property owned by the Company except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
   (ii) For purposes of this Agreement, the following term has the following meaning:
“Intellectual Property” means any intellectual property, including trademarks, service marks, Internet domain names, logos, trade dress, trade names, and all goodwill associated therewith and symbolized thereby, inventions, discoveries, patents, processes, technologies, confidential information, trade secrets, know-how, copyrights and copyrightable works, software, databases and related items.
(q) Insurance. All material fire and casualty, general liability, director and officer, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are in full force and effect and all premiums due with respect to all Insurance Policies have been paid as of the date of this Agreement, with such exceptions that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.
(r) Regulatory Matters.
   (i) The Company is not subject to regulation as an “electric utility” or a “gas utility”, a “public utility” or “utility” under applicable state Law. Each of Atlantic City Electric Company, Delmarva Power & Light Company and Potomac Electric Power Company is a “public utility” under and as defined in the Federal Power Act and as such each is subject to regulation thereunder. Atlantic City Electric Company is also regulated as a “public utility” under New Jersey state Law; Delmarva Power & Light Company is also regulated as a “public utility” under Delaware state Law and Virginia state Law and as an “electric company”

under Maryland state Law; and Potomac Electric Power Company is also regulated as a “public utility” under the Laws of the District of Columbia, and as an “electric company” under Maryland state Law, and as a “public utility” under Virginia state Law. Pepco Energy Services is licensed as a retail electricity supplier in the jurisdictions set forth on Section 5.1(r) of the Company Disclosure Letter and is subject to the regulations generally applicable to retail electricity suppliers operating in those jurisdictions. Except for regulation of the Company and its Subsidiaries as set forth in this Section, neither the Company nor any of its Subsidiaries is subject to regulation as a public utility or public service company (or similar designation) by the FERC, any state in the United States or in any foreign nation.
   (ii) Except for the Rate Cases, neither the Company nor any of its Subsidiaries (A) has rates which have been or are being collected subject to refund, pending final resolution of any proceedings pending before a Governmental Entity or on appeal to the courts, or (B) is a party (solely with respect to the business of the Company and its Subsidiaries) to any proceeding before a Governmental Entity or on appeal from orders of a Governmental Entity, in each case which individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect.
(s) Brokers and Finders.    Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger other than Lazard Frères & Co. LLC and Morgan Stanley & Co. LLC.
5.2.    Representations and Warranties of Parent and Merger Sub.  Except as set forth in any forms, statements, certifications, reports or documents filed with or furnished to the SEC by Parent prior to the date hereof, or the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), Parent and Merger Sub each hereby represent and warrant to the Company that:
(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws or comparable governing documents of Parent and Merger Sub, each as in effect on the date of this Agreement.
(b) Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which will occur immediately following the execution of this Agreement, and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The representations and warranties set forth in this Section 5.2(b) shall be made with respect to the Original Merger Agreement as of the Original Execution Date and with respect to the Amended and Restated Agreement as of the Execution Date.
(c) Governmental Filings and Approvals; No Violations; Etc.
   (i) Other than the filings, approvals and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, (C) under the Exchange Act, (D) under stock exchange rules, (E) with the FERC under the Federal Power Act (the “Parent FERC Approval”) and (F) the State Approvals (collectively, the “Parent Approvals”), no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those, the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect on Parent and its subsidiaries, taken as a whole, or prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.
   (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation, certificate of formation or bylaws or comparable governing documents of Parent or Merger Sub or the comparable governing instruments of any of its Subsidiaries; (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Laws or governmental or non- governmental permit or license to which Parent or any of its Subsidiaries is subject; or (C) any change in the rights or obligations of any party under any of such Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.
(d) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub by or before any Governmental Entity that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.
The term “Knowledge” when used in this Agreement with respect to Parent shall mean the actual knowledge of the Chief Executive Officer, Chief Financial Officer and General Counsel.
(e) Available Funds. Parent and Merger Sub will have available to them on or before the Effective Time all funds necessary for the payment to the Paying Agent of the aggregate Per Share Merger Consideration and to satisfy all of their obligations under this Agreement, including amounts payable under Section 4.3. Parent currently has available to it all funds necessary for the payment to the Company of the aggregate consideration payable for the Nonvoting Preferred Stock to be issued, sold and delivered by the Company to Parent on the date hereof pursuant to the Subscription Agreement.
(f) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(g) Regulatory Matters. Each of Parent’s Subsidiaries that engages in the sale of electricity at wholesale (other than any such Subsidiaries that own one or more facilities that constitute a “qualifying facility” as such term is defined under the Public Utility Regulatory Policies Act of 1978 and the rules and regulations of FERC that are entitled to exemption from regulation under Section 205 of the Federal Power Act) is regulated as a “public utility” under the Federal Power Act and has market-based rate authorization to make such sales at market-based rates. Each of Parent’s Subsidiaries that directly owns generating facilities and operates their power generation facilities is in compliance with all applicable standards of NERC, other than non-compliance that would not reasonably be expected to prevent, materially delay or impair Parent from consummating the Merger and the other transactions contemplated by the Agreement or have, individually or in the aggregate, a material impact on Parent. There are no pending, or to the Knowledge of Parent, threatened, judicial or administrative proceedings (i) that would reasonably be expected to interfere with Parent’s timely receipt of the Regulatory Approvals or (ii) that would revoke a Parent’s Subsidiary’s market-based rate authorization.
(h) Foreign Ownership, Control or Influence. Each officer and manager of Parent is a U.S. citizen, and to the Knowledge of Parent, none of the holders owning 5% or more of Parent’s equity interests is, or is controlled by, a foreign Person or entity.
(i) Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability.
(j) Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost- related plans), and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto. Accordingly, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or cost- related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans).
Article VI
Covenants
6.1.    Interim Operations.
(a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing (such approval not to be unreasonably withheld, delayed or conditioned)), and except as otherwise expressly permitted by this Agreement or as required by a Governmental Entity or applicable Laws, the business of it and its Subsidiaries shall be conducted in all material respects in the ordinary course and, to the extent consistent with the foregoing, the Company and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations substantially intact, maintain satisfactory relationships with Governmental Entities, NERC, PJM, customers and suppliers having significant business dealings with them and keep available the services of their key employees; provided, however, that no action taken by the Company or its Subsidiaries with respect to matters specifically addressed by clauses (i)-(xx) of this Section 6.1(a) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. In furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly permitted by this Agreement, (B) as Parent may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), (C) as is required by applicable Law or any Governmental Entity or (D) as set forth in Section 6.1(a) of the Company Disclosure Letter, the Company will not and will not permit its Subsidiaries to:
   (i) adopt any change in its certificate of incorporation or bylaws or other applicable governing instruments;
   (ii) merge or consolidate the Company or any of its Subsidiaries with any other Person or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries, except for any such transactions among wholly-owned Subsidiaries of the Company;
   (iii) acquire (including by merger, consolidation or acquisition of equity interests or assets or any other business combination) (A) any other Person or any organization or division of any other Person or (B) any assets outside of the ordinary course of business, other than acquisitions (1) pursuant to Contracts in effect as of the date of this Agreement (copies of which have been made available to Parent), (2) made in connection with any transaction solely between the Company and a wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company or (3) that would be permissible under clause (ix) below;
   (iv) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries (other than (A) the issuance of Shares upon the vesting, exercise or settlement of Company RSUs, Company PSUs, and Company Awards (and dividend equivalents thereon, if applicable) or (B) the issuance of shares by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;
   (v) make any loans, advances or capital contributions to or investments in any Person (other than among the Company and any direct or indirect wholly-owned Subsidiary of the Company or among the Company’s wholly-owned subsidiaries) in excess of $10,000,000 in the aggregate other than loans, advances, capital contributions or investments made in the ordinary course of business;
   (vi) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (A) regular quarterly dividends paid to holders of Shares in an amount and on a schedule consistent with the Company’s past practices and not in excess of $0.27 per Share per quarter, (B) a “stub period” dividend to stockholders of record as of immediately prior to the Effective Time equal to the product of (x) the number of days from the record date for payment of the last quarterly dividend paid by the Company prior to the Effective Time through and including immediately prior to the Effective Time and (y) a daily dividend rate determined by dividing the amount of the last quarterly dividend prior to the Effective Time by ninety-one (91), and (C) dividends paid by any direct or indirect wholly-owned Subsidiary to the Company or to any other direct or indirect wholly-owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;
   (vii) except for transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the retention or acquisition of any Shares tendered by current or former employees or directors in order to pay Taxes in connection with the vesting, exercise or settlement of Company RSUs, Company PSUs, and Company Awards (and dividend equivalents thereon, if applicable));
   (viii) incur, assume or otherwise become liable for any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than of a wholly-owned Subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, other than (A) in the ordinary course of business (including to fund expenditures permissible under clauses (iii), (v) and (ix) of this Section 6.1(a)) or (B) other indebtedness in an aggregate principal amount not to exceed $50,000,000 outstanding at any time;
   (ix) except for expenditures related to operational emergencies, equipment failures or outages make or authorize any capital expenditure in excess of $100,000,000 in the aggregate during any calendar year;
   (x) make any material changes with respect to financial accounting policies or procedures, except as required by GAAP;
   (xi) other than with respect to Rate Cases and the regulatory approval process, which are addressed in Section 6.5 and Transaction Litigation, which is addressed in Section 6.14, settle, release, waive or compromise any litigation claim, or other pending or threatened proceedings by or before a Governmental Entity if such settlement, release, waiver or compromise (A) with respect to the payment of monetary damages, involves the payment by the Company or any of its Subsidiaries of monetary damages that together with all other settlements, releases, waivers or compromises by the Company or any of its Subsidiaries exceed $50,000,000 individually or in the aggregate during any calendar year, net of any amount covered by insurance or third-party indemnification or (B) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably likely to have a material effect on the continuing operations of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries after the Closing;
   (xii) other than with respect to the Rate Cases, initiate, file or pursue any rate cases, or make any public announcement regarding an intent to file any rate cases;
   (xiii) fail to make any regulatory filings required by Law, other than those regulatory filings that are otherwise addressed by this Agreement, except to the extent such failure would not have a material adverse effect on the continuing operations of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries after the Closing;
   (xiv) make, revoke or amend any material Tax election, enter into any closing agreement, settlement or compromise of any claim or assessment with respect to any material Tax liability (unless such closing agreement, settlement or compromise is not materially greater than the reserves established in accordance with GAAP in respect of the claim or assessment that is the subject of such closing agreement, settlement or compromise), amend any material Tax Return, surrender a claim for a material refund of Taxes or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;
   (xv) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material amount of assets, product lines or businesses of the Company or its Subsidiaries, including capital stock of any of its Subsidiaries, other than sales and dispositions of inventory, supplies and other assets (A) in the ordinary course of business or (B) pursuant to Contracts in effect prior to the date of this Agreement (copies of which have been made available to Parent);
   (xvi) except as required pursuant to Contracts or Benefit Plans in effect prior to the date of this Agreement (including the Company Change in Control Severance Plan), (A) grant any equity awards, or grant or provide any material severance or material termination payments or benefits to any executive employee of the Company or its Subsidiaries who have individual employment agreements with severance or termination provisions or who participate in the Change of Control Severance Plan (“Executive Employees”), (B) accelerate or materially increase the compensation or employee benefits of any Executive Employee, except for annual merit-based or promotion-based pay increases in the ordinary course of business, (C) establish, adopt, terminate or materially amend any Benefit Plan (other than routine changes to welfare plans or any changes to Benefit Plans that would not result in more than a de minimis increase to the Company’s costs under such Benefit Plans), including any severance benefit plan or (D) accelerate or materially increase the compensation of other employees of the Company or its Subsidiaries, except for (1) merit-based or promotion-based pay increases in the ordinary course of business, (2) acceleration or increases required by any CBA, or (3) any acceleration or increase done after consultation with Parent;
   (xvii) enter into any Company Material Contract that contains a change of control or similar provision that would require a payment to any Person counterparty thereto in connection with the consummation of the Merger that would not otherwise be due;

   (xviii) grant or incur any new Lien material to the Company and its Subsidiaries, other than (A) pledges or deposits by the Company or any of its Subsidiaries in the ordinary course of business under workmen’s compensation Laws, unemployment insurance Laws or similar Laws; (B) good faith deposits in connection with Contracts (other than for the payment of indebtedness) to which the Company or one of its Subsidiaries is a party, or (C) in connection with securing indebtedness permitted to be incurred under the terms of this Agreement by granting or incurring Liens on the assets of the utility Subsidiaries of the Company, in each case, in the ordinary course of business; or
   (xix) agree, authorize or commit to do any of the foregoing.
(b) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
6.2.    Acquisition Proposals.
(a) No Solicitation or Negotiation. The Company agrees that except as expressly permitted by this Section 6.2, neither it nor any of its Subsidiaries, nor any of its or their respective directors, officers or employees, shall, and that it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants and other advisors and representatives not to (such investment bankers, attorneys, accountants and other advisors and representatives, collectively, “Representatives”), directly or indirectly:
   (i) initiate, solicit or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;
   (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, or that could reasonably be expected to lead to, any Acquisition Proposal;
   (iii) facilitate knowingly any effort or attempt to make an Acquisition Proposal;
   (iv) grant any waiver, amendment or release under any standstill agreement, or otherwise fail to enforce any standstill agreement (other than in each case, the right to waive or fail to enforce any prohibition on requests for amendments to any standstill agreement (or other similar “don’t ask, don’t waive”

provisions) with any Person who, or any of whose Affiliates, did not submit an Acquisition Proposal between April 1, 2014 and the date of this Agreement); provided, however, that the Company shall not be prohibited from taking (or, in the case of enforcement, shall not be required to take) any such action if the board of directors of the Company shall have determined in good faith, after consultation with outside legal counsel, that failing to take such action (or in the case of enforcement, taking such action) would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law;
   (v) execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”); or
   (vi) resolve or agree to do any of the foregoing.
(b) Notwithstanding anything in the foregoing to the contrary, prior to the time, but not after, the Company Requisite Vote is obtained, the Company may (A) provide information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if prior to providing such information the Company receives from the Person so requesting such information an executed confidentiality agreement on terms that are not less restrictive to the other party than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal (an “Acceptable Confidentiality Agreement”); and promptly discloses (and, if applicable, provides copies of) any such information to Parent to the extent not previously disclosed or provided; (B) engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal; or (C) after having complied with Section 6.2(d), make a Change of Recommendation or approve, recommend, or otherwise declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) with respect to such Acquisition Proposal; if and only to the extent that, (x) prior to taking any action described in clause (A), (B) or (C) above, the board of directors of the Company shall have determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, (y) in each case referred to in clause (A) and (B), the board of directors of the Company shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, and (z) in the case referred to in clause (C) above, the board of directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal.

(c) Definitions. For purposes of this Agreement:
“Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company and/or any of its Significant Subsidiaries or (ii) any direct or indirect acquisition by any Person or “group” (as defined in the Exchange Act) resulting in, or proposal or offer, which if consummated would result in, any Person or “group” (as defined in the Exchange Act) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 15% or more of the total voting power or of any class of equity securities of the Company, or assets representing 15% or more of the net revenues, net income or consolidated total assets (measured by fair market value) of the Company and its Subsidiaries, taken as a whole (including equity securities of its Subsidiaries), in each case other than the Merger.
“Superior Proposal” means a bona fide Acquisition Proposal (for purposes of this definition, replacing all references in the definition of “Acquisition Proposal” to 15% with 75%), that the board of directors of the Company has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, and regulatory aspects of the Acquisition Proposal, and the Person making the Acquisition Proposal, and, if consummated would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any proposed revisions to the terms of the transactions contemplated by Section 6.2(d) of this Agreement).
(d) No Change in Recommendation or Alternative Acquisition Agreement. The board of directors of the Company and each committee of the board of directors shall not:
   (i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation (B) fail to include the Company Recommendation in the Proxy Statement, (C) approve, recommend or otherwise declare advisable or propose or resolve to approve, recommend or otherwise declare advisable (publicly or otherwise), any Acquisition Proposal, or (D) fail to publicly reaffirm the Company Recommendation within ten business days after Parent so requests in writing (provided, that Parent shall be entitled to make such a written request for reaffirmation only once for each Acquisition Proposal and once for each material amendment to such Acquisition Proposal) (any action described in clauses (A) and (D) a “Change of Recommendation”); or

   (ii) Except as expressly permitted by, and after compliance with this Section 6.2(d), cause or permit the Company to enter into any Alternative Acquisition Agreement.
Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Company Requisite Vote is obtained, the board of directors of the Company (x) may make a Change of Recommendation and in connection therewith, approve, recommend or otherwise declare advisable, and enter into an Alternative Acquisition Agreement in connection with a Superior Proposal made after the date of this Agreement (if such Superior Proposal did not result from a material breach of Section 6.2(a) and such Superior Proposal is not withdrawn) or (y) may make a Change of Recommendation as a result of the occurrence of an Intervening Event, if, the board of directors of the Company determines in good faith, after consultation with its outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that the board of directors of the Company shall not (i) in the case of clause (x) make a Change of Recommendation with respect to a Superior Proposal and authorize the Company to enter into any Alternative Acquisition Agreement or (ii) in the case of clause (y) make a Change of Recommendation unless:
   (i) the Company has notified Parent in writing that it intends to effect a Change of Recommendation, describing in reasonable detail the reasons for such Change of Recommendation (a “Recommendation Change Notice”) (it being agreed that the Recommendation Change Notice and any amendment or update to such notice and the determination to so deliver such notice, or update or amend public disclosures with respect thereto shall not constitute a Change of Recommendation for purposes of this Agreement), and if such proposed Change of Recommendation relates to an Acquisition Proposal, has provided copies of the most current version of all documents relating to such Acquisition Proposal, and if such proposed Change of Recommendation relates to an Intervening Event, such Recommendation Change Notice specifies the facts and circumstances of such Intervening Event; and
   (ii) (x) if requested by Parent, the Company shall have made its Representatives available to discuss and negotiate in good faith with Parent and its Representatives any proposed modifications to the terms and conditions of this Agreement during the three business days following the date on which the Recommendation Change Notice is delivered to Parent and (y) if Parent shall have delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of this Agreement during such three business day period, the board of directors of the Company shall have determined in good faith after consultation with its financial advisors and outside legal counsel, after considering the terms of such offer by Parent, that the failure to effect a Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, and that in the case of a Change of Recommendation with respect to an Acquisition Proposal, such Acquisition Proposal would continue to constitute a Superior Proposal if the changes offered by Parent were given effect, and that in the case of an Intervening Event, the board of directors of the Company still intends to effect a Change of Recommendation if the changes offered by Parent were given effect; provided that in the event the Acquisition Proposal is thereafter modified by the party making such Acquisition Proposal, the Company shall notify Parent in writing of such modified Acquisition Proposal and shall again comply with the requirements of this clause (ii).
“Intervening Event” shall mean any change, event or occurrence that is (a) unknown to or by the board of directors of the Company as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or understood by the board of directors of the Company as of the date of this Agreement) and (b) becomes known to or by the board of directors of the Company prior to obtaining the Company Requisite Vote.
(e) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company or the board of directors of the Company from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders); or (ii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act.
(f) Existing Discussions. The Company agrees that it and its Subsidiaries will, and that it will instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2.
(g) Notice. The Company agrees that it will promptly (and, in any event, within 24 hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives indicating, in connection with such notice, the identity of the Person or group of Persons making the proposal, offer or request and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis (and, in any event, within 24 hours), of the status and terms of any such proposals or offers (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of additional written materials or material modifications thereof) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.
6.3.    Proxy Statement.
(a) The Company shall, as promptly as practicable after the date of this Agreement (and in any event on or prior to July 24, 2014), prepare and file a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) with the SEC. The Company agrees that as of the date of mailing to stockholders of the Company and at the time of the Stockholders Meeting, (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Merger Sub agree that none of the information supplied by either of them or any of their Affiliates for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The Company shall promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC. The Company shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.
6.4.    Stockholders Meeting. Subject to fiduciary obligations under applicable Law, the Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all reasonable action necessary to convene a meeting of holders of Shares (the “Stockholders Meeting”) as promptly as practicable (but in any event within 60 days) after the date on which the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement to consider and vote upon the adoption of this Agreement; provided, that the Company shall not postpone, recess or adjourn such meeting except (a) to the extent required by Law, (b) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the board of directors of the Company has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting, or (c) one adjournment for a period of up to 10 days only to solicit additional proxies so as to establish a quorum or to obtain the Company Requisite Vote, with the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Subject to Section 6.2, the board of directors of the Company and any committee thereof shall recommend such adoption and, unless and until there has been a Change of Recommendation, shall include the Company Recommendation in the Proxy Statement and take all reasonable lawful action to solicit such adoption of this Agreement. Notwithstanding any Change of Recommendation, unless this Agreement is terminated pursuant to Article VIII, this Agreement shall be submitted to the holders of Shares at the Stockholders Meeting for the purpose of adopting this Agreement.
6.5.    Filings; Other Actions; Notification.
(a) Cooperation. Subject to the terms and conditions set forth in this Agreement, including Section 6.5(e) below, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger as soon as practicable, including preparing and filing as promptly as practicable (and in any event shall make all filings (i) with the FERC, the Delaware Public Service Commission, the District of Columbia Public Service Commission, the New Jersey Board of Public Utilities and the Virginia State Corporation Commission within 60 days of the date hereof and (ii) with the FCC, with the Maryland Public Service Commission and pursuant to the HSR Act by September 3, 2014) all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger (including the Proxy Statement). In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Nothing in this Agreement shall require the Company or its Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Closing.
(b) Information. Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement, including under the HSR Act and any other applicable antitrust Law; provided, however, that either party may designate information “for outside counsel only” and either party may redact information related to the value of the transaction. Subject to applicable Laws relating to the exchange of information and except as otherwise provided in this Agreement, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other regarding, and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Affiliates and Representatives, that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.
(c) Status. Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their respective Representatives, from any third party and/or any Governmental Entity with respect to the Merger; provided, however, that either party may designate information or notices or other communications as “for outside counsel only”. Neither the Company nor Parent shall permit any of its officers or any other Representatives to participate in any meeting or substantive telephone discussion with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Merger unless to the extent practicable (i) it consults with the other party in advance and (ii) and to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate in such meeting or substantive telephone discussion.
(d) Regulatory Matters. Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 6.5, each of the Company (in the case of Sections 6.5(d)(i) and 6.5(d)(iii) set forth below) and Parent (in all cases set forth below) agree to take or cause to be taken the following actions:
   (i) the prompt provision to each and every federal, state, local or foreign court or Governmental Entity (including the FERC, the FCC and the State Commissions) with jurisdiction over any Company Approvals or Parent Approvals of non-privileged information and documents requested by any such Governmental Entity that are necessary, proper or advisable to permit consummation of the Merger;

   (ii) the prompt use of its reasonable best efforts to avoid the entry or enactment of any permanent, preliminary or temporary injunction or other order, decree, decision, determination, judgment or Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger; and
   (iii) the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this Section 6.5(d)) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement;
provided that nothing herein shall require (and reasonable best efforts shall in no event require) any party or its Subsidiaries to agree to or take any action that would otherwise constitute a Burdensome Condition. A “Burdensome Condition” shall mean any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon Parent, the Company or their respective Subsidiaries (A) in the Regulatory Approvals, or (B) in any Laws enacted for the purpose of imposing terms, conditions, liabilities, obligations, commitments or sanctions in connection with the Merger (any of the foregoing in clause (B) a “Merger Law”), that, individually or in the aggregate, would constitute or be reasonably likely to constitute a Regulatory Failure (as defined below), provided, however, that any such terms, conditions, liabilities, obligations, commitments or sanctions shall not be taken into account in determining whether there has been or is such a Regulatory Failure to the extent they implement the Regulatory Commitments. A “Regulatory Failure” shall mean terms, conditions, liabilities, obligations, commitments or sanctions (giving effect to the value of any negative effects net of their benefits) that in an aggregate amount constitute a material and adverse effect on the condition (financial or otherwise), assets, liabilities, businesses or results of operations of the Company and its Subsidiaries, taken as a whole, provided, that, for the purposes of determining the existence of a Regulatory Failure, (i) the Company and its Subsidiaries shall be deemed to have 50% of the assets, liabilities, businesses and results of operations of the Company and its Subsidiaries, taken as a whole, and (ii) any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon Parent and its Subsidiaries shall be deemed to have been imposed on the Company and its Subsidiaries.
(e) Regulatory Commitments. The Company and Parent agree (i) that the applications submitted to FERC and the State Commissions with respect to the Merger shall include the information concerning the Merger, the Company and its

Subsidiaries, and Parent required by applicable Laws of the District of Columbia, the States of Delaware, Maryland, and New Jersey, the Commonwealth of Virginia and such other jurisdictions as may be mutually determined by the Company and Parent, as the case may be, (ii) that such applications and any amendments or supplements thereto shall include the Regulatory Commitments to the extent applicable to such jurisdictions and such additional agreements or commitments as the Company and Parent agree are advisable to obtain prompt approval of such applications, and (iii) that neither the Company nor Parent shall agree to, or accept, any additional or different agreements, commitments or conditions in connection with the Merger pursuant to any settlement or otherwise with any State Commissions or any other Person, in the case of any agreement, commitment or condition to which the Company of any of its Subsidiaries is a party or otherwise affecting the Company or any of its Subsidiaries, without the prior written consent of Parent, and in the case of any agreement, commitment or condition to which Parent is a party and affecting the Company or any of its Subsidiaries, without the prior written consent of the Company if such agreement, commitment or condition is effective prior to the Effective Time. Parent further agrees that, subject to obtaining the consent of the Company as required by this Section 6.5(e), it will agree to, or accept, any additional or different agreements, commitments or conditions that do not, individually or in the aggregate, constitute a Burdensome Condition to obtain any governmental approvals necessary to promptly consummate the Merger, including any Parent Approval or the FERC Approval, the State Approvals and the FCC Approval.
(f) Rate Cases. Between the date of this Agreement and the Closing, the Company and its Subsidiaries shall be permitted to continue to diligently pursue the rate cases set forth on Section 6.5(f) of the Company Disclosure Letter (collectively, the “Rate Cases”) consistent with past practice, and to the extent permitted by Law, notify Parent about any material developments, or material communications with the FERC or the applicable State Commission, relating thereto. Except as required by Exhibit B, prior to making any commitments or settlement offers in the Rate Cases, the Company shall (and shall cause its Subsidiaries to) consult with Parent and consider in good faith any suggestions made by Parent in connection therewith. The Company shall not (and shall cause its Subsidiaries not to) settle the Rate Cases without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) to the extent that such settlement would result in an outcome for the Company and its Subsidiaries that would be materially adverse to the Company or any of its Subsidiaries, taking into account the requests made by the Company and its Subsidiaries in the proceeding, the resolution of similar recent proceedings by the Company and its Subsidiaries and the reasonable expectations of Parent as of the date hereof for such outcome.
6.6.    Access and Reports.
(a) Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized Representatives (including financing sources) reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein, and provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries. All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.
(b) Financing Cooperation. The Company shall, and shall cause its Subsidiaries to, use its and their reasonable best efforts to provide such cooperation as may be reasonably requested by Parent in connection with the financing of the Transactions, including using reasonable best efforts to (i) provide reasonable assistance with the preparation of any discussions of business, financial statements, pro forma financials, projections, management discussion and analysis, and other customary financial data of the Company and its Subsidiaries, all for use in connection therewith and (ii) direct its independent accountants to provide customary and reasonable assistance to Parent including in connection with providing customary comfort letters. Parent shall reimburse the Company for all reasonable out-of-pocket costs or expenses incurred by the Company and its Subsidiaries in connection with cooperation provided for in this Section 6.6(b) to the extent the information requested of the Company was not otherwise prepared or available in the ordinary course of business. For the avoidance of doubt, Parent hereby expressly acknowledges that its obligations under this Agreement are not subject to the availability of any financing.
6.7.    Stock Exchange De-listing. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Shares from the NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
6.8.    Publicity. The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity

(including any national securities exchange or interdealer quotation service) with respect thereto, and no public release or announcement concerning the Merger or any other transactions contemplated by this Agreement shall be issued or made by any party without the prior consent of the other parties except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity (in which case the party required to issue or make such press release or announcement shall give reasonable notice to the other party or parties, including the opportunity to review or comment on such press release or announcement to the extent practicable).
6.9.    Employee Benefits.
(a) Parent agrees that, during the period commencing at the Effective Time and ending two years after the Effective Time (“Benefit Period”), Parent shall provide, or shall cause to be provided (1) to each employee of the Company and its Subsidiaries (other than any employee who is covered by a collective bargaining or similar agreement between the Company and any labor union) who is employed as of immediately prior to the Effective Time and continues employment with the Company or its Subsidiaries immediately after the Effective Time (each, a “Continuing Employee”), base salary, annual incentive opportunity and long-term incentive compensation opportunities, which are, in each case, no less than those provided by the Company and its Subsidiaries immediately prior to the Effective Time to each such Continuing Employee, (2) to the Continuing Employees, pension and welfare benefits and perquisites (to the extent described in the Company Disclosure Letter) that are no less favorable in the aggregate than those provided by the Company and its Subsidiaries immediately prior to the Effective Time and (3) to the Continuing Employees, severance benefits that are no less favorable than the severance benefits provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time.
(b) For purposes of vesting, benefit accrual (but not for benefit accrual purposes under any defined benefit pension plan), vacation and sick time credit and eligibility to participate under the employee benefit plans, programs and policies of Parent and its Subsidiaries providing benefits to any Continuing Employee after the Effective Time (including the Benefit Plans) (the “New Plans”), each Continuing Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent and for the same purpose as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, any evidence of insurability requirements, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Old Plan. Parent shall cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year; provided that such amount was taken into account for the same purpose under the similar Benefit Plan for such period and would not result in the duplication of benefits.
(c) Parent hereby acknowledges that a “change in control” or other event with similar import, within the meaning of the Benefit Plans that contain such terms will occur upon the Effective Time. Parent shall, and shall cause the Surviving Corporation and any successor thereto to, honor, assume, fulfill and discharge the Company’s and its Subsidiaries’ obligations under the Company’s Change in Control Severance Plan and the other Benefit Plans listed on Section 6.9(c) of the Company Disclosure Letter. Parent agrees that it will not (nor cause any other Person or entity to) request that the Company or any Continuing Employee waive or relinquish any compensation or benefit entitlement or right (including any severance entitlement) existing as of the Effective Time.
(d) (i) If the Effective Time occurs during calendar year 2014, at the Effective Time the Company shall pay each participant in the Company’s incentive plans (the “Incentive Plans”) who remains employed through the Effective Time, an annual incentive amount in respect of the 2014 fiscal year, equal to the higher of (A) the target level (at 100% funding) and (B) the actual level of performance achieved as of the Effective Time (with such performance measure pro-rated, if applicable, for the portion of the performance cycle completed at the Effective Time), as determined by the compensation committee of the board of directors of the Company prior to the Effective Time in accordance with the terms of the applicable Incentive Plans and based on performance through the day that is no more than five business days prior to the Effective Time.
   (ii) If the Effective Time has not occurred by December 31, 2014 (or December 31, 2015), the Company shall (A) determine the amounts earned under the Incentive Plans in respect of the 2014 fiscal year (or 2015 fiscal year), with performance based on either (x) the target level (at 100% funding) or (y) the actual level of performance for the 2014 fiscal year (or 2015 fiscal year), (B) pay such amounts in respect of the 2014 fiscal year (or 2015 fiscal year) no later than the Closing Date and (C) establish annual incentive award targets, maximums and performance award levels and performance measures for the 2015 fiscal year (or 2016 fiscal year) under the Incentive Plans.
   (iii) If the Effective Time occurs during calendar year 2015, the Company shall pay such amounts in respect of the 2015 fiscal year on the Closing Date, with performance determined at the higher of (x) target level (at 100% funding) and (y) the actual level of performance for the 2015 fiscal year achieved as of the Effective Time (with such performance measure pro-rated, if applicable, for the portion of the performance cycle completed at the Effective Time), as determined by the compensation committee of the board of directors of the Company prior to the Effective Time based on performance through the day that is no more than five business days prior to the Effective Time.
   (iv) If the Effective Time occurs during calendar year 2016, the Company shall pay such amounts in respect of the 2016 fiscal year on the Closing Date, pro-rated based on the number of calendar days elapsed in the 2016 fiscal year through the Closing Date, with performance determined at the higher of (x) target level (at 100% funding) and (y) the actual level of performance for the 2016 fiscal year achieved as of the Effective Time (with such performance measure pro-rated, if applicable, for the portion of the performance cycle completed at the Effective Time), as determined by the compensation committee of the board of directors of the Company prior to the Effective Time based on performance through the day that is no more than five business days prior to the Effective Time, and Parent shall, and shall cause the Surviving Corporation to, honor and pay incentive award amounts for the remainder of the 2016 fiscal year (with an offset for the pro rata portion previously paid) in accordance with the targets, levels and measures established by the Company prior to the Closing Date and the terms of the applicable Incentive Plans.
(e) After the Effective Time, except as required by Section 304 of the Sarbanes-Oxley Act of 2002, the Company shall have no further rights to seek recovery from employees of amounts paid under the Stock Plans or the Incentive Plans for periods ending on or prior to the Effective Time.
(f) No later than the Effective Time, the Company shall take all actions reasonably necessary to cause each Continuing Employee to become 100% vested in such Continuing Employee’s accounts under each Company 401(k) plan (excluding for the avoidance of doubt any 401(k) plans maintained pursuant to any collective bargaining or similar agreement between the Company and any labor union), effective as of the Closing Date.
(g) With respect to each individual who is employed by the Company or any of its Subsidiaries immediately before the Effective Time whose terms and conditions of employment are governed by a CBA between the Company and any labor union, Parent shall, or shall cause the Surviving Corporation to, continue to honor such CBA, through its expiration, modification or termination in accordance with its terms or applicable Law.
(h) The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and nothing in this Agreement, whether express or implied, is intended to, or shall, (i) constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise be treated as an amendment or modification of any Benefit Plan, New Plan or other benefit plan, agreement or arrangement, other than Section 6.9(f), (ii) limit the right of Parent, the Company or their respective Subsidiaries to amend, terminate or otherwise modify any Benefit Plan, New Plan or other benefit plan, agreement or arrangement following the Effective Time, or (iii) create any third-party beneficiary or other right (including, but not limited to, a right to employment) in any Person, including any current or former employee of the Company or any Subsidiary of the Company, any participant in any Benefit Plan, New Plan or other benefit plan, agreement or arrangement (or any dependent or beneficiary thereof).
6.10. Expenses.  The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.
6.11. Indemnification; Directors’ and Officers’ Insurance.  (a) From and after the Effective Time, each of Parent and the Surviving Corporation agrees that it will indemnify and hold harmless, to the fullest extent permitted under applicable Law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of the Company or its Subsidiaries or services performed by such persons at the request of the Company or its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the transactions contemplated by this Agreement.
(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date hereof with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable as the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the annual premiums paid as of the date hereof by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(c) If Parent or the Surviving Corporation or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.
(d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.
(e) The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation, certificate of formation or bylaws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective

Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation, certificate of formation or bylaws of the Company or of any Subsidiary of the Company or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.
6.12. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.
6.13. No Transfer or Encumbrance of Nonvoting Preferred Stock. Parent agrees that from the date hereof until the Closing, it shall not sell, pledge, dispose of, grant, transfer or encumber any of the shares of Nonvoting Preferred Stock, and shall not enter into any agreement to do any of the foregoing.
6.14. Transaction Litigation.  In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened in writing, against the Company and/or the members of the board of directors of the Company after the date of this Agreement and prior to the Effective Time (“Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense of any Transaction Litigation, and the Company shall not settle or agree to settle any Transaction Litigation, without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
6.15. Agreements Concerning Parent and Merger Sub.
(a) During the period from the date of this Agreement through the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger.
(b) Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Parent shall, immediately following execution of this Agreement, approve this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the articles of incorporation and bylaws of Merger Sub.
Article VII
Conditions
7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:
(a) Stockholder Approval.  This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.
(b) Regulatory Consents.  The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated; each of the FERC Approval, the Parent FERC Approval, the State Approvals and the FCC Approval shall have been obtained and be in effect, and any waiting period prescribed by Law with respect to such approvals before the Merger may be consummated shall have expired (the “Regulatory Approvals”).
(c) Orders.  No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger (collectively, an “Order”).
7.2. Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties.  (i) The representation and warranty of the Company set forth in Section 5.1(f)(i) shall be true and correct in all respects as of the Original Execution Date and as of the Closing Date as though made on and as of such time; (ii) the representations and warranties of the Company set forth in the first through fourth sentences of Section 5.1(b) shall be true and correct in all respects as of the Closing Date as though made on and as of such date and time (except for such inaccuracies that are not material), (iii) the representations and warranties of the Company set forth in Section 5.1(c), and Section 5.1(l) shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iv) the representations and warranties of the Company set forth in this

Agreement (other than those described in clauses (i), (ii) and (iii) above) shall be true and correct (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers contained therein) as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; and (v) Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that such officer has read this Section 7.2(a) and the conditions set forth in this Section 7.2(a) have been satisfied.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.
(c) Regulatory Approvals.  The regulatory consents referred to in Section 7.1(b), together with any Merger Laws, shall not, individually or in the aggregate, impose terms, conditions, liabilities, obligations, commitments or sanctions that constitute a Burdensome Condition.
7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.3(a)(i) shall be deemed to have been satisfied even if any such representations and warranties of Parent are not so true and correct unless the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, would prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent to the effect that such officer has read this Section 7.3(a) and the conditions set forth in this Section 7.3(a) have been satisfied.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent to such effect.
Article VIII
Termination
8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.
8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if:
(a) the Merger shall not have been consummated by July 29, 2015 whether such date is before or after the date of adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) (the “Termination Date”); provided, however, that if on July 29, 2015 (i) the condition set forth in Section 7.1(b) is not satisfied but all of the other conditions to Closing shall have been satisfied or waived (other than Section 7.2(c) or those conditions that by their nature are to be satisfied at the Closing) and the condition set forth in Section 7.1(b) remains capable of being satisfied and (ii) no final and non-appealable order or any Merger Law imposed by any Governmental Entity shall be in effect as of such date of determination that constitutes a Burdensome Condition, then the Termination Date may be extended until October 29, 2015 at the election of Parent or the Company by written notice to the other party (and such date shall then be the “Termination Date”). Notwithstanding the foregoing, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.2(a) if Parent has the right to terminate this Agreement pursuant to Section 8.4(a);
(b) the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at the Stockholders Meeting or at any adjournment or postponement thereof; or
(c) any Order permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger shall have become final and non-appealable (whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a)); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, either the imposition of such Order or the failure of such Order to be resisted, resolved, lifted or vacated, as applicable.
8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company:
(a) at any time prior to the time the Company Requisite Vote is obtained, if (i) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement (including Section 6.2), to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice; (ii) concurrently with the termination of this Agreement the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal; and (iii) the Company prior to or concurrently with such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5; or
(b) if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by the Company to Parent or (ii) two business days prior to the Termination Date.
8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if:
(a) the board of directors of the Company or the Company (i) shall have effected a Change of Recommendation, (ii) shall have delivered a Recommendation Change Notice or (iii) shall have authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; or
(b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by Parent to the Company or (ii) two business days prior to the Termination Date.
8.5. Effect of Termination and Abandonment.
(a) Except as provided in paragraphs (b), (c), (d) and (e) below, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates);

provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful or intentional material breach of this Agreement and (ii) the provisions set forth in this Section 8.5 and Section 9.1 shall survive the termination of this Agreement.
(b) In the event that:
   (i) a bona fide Acquisition Proposal shall have been made or any Person shall have made or publicly announced or otherwise communicated to the Company, the board of directors of the Company or any Representatives of the Company an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification (A) no more than 75 days following the date such Acquisition Proposal has been made, with respect to any termination pursuant to Section 8.2(a), and (B) no fewer than five business days prior to, with respect to termination pursuant to Section 8.2(b), the date of the Stockholders Meeting) and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(a), 8.2(b) or 8.4(b);
   (ii) this Agreement is terminated by Parent pursuant to Section 8.4(a); or
   (iii) this Agreement is terminated by the Company pursuant to Section 8.3(a);
then the Company shall promptly pay Parent the Termination Fee, payable by wire transfer of immediately available funds, (A) in the case of clause (i), immediately prior to or substantially concurrent with the entry by the Company or any of its Subsidiaries into an Alternative Acquisition Agreement with respect to, or upon consummation or approval or recommendation to the Company’s stockholders of, an Acquisition Proposal (substituting “50%” for “15%” in the definition thereof) (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (i)) within 12 months of such termination, (B) in the case of clause (ii), in no event later than five days after the date of such termination or (C) in the case of the clause (iii), immediately prior to or concurrently with, but as a condition to, the termination of this Agreement. As used herein, “Termination Fee” shall mean a cash amount equal to (x) $259,000,000 or (y) $293,000,000 plus Parent Expenses if (i) the Company terminates this Agreement pursuant to Section 8.3(a) to enter into an Alternative Acquisition Agreement from a Bidding Party, (ii) Parent terminates this Agreement pursuant to Section 8.4(a) and the action by the board of directors of the Company that gave rise to Parent’s termination under Section 8.4(a) was the result of an Acquisition Proposal by a Bidding Party or (iii) the Termination Fee becomes payable in accordance with Section 8.5(b)(i) and a Bidding Party made the Acquisition Proposal referred to in Section 8.5(b)(i) or the Acquisition

Proposal referred to in Section 8.5(b)(i)(A). “Bidding Party” means any Person or group of Persons, or any of their respective controlled Affiliates, who has made an Acquisition Proposal on or after April 1, 2014 and prior to the date hereof. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee (together with the Parent Expenses) is paid by the Company pursuant to this Section 8.5(b), the Termination Fee (together with the Parent Expenses) shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.
(c) If (i) the Company or Parent terminates this Agreement pursuant to Section 8.2(a) or 8.2(c) or (ii) the Company terminates this Agreement pursuant to Section 8.3(b) because of a failure by Parent to comply with its obligations under Section 6.5(d) or Section 6.5(e), and, in each of (i) and (ii), at the time of such termination, any of the conditions set forth in Sections 7.1(b), 7.1(c) or 7.2(c) shall not have been satisfied, and in addition, in the case of a termination under Section 8.2(c), at the time of termination a Governmental Entity shall have enacted such Order with respect to the Regulatory Approvals, and in each of (i) and (ii), at the time of such termination, all other conditions to the Closing set forth in Sections 7.1 and 7.2 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination, or those conditions that have not been satisfied as a result of a breach by Parent) (each of (i) and (ii), a “Regulatory Termination”), then (A) Parent shall pay Company a termination fee equal to the Nonvoting Preferred Stock Purchase Price (the “Parent Termination Fee”) which Parent Termination Fee shall be paid by Parent by means of the Company redeeming, as of the time of such termination, all of the outstanding shares of Nonvoting Preferred Stock for $0.01 per share, and all of the outstanding shares of Nonvoting Preferred Stock will no longer be outstanding as of the time of such redemption, and (B) Parent shall promptly, but in no event later than five days after being notified of such by the Company, pay all of the documented out-of-pocket expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement, up to a maximum amount of $40,000,000, payable by wire transfer of immediately available funds. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Parent Termination Fee (together with the expense reimbursement contemplated by the immediately preceding sentence) is paid by Parent pursuant to this Section 8.5(c), the Parent Termination Fee (together with the expense reimbursement contemplated by the immediately preceding sentence) shall be the Company’s sole and exclusive remedy for monetary damages under this Agreement, unless at the time of such termination Parent is in breach of its obligations under Section 6.5; provided, that the Company is not then in breach of Section 6.5.
(d) In the event this Agreement is terminated by the Company or Parent pursuant to this Article VIII other than pursuant to a Regulatory Termination, the Company will redeem, within five business days of such termination, all of the outstanding shares of Nonvoting Preferred Stock for an aggregate amount equal to the

Nonvoting Preferred Stock Purchase Price, payable by the Company to Parent by wire transfer of immediately available funds, and all of the outstanding shares of Nonvoting Preferred Stock will no longer be outstanding as of the time of such redemption.
(e) In the event that this Agreement is terminated either (x) by Parent or the Company pursuant to Section 8.2(b) or (y) in the case of termination of this Agreement of the type contemplated by Section 8.5(b)(i) other than (i) pursuant to Section 8.2(a) and the Parent Termination Fee is payable or (ii) pursuant to Section 8.4(b) and (B) the Termination Fee is not then payable pursuant to Section 8.5(b), the Company shall promptly, but in no event later than five days after being notified of such by Parent, pay all of the documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $40,000,000, payable by wire transfer of immediately available funds (“Parent Expenses”); provided, that the payment by the Company of Parent Expenses pursuant to this Section 8.5(e) shall be credited against any amount that may become payable pursuant to clause (x) of the definition of Termination Fee. The existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 8.5 shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 8.5(e). The payment by the Company of Parent Expenses pursuant to this Section 8.5(e) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.5(b) (less a credit in the amount of Parent Expenses, if applicable).
(f) The parties acknowledge that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to Section 8.5(b) or Section 8.5(d), or Parent fails to promptly pay the amount due pursuant to Section 8.5(c), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amounts set forth in Section 8.5(b) or Section 8.5(d), or any portion thereof, or a judgment against Parent for the amount set forth in Section 8.5(c) or any portion thereof, the Company shall pay to Parent or Merger Sub, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of such amount or portion thereof at the Interest Rate in effect on the date such payment was required to be made through the date of payment.
Article IX
Miscellaneous and General
9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV and Sections 6.9 (Employee Benefits), 6.10 (Expenses) and 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.
9.2. Modification or Amendment. Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.
9.3. Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise by any party of any of its rights hereunder precludes any other or further exercise of any such rights or any other rights hereunder or under applicable Law. Any consents or waivers given by the Company, Parent or Merger Sub in respect of the Original Merger Agreement shall remain in effect and shall apply mutatis mutandis to this Agreement.
9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.
(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or to the extent such Court does not have jurisdiction, the United States District Court of the

District of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that such courts are an inconvenient forum, or that the venue of such courts may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.6 shall be valid, effective and sufficient service thereof.
(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.
(c) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.
9.6.    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, email or overnight courier:
If to Parent or Merger Sub:
10 S. Dearborn
Corporate Headquarters, 54th Floor
Chicago, IL 60603
Attention: General Counsel
Email: darryl.bradford@exeloncorp.com
Fax: (312) 394-2368
with a copy to:
Kirkland & Ellis LLP
655 Fifteenth Street, N.W.
Washington, D.C. 20005
Attention: George P. Stamas
Fax: (202) 879-5200
Email: george.stamas@kirkland.com
If to the Company:
701 Ninth Street, N.W.
Washington, DC 20068
Attention: Kevin C. Fitzgerald
Email: kcfitzgerald@pepcoholdings.com
Fax: (202) 331-6485
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:
  Joseph B. Frumkin
  Audra D. Cohen
Fax: (212) 558-3588
Email:
  frumkinj@sullcrom.com
  cohena@sullcrom.com
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission, if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.
9.7. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Subscription Agreement, the Confidentiality Agreement, dated March 7, 2014, between Parent and the Company (provided that the Confidentiality Agreement shall not be deemed to prevent Parent from exercising its rights under this Agreement) (as may be amended from time to time, the “Confidentiality Agreement”) and the other agreements entered into in connection with preserving the confidentiality of information, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
9.8. No Third Party Beneficiaries. Except as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) only, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.
9.10. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due.
9.11. Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.
9.12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
9.13. Interpretation; Construction. (a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) Each party here has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.
(d) (i) All references in this Agreement to “the date hereof” or “the date of this Agreement” shall refer to the Original Execution Date, (ii) the date on which the representations and warranties set forth in Article V are made shall not change as a result of the execution of this Agreement and shall be made as of such dates as they were in the Original Merger Agreement and (iii) each reference to “this Agreement” or “herein” in the representations and warranties set forth in Article V shall refer to “the Original Merger Agreement”, in each of cases (i), (ii) and (iii), unless expressly indicated otherwise in this Agreement.
9.14. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that, prior to the mailing of the Proxy Statement to the Company’s stockholders, Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that any such designation shall not impede or delay the consummation of the Merger or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.
PEPCO HOLDINGS, INC.

By:	/s/ Joseph M. Rigby
	Name:	Joseph M. Rigby
	Title:	Chairman of the Board, President and Chief Executive Officer

EXELON CORPORATION

By:	/s/ Christopher M. Crane
	Name:	Christopher M. Crane
	Title:	President and Chief Executive Officer

PURPLE ACQUISITION CORP.

By:	/s/ Darryl Bradford
	Name:	Darryl Bradford
	Title:	President

ANNEX A
DEFINED TERMS

Terms	Section
Acceptable Confidentiality Agreement	6.2(b)
Acquisition Proposal	6.2(c)
Affiliate	5.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(a)(v)
Applicable Date	5.1(e)(i)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Period	6.9(a)
Benefit Plans	5.1(h)(i)
Bidding Party	8.5(c)
Book Entry Share	4.1(a)
Burdensome Condition	6.5(d)
Business day	1.2
Bylaws	2.2
CBA	5.1(o)
Certificate	4.1(a)
Certificate of Merger	1.3
Change of Recommendation	6.2(d)
Charter	2.1
Closing	1.2
Closing Date	1.2
Code	4.2(g)
Company	Preamble
Company Approvals	5.1(d)(i)
Company Awards	4.3(c)
Company Disclosure Letter	5.1
Company Material Adverse Effect	5.1(a)
Company Material Contract	5.1(j)(i)
Company PSU	4.3(b)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Requisite Vote	5.1(c)(i)
Company RSU	4.3(a)
Confidentiality Agreement	9.7
Constituent Corporations	Preamble
Continuing Employee	6.9(a)

Contract	5.1(d)(ii)
D&O Insurance	6.11(b)
Demand	4.2(f)
Designated Officer	5.1(h)
DGCL	1.1
Dissenting Stockholders	4.1(a)
Effective Time	1.3
Environmental Law	5.1(m)
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(iii)
ERISA Plan	5.1(h)(ii)
Exchange Act	5.1(a)
Exchange Fund	4.2(a)
Excluded Share, Excluded Shares	4.1(a)
Execution Date	Preamble
Executive Employees	6.1(a)(xvi)
FCC	5.1(d)(i)
FCC Approval	5.1(d)(i)
FERC	5.1(d)(i)
FERC Approval	5.1(d)(i)
GAAP	5.1(e)(iii)
Governmental Entity	5.1(d)(i)
Hazardous Substance	5.1(m)
HSR Act	5.1(d)(i)
Incentive Plans	6.9(d)
Indemnified Parties	6.11(a)
Insurance Policies	5.1(q)
Intellectual Property	5.1(p)(ii)
Interest Rate	4.3(a)
Intervening Event	6.2(d)
IRS	5.1(h)(ii)
Knowledge	5.1(g)
Laws	5.1(i)
Licenses	5.1(i)
Lien	5.1(b)
Merger	Recitals
Merger Law	6.5(d)
Merger Sub	Preamble
Multiemployer Plan	5.1(h)(ii)
NERC	5.1(a)(C)
New Plans	6.9(b)
Nonvoting Preferred Stock	Recitals
Nonvoting Preferred Stock Purchase Price	Recitals

NYSE	5.1(a)(M)
Old Plans	6.9(b)
Order	7.1(c)
Original Execution Date	Preamble
Original Merger Agreement	Preamble
Parent	Preamble
Parent Approvals	5.2(c)(i)
Parent Disclosure Letter	5.2
Parent Expenses	8.5(e)
Parent FERC Approval	5.2(c)(i)
Parent Termination Fee	8.5(c)
Paying Agent	4.2(a)
Person	4.2(d)
Per Share Merger Consideration	4.1(a)
PJM	5.1(a)(A)
PJM Region	5.1(a)(A)
Proxy Statement	6.3(a)
Rate Cases	6.5(f)
Recommendation Change Notice	6.2(d)
Regulatory Approvals	7.1(b)
Regulatory Commitments	5.1(a)(I)
Regulatory Failure	6.5(d)
Regulatory Termination	8.5(c)
Representatives	6.2(a)
SEC	5.1
Securities Act	5.1(e)(i)
Share, Shares	4.1(a)
Significant Subsidiary	5.1(a)
State Approvals	5.1(d)(i)
State Commissions	5.1(d)(i)
Stockholders Meeting	6.4
Stock Plans	5.1(b)
Subscription Agreement	Recitals
Subsidiary	5.1(a)
Superior Proposal	6.2(c)
Surviving Corporation	1.1
Takeover Statute	5.1(l)
Tax, Taxes	5.1(n)
Tax Return	5.1(n)
Termination Date	8.2(a)
Termination Fee	8.5(b)
Transaction Litigation	6.14

Annex B
Privileged & Confidential
Attorney-Client Communication

April 29, 2014

The Board of Directors
Pepco Holdings, Inc.
701 Ninth Street, N.W.
Washington, DC 20068
Dear Members of the Board:
We understand that Pepco Holdings, Inc., a Delaware corporation (“Company”), Exelon Corporation, a Pennsylvania corporation (“Buyer”), and Purple Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of April 29, 2014 (the “Agreement”), pursuant to which Buyer will acquire Company (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into Company and each outstanding share of the common stock, par value $0.01 per share, of Company (“Company Common Stock”), other than (i) shares of Company Common Stock held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock and (ii) shares of Company Common Stock owned by Buyer, Merger Sub or any other direct or indirect wholly owned subsidiary of Buyer and shares of Company Common Stock owned by Company or any direct or indirect wholly owned subsidiary of Company, and in each case not held on behalf of third parties (but not including Company Common Stock held by Company in any “rabbi trust” or similar arrangement in respect of any compensation plan or arrangement) (such holders, collectively, “Excluded Holders”), will be converted into the right to receive $27.25 in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.
In connection with this opinion, we have:
(i)
  Reviewed the financial terms and conditions of a draft of April 29, 2014 of the Agreement;
(ii)
  Reviewed certain publicly available historical business and financial information relating to Company;
(iii)
  Reviewed various financial forecasts and other data provided to us by Company relating to the business of Company, including a “Base” case and a “Regulatory Upside” case, as well as certain down-side sensitivities to the Base case;
(iv)
  Held discussions with members of the senior management of Company with respect to the business and prospects of Company;
(v)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of Company;
Lazard Frères & Co. LLC
30 Rockefeller Plaza
New York, NY 10112

The Board of Directors
Pepco Holdings, Inc.
April 29, 2014

(vi)
  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of Company;
(vii)
  Reviewed historical stock prices and trading volumes of Company Common Stock; and
(viii)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.
We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Company or concerning the solvency or fair value of Company, and we have not been furnished with any such valuation or appraisal. Management of the Company has advised us that the Base case financial forecasts represent the best currently available estimates and judgments as to the future financial performance of Company and, accordingly, for purposes of our analyses in connection with this opinion, you have directed us to utilize the Base case financial forecasts. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of Company, that they have been reasonably prepared. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.
Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by Company to engage in the Transaction.
In rendering our opinion, we have assumed, with the consent of Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any terms or conditions material to our opinion. We also have assumed, with the consent of Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Company or the Transaction in any respect material to our opinion. We also do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction; any agreements or arrangements entered into in connection with, or contemplated by, the Transaction; or any of the terms of the preferred stock contemplated to be issued by Company to Buyer in connection with the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other

The Board of Directors
Pepco Holdings, Inc.
April 29, 2014

aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.
Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. In addition, in the ordinary course, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by current and former managing directors of Lazard) and their respective affiliates and employees may trade securities of Company, Buyer and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Company, Buyer and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Company (in its capacity as such) and our opinion is rendered to the Board of Directors of Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.
Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,
LAZARD FRERES & CO. LLC

By
George W. Bilicic Managing Director

Annex C
1585 Broadway
New York, NY 10036

April 29, 2014
Board of Directors
Pepco Holdings, Inc.
701 Ninth Street, N.W.
Washington, D.C. 20068
Members of the Board:
We understand that Pepco Holdings, Inc. (“Pepco” or the “Company”), Emerald (the “Buyer”) and Emerald Acquisition Corp., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 27, 2014 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company, with the Company continuing as the surviving corporation. Pursuant to the Merger, at the effective time of the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share (the “Company Common Stock”) of the Company, other than shares held in treasury, shares held by the Buyer or the Acquisition Sub or any direct or indirect wholly owned subsidiary of the Company or the Buyer, or shares as to which dissenters’ rights have been perfected, will be converted into the right to receive $27.25 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;
2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;
3)
  Reviewed certain financial projections prepared by the management of the Company;
4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
5)
  Reviewed the reported prices and trading activity for the Company Common Stock;
6)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)
  Reviewed published estimates of independent research analysts with respect to the future financial performance and price targets of the Company;
8)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
9)
  Participated in certain discussions among representatives of the Company and the Buyer and their financial and legal advisors;
10)
  Reviewed the Merger Agreement and certain related documents; and
11)
  Performed such other analyses and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. We have further relied upon assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions in any manner that would be material to our opinion. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction.
We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, all of which is contingent upon rendering of a financial opinion. In the two years prior to the date hereof, we have provided financial advisory or financing services for the Buyer and the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer and the Company in the future and expects to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Merger or the likelihood of consummation of the Merger. Our opinion does not address the relative merits of the Merger as compared to any other transaction or business strategy in which the Company might engage.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.
Very truly yours,

MORGAN STANLEY & CO. LLC
By:
Jeffrey R. Holzschuh Managing Director, Chairman, Institutional Securities Group

Annex D
EXECUTION VERSION
SUBSCRIPTION AGREEMENT
FOR
SERIES A NON-VOTING NON-CONVERTIBLE PREFERRED STOCK
This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of April 29, 2014, and is made by and between Pepco Holdings, Inc., a Delaware corporation (the “Company”) and Exelon Corporation, a Pennsylvania corporation (“Purchaser” and collectively with the Company, the “Parties”).
RECITALS:
WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, Purchaser and Purple Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), Purchaser agreed to subscribe for up to 18,000 shares of Series A Non-Voting Non- Convertible Preferred Stock, par value $0.01 per share, to be issued by the Company (the “Preferred Shares”);
WHEREAS, Purchaser wishes to subscribe for, and the Company wishes to issue to Purchaser, the Preferred Shares at a price per Preferred Share equal to the Preferred Share Issue Price (as defined below), pursuant to the terms and subject to the conditions set forth below; and
WHEREAS, the Parties agree that the transactions contemplated by this agreement are being entered into solely (i) for purposes of effecting the payment of the Parent Termination Fee (as such term is defined in the Merger Agreement) of up to $180,000,000 to the Company (or, as applicable, the return of such Parent Termination Fee (as such term is defined in the Merger Agreement) to the Purchaser) based on the occurrence of certain events described in the Merger Agreement and (ii) as an inducement for the Company to enter into the Merger Agreement with the Purchaser and Merger Sub, and that the Company would not have entered into the Merger Agreement but for the execution and performance by the Purchaser of this Agreement.
NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy and Equity Exception” has the meaning given in Section 3.1(b).
“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.
“Certificate of Designation” has the meaning given in Section 4.1(f).
“Closing” has the meaning given in Section 2.2(b).
“Closing Date” has the meaning given in Section 2.1(b).
“Company” has the meaning given in the Preamble.
“Company Material Adverse Effect” has the meaning given in the Merger Agreement.
“Contract” has the meaning given in Section 3.1(c).
“Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.
“Initial Closing Date” has the meaning given in Section 2.1(a).
“Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.
“Merger Agreement” has the meaning given in the Recitals.
“Merger Agreement Closing” means the “Closing” (as such term is defined in the Merger Agreement).
“Merger Sub” has the meaning given in the Recitals.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
“Preferred Share Issue Price” has the meaning given in Section 2.1(a).
“Preferred Shares” has the meaning given in the Recitals.
“Purchaser” has the meaning given in the Preamble.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Subsequent Closing Date” has the meaning given in Section 2.1(b).

ARTICLE II
SUBSCRIPTION
Section 2.1   Subscription.
(a) Initial Subscription. Subject to Section 2.3, the Company agrees to issue 9,000 Preferred Shares to the Purchaser on the first Business Day following the date hereof (the “Initial Closing Date”), and the Purchaser agrees to subscribe and pay for each of such 9,000 Preferred Shares, at a price per Preferred Share equal to the Preferred Share Issue Price, on the first Business Day following the date hereof (the time of such initial purchase, the “Initial Closing”). The issue price for the Preferred Shares shall be $10,000 per share (the “Preferred Share Issue Price”). The Preferred Shares issued on the Initial Closing Date shall, on such date, be (i) registered in the name of the Purchaser on the books of the Company (reflecting that the Purchaser is the original subscriber for the Preferred Shares and received the Preferred Shares upon original issuance) and (ii) delivered or caused to be delivered to the Purchaser in the form of one or more stock certificates representing the Preferred Shares.
(b) Subsequent Subscriptions. Subject to Section 2.3, on the date that is 90 calendar days after the Initial Closing Date, and every 90 calendar days thereafter (each such date (or such other date as may be agreed by the Parties), a “Subsequent Closing Date” and together with the Initial Closing Date, the “Closing Dates”) until the earliest of (i) a total of 18,000 Preferred Shares having been issued by the Company and purchased by the Purchaser under this Agreement, (ii) the Merger Agreement Closing having occurred and (iii) a Regulatory Failure Merger Agreement Termination Event (as such term is defined in the Certificate of Designation) or an Other Merger Agreement Termination Event (as such term is defined in the Certificate of Designation) having occurred, the Company agrees to issue a further 1,800 Preferred Shares to the Purchaser at a price per Preferred Share equal to the Preferred Share Issue Price, and the Purchaser agrees to subscribe and pay for each of such further 1,800 Preferred Shares, at a price per Preferred Share equal to the Preferred Share Issue Price, on each such Subsequent Closing Date. On each Subsequent Closing Date, the Preferred Shares purchased by the Purchaser on such Subsequent Closing Date shall be (x) registered in the name of the Purchaser on the books of the Company (reflecting that the Purchaser is the original subscriber for the Preferred Shares and received the Preferred Shares upon original issuance) and (y) delivered or caused to be delivered to the Purchaser in the form of one or more stock certificates representing the Preferred Shares.
Section 2.2   Closing Mechanics.   (a) On each Closing Date, against receipt from the Purchaser of the full Preferred Share Issue Price in respect of each Preferred Share to be purchased on such Closing Date pursuant to the applicable of Section 2.1(a) and Section 2.1(b) (which shall be paid to the Company account described in Section 5.5, in the manner described in Section 5.5), the Company shall issue to the Purchaser the amount of the Preferred Shares to be purchased on such Closing Date pursuant to the applicable of Section 2.1(a) and Section 2.1(b), registered in the name of the Purchaser, free from all liens.
(b) The closing for each subscription for Preferred Shares pursuant to Section 2.1 (each, a “Closing”) shall be held at the offices of Sullivan & Cromwell LLP, located at 125 Broad Street, New York, New York 10004 or at such other place as may be agreed by the

Parties, on the applicable Closing Date for such subscription. If any Closing would otherwise occur pursuant to Section 2.1 on a day that is not a Business Day, such Closing, and the related Closing Date, shall be postponed until the first Business Day following such non-Business Day.
(c) All proceedings to be taken and all documents to be executed and delivered by all Parties at a Closing shall be deemed to have been taken and executed and delivered simultaneously at such Closing, and no proceedings shall be deemed taken nor any documents executed or delivered at such Closing until all have been taken, executed and delivered.
(d) The Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware on or before the Initial Closing.
Section 2.3   Conditions Precedent.
(a) The obligation of the Company to consummate each Closing shall be subject to the following conditions:
(i)   Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on the applicable Closing Date.
(ii)   Compliance with Law. No applicable Law or requirement of any Governmental Entity of competent jurisdiction shall be in effect on the applicable Closing Date which prohibits, restrains or invalidates the consummation of any of the transactions contemplated by this Agreement.
(iii)   Merger Agreement. The Merger Agreement shall be in full force and effect, and shall not have been terminated in accordance with its terms.
(b) The obligation of the Purchaser to consummate each Closing shall be subject to the following conditions:
(i)   Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the applicable Closing Date.
(ii)   Compliance with Law. No applicable Law or requirement of any Governmental Entity of competent jurisdiction shall be in effect on the applicable Closing Date which prohibits, restrains or invalidates the consummation of any of the transactions contemplated by this Agreement.
(iii)   Merger Agreement. The Merger Agreement shall be in full force and effect, and shall not have been terminated in accordance with its terms.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1   Representations and Warranties of the Company. On each Closing Date, the Company represents and warrants to the Purchaser that:
(a) The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.
(b) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
(c) The execution, delivery and performance of this Agreement by the Company do not constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under, or the creation of a lien on any of the assets of the Company pursuant to, any material agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a “Contract”), not otherwise terminable by the other party thereto on 90 days’ or less notice without penalty, that is binding upon the Company or (C) a violation of any Law to which the Company is subject, except, in the case of clause (B) or (C) of this Section 3.1(c), for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
(d) No action or proceeding of or before any court or administrative tribunal has been commenced or (to the Company’s knowledge) is threatened that would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.
(e) The Preferred Shares being purchased at such Closing have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and non-assessable.

Section 3.2   Representations and Warranties of the Purchaser.   On each Closing Date, the Purchaser represents and warrants to the Company that:
(a)   The Purchaser is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Pennsylvania and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement.
(b)   The Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)   The execution, delivery and performance of this Agreement by the Purchaser do not constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Purchaser, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under, or the creation of a lien on any of the assets of the Purchaser pursuant to, any material Contract binding upon the Purchaser or (C) a violation of any Law to which the Purchaser is subject, except, in the case of clause (B) or (C) of this Section 3.2(c), for any breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Purchaser to consummate the transactions contemplated by this Agreement.
(d)   No action or proceeding of or before any court or administrative tribunal has been commenced or (to the Purchaser’s knowledge) is threatened that would reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.
(e)   The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.
ARTICLE IV
ACKNOWLEDGMENTS
Section 4.1   Acknowledgments.   The Purchaser understands, agrees and acknowledges the following:
(a)   It has sufficient knowledge, skill, experience and professional advice to make its own evaluation of the merits and risks of investment in the Preferred Shares and is not relying on the views, advice or recommendations of the Company or any of its Affiliates in that regard and has been given the opportunity to conduct its own investigation regarding the Company and to ask such questions and receive such information concerning the Company as it has deemed necessary or advisable to make its investment decision. The Purchaser confirms that neither the Company nor its Affiliates has (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Preferred Shares or (ii) made any representation to the Purchaser regarding the legality of an investment in the Preferred Shares under applicable legal investment or similar laws or regulations, and the Purchaser, together with its professional advisers, has considered the suitability of the Preferred Shares as an investment in light of its own circumstances and financial condition and the Purchaser is able to bear the risks associated with an investment in the Preferred Shares. THE PURCHASE OF THE PREFERRED SHARES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.
(b) The subscription of the Preferred Shares by the Purchaser will be for its own account.
(c) It is not acquiring the Preferred Shares with a view to distribution thereof or with any present intention of offering or selling the Preferred Shares or any interest therein except as otherwise provided or permitted by this Agreement.
(d) The Preferred Shares have not been and will not be registered under the Securities Act, and, the Preferred Shares may not be offered, reoffered, sold, assigned, transferred, pledged, encumbered, hypothecated, granted or otherwise disposed of. The Preferred Shares are non-transferrable, except as expressly permitted pursuant to the redemption provisions of Section 6 of the Certificate of Designation, as the same may be amended from time to time. The Purchaser may not offer, reoffer, sell, assign, transfer, pledge, encumber, hypothecate, grant or otherwise dispose of any of the Preferred Shares, and the Purchaser shall not enter into any agreement to do any of the foregoing. Any transfer or purported transfer of Preferred Shares in violation of this Section 4.1(d) shall be null, void and of no effect.
(e) It has received, reviewed and had the opportunity to comment on the certificate of designation for the Preferred Shares (in the form attached hereto, the “Certificate of Designation”), and is aware of (i) the limited nature of the Preferred Share privileges and rights (including that holders of Preferred Shares may not vote, that the preferred shares are not transferrable, that the Preferred Shares may only be redeemed as set forth in the Certificate of Designation and that the Preferred Shares will be redeemed for $0.01 per Preferred Share in the event of a Regulatory Failure Merger Agreement Termination Event (as such term is defined in the Certificate of Designation) set forth therein and (ii) the qualifications, limitations or restrictions on the Preferred Shares set forth therein;
(f) each of the share certificates representing the Preferred Shares shall bear, and shall be subject to the restrictions indicated in, the following legend:
“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.
THE SERIES A PREFERRED STOCK IS NON-TRANSFERRABLE, EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE REDEMPTION PROVISIONS OF SECTION 6 OF THE CERTIFICATE OF DESIGNATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. NO HOLDER MAY OFFER, REOFFER, SELL, ASSIGN TRANSFER, PLEDGE, ENCUMBER, HYPOTHECATE, GRANT OR OTHERWISE DISPOSE OF ANY OF THE SHARES OF SERIES A PREFERRED STOCK, AND NO HOLDER SHALL ENTER INTO ANY AGREEMENT TO DO ANY OF THE FOREGOING. ANY TRANSFER OR PURPORTED TRANSFER OF SERIES A PREFERRED STOCK IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE NULL, VOID AND OF NO EFFECT.”
ARTICLE V
MISCELLANEOUS
Section 5.1   Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, email or overnight courier:
If to the Purchaser:
10 S. Dearborn
Corporate Headquarters, 54th Floor
Chicago, IL 60603
Attention: General Counsel
Email: darryl.bradford@exeloncorp.com
Fax: (312) 394-2368
with a copy to:
Kirkland & Ellis LLP,
655 Fifteenth St, N.W.
Attention: George P. Stamas
Email: gstamas@kirkland.com
Fax: (202) 879-5200

If to the Company:
701 Ninth Street, N.W.
Washington, DC 20068
Attention: Kevin C. Fitzgerald
Email: kcfitzerald@pepcoholdings.com
Fax: (202) 331-6485
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:
  Joseph B. Frumkin
  Audra D. Cohen
Fax: (212) 558-3588
Email:
  frumkinj@sullcrom.com
  cohena@sullcrom.com
or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission, if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.
Section 5.2   Assignments. Neither this Agreement nor any of the rights granted herein, nor any of the other interests and obligations created hereunder, may be transferred, assigned or delegated by any Party hereto without the prior written consent of each Party and any purported transfer, assignment or delegation without such consent shall be void.
Section 5.3   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.
(a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The Parties irrevocably submit to the personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.3.
(c)   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity.
Section 5.4   Severability.   The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 5.5   Payment Methods.   All payments to be made to the Company pursuant to this Agreement shall, unless otherwise specified by the Company in writing, be made in U.S. dollars in immediately available funds to the account provided to the Purchaser as of the date hereof.

Section 5.6   Entire Agreement. This Agreement (together with the Merger Agreement, the Company Disclosure Letter and the Parent Disclosure Letter (as such terms are defined in the Merger Agreement) and the Confidentiality Agreement (as such term is defined in the Merger Agreement)) and the other agreements entered into in connection with preserving the confidentiality of information, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE MERGER AGREEMENT, NEITHER THE PURCHASER NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
Section 5.7   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
Section 5.8   Further Assurances. From time to time after the date hereof, each Party hereto shall execute and deliver, or cause to be executed and delivered, such documents to any other Party hereto as such other party shall reasonably request in order to give full effect to the transactions contemplated by this Agreement.
Section 5.9   Modification or Amendment. Subject to the provisions of the applicable Laws, the Parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective Parties.
Section 5.10   Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 5.11   Remedies, Waivers. No failure to exercise, nor any delay in exercising, on the part of any Party hereto any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

Section 5.12   Interpretation; Construction.   (a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b)   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 5.13   No Rescission.   Notwithstanding anything to the contrary contained herein, no breach of any representation, warranty, covenant or agreement contained herein (or any other fact, matter or circumstance), shall give rise to any right on the part of any Party to rescind the purchase and sale of any Preferred Shares following the Closing with respect to such Preferred Shares.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Subscription Agreement as of the date first written above.

PEPCO HOLDINGS, INC.

By:
	Name:	Joseph M. Rigby
	Title:	Chairman of the Board, President and Chief Executive Officer

EXELON CORPORATION

By:
	Name:	William A. Von Hoene, Jr.
	Title:	Senior Executive Vice President and Chief Strategy Officer

[Signature Page to the Series A Non-Voting Non-Convertible Preferred Shares Subscription Agreement]

Annex E
EXECUTION VERSION
CERTIFICATE OF DESIGNATION
OF
SERIES A NON-VOTING NON-CONVERTIBLE PREFERRED STOCK
OF
PEPCO HOLDINGS, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Pepco Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that:
1. The Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at four hundred million (400,000,000) shares of common stock, par value $0.01 per share, and forty million (40,000,000) shares of preferred stock, par value $0.01 per share.
2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, privileges, voting powers and other rights of the shares of each such series and the qualifications, limitations or restrictions thereon.
3. The following resolution was adopted by action duly taken by the Board of Directors on April 29, 2014:
RESOLVED, that, pursuant to Article IV, Section C, of the Restated Certificate of Incorporation of the Company, the Board hereby authorizes the issuance of the Preferred Stock and the designation, preferences, privileges, voting powers and other rights of the shares of such Preferred Stock and the qualifications, limitations or restrictions thereon are as set forth in the certificate of designations establishing the Preferred Stock (the “Certificate of Designations”):

Section 1. Designation.
The designation of the series of preferred stock shall be “Series A Non-Voting Non- Convertible Preferred Stock” (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Series A Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Section 2. Number of Shares.
The number of authorized shares of Series A Preferred Stock shall be 18,000. That number from time to time may be decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized. The Company shall have the authority to issue fractional shares of Series A Preferred Stock. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company shall be canceled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.
Section 3. Definitions. As used herein with respect to Series A Preferred Stock:
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Board of Directors” has the meaning set forth in the recitals above.
“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.
“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
“Dividend Payment Date” has the meaning set forth in Section 4(a).
“Dividend Period” has the meaning set forth in Section 4(a).
“Dividend Record Date” has the meaning set forth in Section 4(a).
“Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Company and, if applicable, any transfer agent, registrar and paying agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and for all other purposes.
“Junior Stock” means the Common Stock and any other class or series of stock of the Company now existing or hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.
“Liquidation Preference Amount” means $10,000.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 29, 2014, by and among the Company, Exelon Corporation, a Pennsylvania corporation, and Purple Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Exelon Corporation.
“Other Merger Agreement Termination Event” means any termination of the Merger Agreement that is not a Regulatory Termination (as such term is defined in the Merger Agreement).
“Parity Stock” means any class or series of stock of the Company hereafter authorized that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
“Redemption Event” has the meaning set forth in Section 4(a).
“Regulatory Failure Merger Agreement Termination Event” means the occurrence of a Regulatory Termination (as such term is defined in the Merger Agreement).
“Senior Stock” means any class or series of stock of the Company now existing or hereafter authorized which has preference or priority over the Series A Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.
“Series A Preferred Stock” has the meaning set forth in Section 1.
Section 4. Dividends.
(a) Rate. Holders shall be entitled to receive, if, as and when declared by the Board of Directors, or any duly authorized committee thereof, but only out of assets legally available therefor, cumulative, non-participating cash dividends on the Liquidation Preference Amount per share of Series A Preferred Stock at the rate per annum specified below, and no more, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series A Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series A Preferred Stock will accrue daily on the

Liquidation Preference Amount per share (as from the date on which a Holder acquires such share of Series A Preferred Stock until the occurrence of a Regulatory Failure Merger Agreement Termination Event, an Other Merger Agreement Termination Event, or any redemption pursuant to Section 6(a)(i) (each, a “Redemption Event”) at a rate per annum equal to 0.1% (one-tenth of one percent). If, on any Dividend Payment Date, the Company fails to pay dividends in respect of the Series A Preferred Stock equal to all dividends on the Series A Preferred Stock accrued but unpaid as of such date, the accrued but unpaid dividends on the Series A Preferred Stock shall nonetheless accumulate and compound (at a rate per annum equal to 0.1% (one-tenth of one percent)) on such Dividend Payment Date and shall remain accumulated, compounding dividends at such 0.1% rate, until paid pursuant hereto. The record date for payment of dividends on the Series A Preferred Stock will be the fifteenth day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors, or any duly authorized committee thereof, that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable will be computed on the basis of a 360 day year of twelve 30 day months. As from the date and time of a Redemption Event, any pending dividend payments in respect of the Series A Preferred Stock shall be canceled and no further dividends in respect of the Series A Preferred Stock shall be payable.
(b) Priority of Dividends.   Such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or a duly authorized committee thereof, may be declared and paid on any Senior Stock, Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends. Neither the declaration nor the paying by the Company of, nor the failure by the Company to declare or pay, dividends to the Holders of the Series A Preferred Stock shall be a pre-condition to, prohibit or otherwise have any effect on, the declaration or payment of any dividend in respect of any Senior Stock, Junior Stock or Parity Stock or any other class or series of authorized stock of the Company.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series A Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the Liquidation Preference Amount per share, plus any any unpaid accrued and accumulated dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up, if and to the extent declared. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all

Holders and all holders of any Parity Stock, the amounts paid to the Holders and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.
(c) Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Stock are entitled have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, unless waived by Holders of a majority of the shares of Series A Preferred Stock, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, and the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company other than the Merger contemplated by the Merger Agreement shall be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.
Section 6. Redemption.
(a) Optional Redemption.
(i)
  Optional Redemption at Any Time. The Company, at the option of its Board of Directors, or any duly authorized committee thereof, may, at any time, redeem out of funds legally available therefor, in whole or in part, the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to the Liquidation Preference Amount per share, plus any unpaid accrued and accumulated dividends thereon.
(ii)
  Optional Redemption in Connection with a Regulatory Failure Merger Agreement Termination Event. In the event that a Regulatory Failure Merger Agreement Termination Event occurs, the Company, at the option of its Board of Directors, or any duly authorized committee thereof, may redeem all of the shares of Series A Preferred Stock at the time outstanding, which redemption shall be effective as of the time of such Regulatory Failure Merger Agreement Termination Event, at a redemption price equal to $0.01 per share. As of the time of such Regulatory Failure Merger Agreement Termination Event, all of the shares of Series A Preferred Stock shall be considered redeemed and no longer outstanding. For the avoidance of doubt, the delivery, pursuant to the Merger Agreement, of a notice of the Regulatory Termination (as such term is defined in the Merger Agreement) of the Merger Agreement shall be sufficient notice to the Holders of the redemption of the Series A Preferred

Stock pursuant to this Section 6(a)(ii) and shall be effective immediately upon delivery.
(b) Mandatory Redemption in Connection with an Other Merger Agreement Termination Event. In the event that an Other Merger Agreement Termination Event occurs, the Company shall promptly provide notice as contemplated by Section 6(c) below and redeem out of funds legally available therefor, in whole, the shares of Series A Preferred Stock at the time outstanding, at a redemption price equal to the Liquidation Preference Amount per share, plus any unpaid accrued and accumulated dividends thereon.
(c) Notice of Redemption. Notice of any redemption of shares of Series A Preferred Stock pursuant to Section 6(a)(i) or Section 6(b) shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least five business days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice shall state:
(i) the redemption date;
(ii) the number of shares of Series A Preferred Stock to be redeemed;
(iii) the redemption price;
(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and
(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
Section 7. Conversion Rights.
Series A Preferred Stock shall not be convertible into Senior Stock, Junior Stock or any other security, and does not otherwise have any conversion rights.
Section 8. Voting Rights.
(a) Except as otherwise provided in Section 8(b) hereof or as otherwise required by law, the holders of Series A Preferred Stock shall have no right or power to vote on any matter submitted to a vote of stockholders.
(b) The Company shall not (by amendment, merger, consolidation or otherwise), without the prior approval, by vote or written consent, of the holders of a majority of the Series

A Preferred Stock then outstanding, voting as a separate class, (i) increase the authorized number of shares of Series A Preferred Stock or (ii) amend or repeal the Certificate of Incorporation in any manner which adversely affects the rights, preferences or voting powers of the Series A Preferred Stock.
Section 9. Preemption.
The Holders shall not have any rights of preemption.
Section 10. Rank.
Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock, Parity Stock or any class or series of Senior Stock or any other securities ranking senior to the Series A Preferred Stock as to dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Section 11. Repurchase.
Subject to the limitations imposed herein, the Company may purchase and sell Series A Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors, or any other duly authorized committee thereof, may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent.
Section 12. Unissued or Reacquired Shares.
Shares of Series A Preferred Stock not issued or which have been issued and redeemed or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 13. No Sinking Fund.
Shares of Series A Preferred Stock are not subject to the operation of a sinking fund.
Section 14. Transfer Agent, Registrar and Paying Agent.
The Company shall be the initial transfer agent, registrar and paying agent for the Series A Preferred Stock and may, at its discretion, appoint a substitute, transfer agent, registrar or paying agent, provided that the Company provides notice of such substitution by first-class mail, postage prepaid, to the Holders.
Section 15. Replacement Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.
Section 16. Transfer Taxes.
The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or certificates representing such shares. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
Section 17. Notices.
All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: (i) if to the Company, to its office at 701 Ninth Street, N.W., Washington, D.C. 20068 (Attention: Corporate Secretary) or other agent of the Company designated as permitted by this Certificate of Designation or (ii) if to any Holder, to, 10 S. Dearborn, Corporate Headquarters, 54th Floor, Chicago, IL 60603 (Attention: General Counsel).
Section 18. Derivative Actions.
The shares of Series A Preferred Stock shall not confer upon its Holders any right to bring derivative actions against or on behalf of the Company.
Section 19. Restrictions On Transfer.
The Series A Preferred Stock is non-transferrable, except as expressly permitted pursuant to the redemption provisions of Section 6. No Holder may offer, reoffer, sell, assign, transfer, pledge, encumber, hypothecate, grant or otherwise dispose of any of the shares of Series A Preferred Stock, and no Holder shall enter into any agreement to do any of the foregoing. Any transfer or purported transfer of Series A Preferred Stock in violation of the foregoing restrictions shall be null, void and of no effect.

Section 20. Other Rights.
The shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights, other than as specifically set forth herein or in the Certificate of Incorporation.

IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by its Chairman of the Board, President and Chief Executive Officer this 29th day of April, 2014.
PEPCO HOLDINGS, INC.

By:	/s/ Joseph M. Rigby
Name: Joseph M. Rigby Title: Chairman of the Board, President and Chief Executive Officer

Exhibit A
FORM OF
SERIES A NON-VOTING NON-CONVERTIBLE PREFERRED STOCK
FACE OF SECURITY
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.
THE SERIES A PREFERRED STOCK IS NON-TRANSFERRABLE, EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE REDEMPTION PROVISIONS OF SECTION 6 OF THE CERTIFICATE OF DESIGNATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. NO HOLDER MAY OFFER, REOFFER, SELL, ASSIGN TRANSFER, PLEDGE, ENCUMBER, HYPOTHECATE, GRANT OR OTHERWISE DISPOSE OF ANY OF THE SHARES OF SERIES A PREFERRED STOCK, AND NO HOLDER SHALL ENTER INTO ANY AGREEMENT TO DO ANY OF THE FOREGOING. ANY TRANSFER OR PURPORTED TRANSFER OF SERIES A PREFERRED STOCK IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE NULL, VOID AND OF NO EFFECT.

Certificate Number	Number of Shares of Series A Preferred Stock

Series A Non-Voting Non-Convertible Preferred Stock
(par value $0.01 per share)
(liquidation preference U.S.$10,000 per share)
of
PEPCO HOLDINGS, INC.
Pepco Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that [  ] (the “Holder”) is the registered owner of [  ] fully paid and non-assessable preferred shares of the Company designated the Series A Non-Voting Non-Convertible Preferred Stock, with a par value of $0.01 per share and a liquidation preference of U.S.$10,000 per share (the “Series A Preferred Stock”). The Series A Preferred Stock is non- transferrable, except as expressly permitted pursuant to the redemption provisions of Section 6 of the Certificate of Designation (as defined below). No Holder may offer, reoffer, sell, assign, transfer, pledge, encumber, hypothecate, grant or otherwise dispose of any of the shares of Series A Preferred Stock, and no Holder shall enter into any agreement to do any of the foregoing. Any transfer or purported transfer of Series A Preferred Stock in violation of the foregoing restrictions shall be null, void and of no effect. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated April [29], 2014 as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
IN WITNESS WHEREOF, this certificated has been executed on behalf of the Company by its [Title] this [29th] day of April, 2014.

PEPCO HOLDINGS, INC.
By:
Name:
Title:

REVERSE OF SECURITY
Dividends on each share of Series A Preferred Stock shall be payable at the rate provided in the Certificate of Designation.
The shares of Series A Preferred Stock are not convertible into any other securities and bear no other conversion rights.
The shares of Series A Preferred Stock shall be redeemable at option of the Company in the manner and accordance with the terms set forth in the Certificate of Designation.
The shares of Series A Preferred Stock are subject to mandatory redemption by the Company in the manner and accordance with the terms set forth in the Certificate of Designation.
The Series A Preferred Stock is non·transferrable, except as expressly permitted pursuant to the redemption provisions of Section 6 of the Certificate of Designation. No Holder may offer, reoffer, sell, assign, transfer, pledge, encumber, hypothecate, grant or otherwise dispose of any of the shares of Series A Preferred Stock, and no Holder shall enter into any agreement to do any of the foregoing. Any transfer or purported transfer of Series A Preferred Stock in violation of the foregoing restrictions shall be null, void and of no effect.
The shares of Series A Preferred Stock shall not have voting rights or consent rights on any matter except in each case as required by Delaware law.
The shares of Series A Preferred Stock shall not confer upon its Holders any right to bring derivative actions against or on behalf of the Company.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

Annex F
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF
DELAWARE
§ 262. Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to§§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

 SPECIAL MEETING OF STOCKHOLDERS OF September 23, 2014 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, only one holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 1. To adopt the Agreement and Plan of Merger, dated as of April 29, 2014, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014 (the “Merger Agreement”), among Pepco Holdings, Inc., a Delaware corporation (“PHI”), Exelon Corporation, a Pennsylvania corporation, and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Exelon Corporation, whereby Purple Acquisition Corp. will be merged with and into PHI, with PHI being the surviving corporation (the “Merger”). 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of PHI in connection with the completion of the Merger. 3. To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at that time to approve the proposal to adopt the Merger Agreement. FOR AGAINST ABSTAIN P e p c o H o l d i n g s , I n c . C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 00030003030000001000 1 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

 0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 Delmarva Power Conference Center 4100 South Wakefield Drive Newark, Delaware 19702 Special Meeting of Stockholders - September 23, 2014 The undersigned hereby appoints JOSEPH M. RIGBY, FREDERICK J. BOYLE AND KEVIN C. FITZGERALD, and each of them, as proxies of the undersigned, with power of substitution, to attend the above Special Meeting to be held on Tuesday, September 23, 2014 at 10:00 a.m., Eastern time, at the Delmarva Power Conference Center, 4100 South Wakefield Drive, Newark, Delaware, and all adjournments and postponements thereof, and thereat to vote all shares of Common Stock of Pepco Holdings, Inc. that the undersigned would be entitled to vote if personally present on matters set forth in the Proxy Statement and upon such other matters as may properly come before the Special Meeting. The proxy conferred hereby will be voted in accordance with the voting instructions given on the reverse side. If no instructions are given on any matter, the proxy conferred hereby will be voted FORsuch matter, and in the discretion of the above-named proxy upon such other matters as may properly come before the Special Meeting. This Proxy is solicited on behalf of the Board of Directors of Pepco Holdings, Inc. (Continued and to be signed on the reverse side.) PROXY Attendance at the meeting is limited to stockholders and their legal proxies. ADMISSION TICKET - Bring this with you to the meeting. As described in the Proxy Statement, cameras, camera phones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases, weapons (including any item which may be deemed to be a weapon) or packages will not be permitted in the meeting room. In order to be admitted to the meeting, you must present a valid form of government-issued photo identification, such as a driver’s license, that matches your name on this admission ticket. Pepco Holdings, Inc. Special Meeting September 23, 2014 at 10:00 a.m. Delmarva Power Conference Center 4100 South Wakefield Drive Newark, Delaware 19702

 Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, only one holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Shares held in the Direct Stock Purchase and Dividend Reinvestment Plan are voted on this Proxy. 1. To adopt the Agreement and Plan of Merger, dated as of April 29, 2014, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014 (the “Merger Agreement”), among Pepco Holdings, Inc., a Delaware corporation (“PHI”), Exelon Corporation, a Pennsylvania corporation, and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Exelon Corporation, whereby Purple Acquisition Corp. will be merged with and into PHI, with PHI being the surviving corporation (the “Merger”). 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of PHI in connection with the completion of the Merger. 3. To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at that time to approve the proposal to adopt the Merger Agreement. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF September 23, 2014 MAIL - Mark, sign, and date your proxy card and return it (so that it is received on or before 5:00 p.m. Eastern Time the day before the meeting date) in the postage-paid envelope we have provided or return it to: Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821 TELEPHONE - 1-800-PROXIES (1-800-776-9437) Use any touchtone telephone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be given simple voting instructions to follow. INTERNET - www.voteproxy.com Use the Internet to transmit your voting instructions and for electronic delivery of information or scan the QR code with your smartphone up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the Web site. You will be given simple voting instructions to obtain your records and to create an electronic voting instruction form. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. P e p c o H o l d i n g s , I n c . C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x - OR - --------------- ---------------- 00030003030000001000 1 092314 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER - OR - FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ADMISSION TICKET on reverse side. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

 SPECIAL MEETING OF STOCKHOLDERS OF September 23, 2014 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Plan Participant Date: Signature of Plan Participant Date: Note: Please sign exactly as your name or names appear on this instruction form. If signing in capacity as beneficiary or executor, please give full title. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. THESE VOTING INSTRUCTIONS ARE VALID ONLY WHEN SIGNED AND DATED. 1. To adopt the Agreement and Plan of Merger, dated as of April 29, 2014, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014 (the “Merger Agreement”), among Pepco Holdings, Inc., a Delaware corporation (“PHI”), Exelon Corporation, a Pennsylvania corporation, and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Exelon Corporation, whereby Purple Acquisition Corp. will be merged with and into PHI, with PHI being the surviving corporation (the “Merger”). 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of PHI in connection with the completion of the Merger. 3. To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at that time to approve the proposal to adopt the Merger Agreement. FOR AGAINST ABSTAIN P e p c o H o l d i n g s , I n c . C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 00030003030000001000 1 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

 0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 Delmarva Power Conference Center 4100 South Wakefield Drive Newark, Delaware 19702 Special Meeting of Stockholders - September 23, 2014 The undersigned hereby instructs the trustee(s) (collectively, the “Trustee”) of the Pepco Holdings, Inc. (the “Company”) Retirement Savings Plan (the “Plan”) to vote shares of the Company’s Common Stock that are credited to the account(s) of the undersigned in the Plan (the “Plan Shares”) at the Company’s Special Meeting of Stockholders (the “Special Meeting”), to be held on Tuesday, September 23, 2014 at 10:00 a.m., Eastern time, at the Delmarva Power Conference Center, 4100 South Wakefield Drive, Newark, Delaware, and at all adjournments and postponements thereof, on matters set forth in the accompanying Proxy Statement and upon such other matters as may properly come before the Special Meeting. If you are a current or former employee who is a participant in the Plan, then the number of shares printed on the enclosed instruction form represents the number of Plan Shares credited to your account(s). By completing, dating, signing and returning this instruction form, you will be providing the Trustee with instructions on how to vote the Plan Shares at the Special Meeting. If you do not provide voting instructions for your Plan Shares as to any matter to be approved at the Special Meeting, the Trustee will vote the Plan Shares in proportion to the voting instructions given on that matter by the other participants in the Plan. (Continued and to be signed on the reverse side.) VOTING INSTRUCTION FORM Attendance at the meeting is limited to stockholders and their legal proxies. ADMISSION TICKET - Bring this with you to the meeting. As described in the Proxy Statement, cameras, camera phones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases, weapons (including any item which may be deemed to be a weapon) or packages will not be permitted in the meeting room. In order to be admitted to the meeting, you must present a valid form of government-issued photo identification, such as a driver’s license, that matches your name on this admission ticket. Pepco Holdings, Inc. Special Meeting September 23, 2014 at 10:00 a.m. Delmarva Power Conference Center 4100 South Wakefield Drive Newark, Delaware 19702

 Signature of Plan Participant Date: Signature of Plan Participant Date: Note: Please sign exactly as your name or names appear on this instruction form. If signing in capacity as beneficiary or executor, please give full title. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. THESE VOTING INSTRUCTIONS ARE VALID ONLY WHEN SIGNED AND DATED. 1. To adopt the Agreement and Plan of Merger, dated as of April 29, 2014, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014 (the “Merger Agreement”), among Pepco Holdings, Inc., a Delaware corporation (“PHI”), Exelon Corporation, a Pennsylvania corporation, and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Exelon Corporation, whereby Purple Acquisition Corp. will be merged with and into PHI, with PHI being the surviving corporation (the “Merger”). 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of PHI in connection with the completion of the Merger. 3. To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at that time to approve the proposal to adopt the Merger Agreement. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF September 23, 2014 MAIL - Mark, sign, and date your proxy card and return it (so that it is received on or before 11:59 p.m. Eastern Time on September 19, 2014) in the postage-paid envelope we have provided or return it to: Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821 TELEPHONE - 1-800-PROXIES (1-800-776-9437) Use any touchtone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 19, 2014. Have your proxy card in hand when you call. You will be given simple voting instructions to follow. INTERNET - www.voteproxy.com Use the Internet to transmit your voting instructions and for electronic delivery of information or scan the QR code with your smartphone up until 11:59 p.m. Eastern Time on September 19, 2014. Have your proxy card in hand when you access the Web site. You will be given simple voting instructions to obtain your records and to create an electronic voting instruction form. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. P e p c o H o l d i n g s , I n c . C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x - OR - --------------- ---------------- 00030003030000001000 1 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER - OR - FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ADMISSION TICKET on reverse side. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.